As filed with the Securities and Exchange Commission on May 2, 2025

File No. 000-56726

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

BLACKSTONE PRIVATE REAL ESTATE CREDIT AND INCOME FUND

(Exact name of registrant as specified in charter)

Delaware	33-6657275
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

345 Park Avenue, 24th Floor, New York, NY	10154
(Address of principal executive offices)	(Zip Code)

(212) 588-6700

(Registrant’s telephone number, including area code)

with copies to:

Kevin Michel Samuel M. Kardon Lucie Enns Blackstone Private Real Estate Credit and Income Fund 345 Park Avenue, 24th Floor New York, NY 10154	Rajib Chanda Simpson Thacher & Bartlett LLP 900 G. Street, N.W., Washington, DC 20001	Benjamin Wells Jonathan Gaines Bissie Bonner Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares of Beneficial Interest, par value $0.01 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

Blackstone Private Real Estate Credit and Income Fund (the “Company”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Company has filed an election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company has filed this Registration Statement on a voluntary basis to provide current public information to the investment community and to comply with applicable requirements in the event of the future quotation or listing of its securities on a national securities exchange or the future quotation or listing of its securities on any other public trading market.

In this Registration Statement, except where the context suggests otherwise:

•	the terms “we,” “us,” “our,” “BREC” and the “Company,” refer to Blackstone Private Real Estate Credit and Income Fund;

•	the term “Adviser” refers to Blackstone Real Estate Special Situations Advisors L.L.C., our investment adviser; and.

•	the term “Administrator” refers to Blackstone Real Estate Special Situations Advisors L.L.C., our administrator.

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Company will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).

This Registration Statement does not constitute an offer of securities of the Company or any other Blackstone entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. Additionally, we will be subject to the proxy rules in Section 14 of the 1934 Act and the Company, trustees, executive officers and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the 1934 Act. The SEC maintains an Internet Website (http://www.sec.gov) that will contain the reports mentioned in this section.

We have elected to be regulated as a BDC under the 1940 Act and are subject to the 1940 Act requirements applicable to BDCs. In addition, we intend to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:

•	our future operating results;

•	our business prospects and the performance of properties securing or underlying our investments;

•	changes in political, economic or real estate market conditions, the inflation and interest rate environment or conditions affecting the financial and capital markets;

•	our ability to raise sufficient capital to execute our investment strategy;

•	our contractual arrangements and relationships with third parties;

•	our expected financings and investments;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our investments;

•	actual and potential conflicts of interest with the Adviser and its affiliates;

•	the dependence of our future success on the general economy and its effect on our investments;

•	our ability to qualify for and maintain our qualification as a BDC and as a RIC under Subchapter M of the Code;

•	the timing, form and amount of any distributions;

•	the impact of fluctuations in interest rates on our business;

•	the valuation of our investments, particularly those having no liquid trading market;

•	the impact of changes to generally accepted accounting principles;

•	the impact of changes to tax legislation and, generally, our tax position;

•	the ability of our Adviser to locate suitable investments for us and to monitor and administer our investments; and

•	the ability of the Adviser and its affiliates to attract and retain highly talented professionals.

In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Other factors that could cause actual results to differ materially include:

•	changes in the economy;

•	risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters or global pandemics; and

•	future changes in laws or regulations and conditions in our operating areas.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this Registration Statement are excluded from the safe harbor protection provided by Section 21E of the 1934 Act.

SUMMARY RISK FACTORS

The following is only a summary of the principal risks that may adversely affect our business, financial condition and results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Item 1A. Risk Factors.”

Some of the more significant risks relating to our business, our ongoing private offering and investment in our common shares include:

•	We are a new company and have no operating history. There is no assurance that we will achieve our investment objectives.

•	We are subject to risks inherent to the real estate market. Our operating results will be affected by global and national economic and market conditions generally.

•

Fluctuations in interest rates and credit spreads could reduce our ability to generate income on our loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments and may limit our ability to pay distributions to our shareholders.

•

Our results of operations, financial condition, liquidity position, and business could be materially adversely affected if we experience (i) difficulty accessing financing or raising capital, including due to a significant dislocation in or shut-down of the capital markets, (ii) a reduction in the yield on our investments, (iii) an increase in the cost of our financing, (iv) an inability to borrow incremental amounts or an obligation to repay amounts under our financing arrangements, or (v) defaults by borrowers in paying debt service on outstanding loans.

•	If we become the owner of real estate through foreclosure or otherwise, we are subject to risks inherent in the ownership and operation of real estate and development of real estate.

•

An investment in our common shares will have limited liquidity and there can be no assurance investors will be able to sell common shares at any given time or at a desired price, if at all. We do not intend to list our common shares on any securities exchange. Although we expect to implement a share repurchase program, any liquidity it may provide is limited and subject to the discretion of the Board of Trustees. Moreover, there is not, and will likely not be, a secondary market.

•

A large proportion of our common shares are expected to be concentrated in a small number of shareholders, including affiliates of the Adviser, which exposes us to risks, including risks related to the repurchase of our common shares.

•

There is a risk that investors in our common shares may not receive distributions or that our distributions may decrease over time. The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from our offerings. Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

•	We may have difficulty paying distributions and the tax character of any distributions is uncertain.

•	We are subject to the 1940 Act regarding our ability to transact with affiliates of the Company.

•

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

•

We have not established any limit on the amount of funds we may use from available sources, such as borrowings, if any, or proceeds from offerings, to fund distributions (which may reduce the amount of capital we ultimately invest in assets).

•	The Company intends to invest primarily in private instruments for which very little public information exists.

•	The Company expects to invest in securities rated below investment grade, which are often referred to as “junk.”

•	The Company intends to use leverage. For a complete discussion of the risks associated with the Company’s use of leverage, see “Item 1A. Risk Factors—Risks Related to Debt Financing.”

•

As required by the 1940 Act, a significant portion of our investment portfolio is and will be recorded at fair value as determined by the Adviser, in its capacity as “Valuation Designee,” and, as a result, there is and will be uncertainty as to the value of our portfolio investments. The net asset value (“NAV”) of our common shares may fluctuate significantly.

•

We face risks from geopolitical events that may cause market disruptions. Local, regional, or global events such as war (e.g., Russia/Ukraine), trade conflicts or disruptions, acts of terrorism, public health issues like pandemics or epidemics (e.g., COVID-19), recessions, or other economic, political and global macro factors and events could lead to a substantial economic downturn or recession in the U.S. and global economies and have a significant impact on the Company and its investments. The recovery from such downturns is uncertain and may last for an extended period of time or result in significant volatility, and many of the risks discussed herein associated with an investment in the Company may be increased.

•

Adverse legislative or regulatory developments, including with respect to tax laws, securities laws, and the laws governing financial and lending institutions, could increase our cost of doing business and/or reduce our operating flexibility and the net asset value of our common shares.

•

Acts of God such as hurricanes, earthquakes and other natural disasters, pandemics or outbreaks of infectious disease, acts of war and/or terrorism and other events that can markedly impact financial markets may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments.

•

Deterioration in the performance of properties securing our investments may cause deterioration in the performance of our investments, instances of default or foreclosure on such properties and, potentially, principal losses to us.

•	Our investments may be concentrated in a limited number of industries, which may subject us to a risk of significant loss if there is a downturn in a particular industry.

•	Adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise, could adversely affect our results of operations.

•	Difficulty or delays in redeploying the proceeds from repayments of our existing loans and investments may cause our financial performance and returns to investors to decline.

•

Cybersecurity and data protection risks could result in the loss of data, interruptions in our business, damage to our reputation, and subject us to regulatory actions, increased costs and financial losses, each of which could have a material adverse effect on our business and results of operations.

•	Technological innovations and other developments could adversely affect the Company and its investments.

•

The Adviser and its affiliates, including our officers and some of our trustees, face conflicts of interest, which could result in actions that are not in the best interests of our shareholders. There may be conflicts of interest related to obligations that the Adviser’s senior management and investment team have to other Blackstone clients. Our business depends on the Adviser and its ability to allocate time and resources to perform its responsibilities under the Investment Advisory Agreement.

•	We must comply with certain requirements under the Code in order to maintain RIC tax treatment.

•

Regulations governing our operation as a BDC and RIC will affect our ability to raise, and the way in which we raise, additional capital or borrow for investment purposes, which may have a negative effect on our growth.

•	Changes in federal income tax laws or administrative interpretations thereof may materially and adversely affect our business.

•

The requirement that we invest a sufficient portion of our assets in “Qualifying Assets,” as defined in the 1940 Act, could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in Qualifying Assets could result in our failure to maintain our status as a BDC.

ITEM 1.	BUSINESS

We are a newly formed, externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act and intends to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a RIC under Subchapter M of the Code. We were formed as a Delaware Trust on October 14, 2024. As a BDC, we must comply with certain regulatory requirements, and to qualify for and maintain RIC tax treatment under Subchapter M of the Code, we must comply with certain income source, asset diversification and distribution requirements. See “Item 1. Business—Regulation as a Business Development Company” and “Item 1. Business—Material U.S. Federal Income Tax Considerations.”

We are externally managed by the Adviser, an affiliate of Blackstone Inc. (“Blackstone”). Our Adviser is a limited liability company that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Our Adviser oversees the management of our activities and is responsible for making investment decisions with respect to our portfolio. It is expected initially that a large proportion of common shares will be held by a small number of shareholders, including affiliates of the Adviser.

The Company’s investment strategy is to originate, acquire, finance and manage a portfolio consisting of a broad range of real estate-related investments in or relating to private and public debt, equity or other interests on a global basis, with a primary focus in the U.S. The Company may invest in, or originate, real estate-related debt and equity securities, including subordinated debt, mortgage-backed securities (“MBS”), B-Notes and collateralized loan obligations (“CLOs”). See “Item 1A. Risk Factors—Risks Related to the Company’s Investments.” Subject to the restrictions of applicable law, there are no limitations on the Company’s ability to originate loans. Through our Adviser, we draw on Blackstone’s extensive real estate debt investment platform and its established sourcing, underwriting, and structuring capabilities to execute our investment strategy. In addition, we have access to Blackstone’s extensive network and substantial real estate and other investment holdings, which provides access to market data on a scale that may generally not be available to others in the market.

See “Item 1. Business—Regulation as a Business Development Company” for discussion of BDC regulation and other regulatory considerations.

We may co-invest, subject to the conditions included in the exemptive order received by affiliates of our Adviser from the SEC, with certain of our affiliates. See “Item 1. Business—Potential Conflicts of Interest; Co-Investment Opportunities” and “Item 7. Certain Relationships and Related Transactions, and Trustee Independence” below. We believe that such co-investments afford us additional investment opportunities and insights, enhancing our ability to build a diverse portfolio.

As a BDC, we are generally required to invest at least 70% of our total assets in Qualifying Assets.

Under normal circumstances, we will invest directly or indirectly at least 80% of our assets (net assets plus borrowings for investment purposes) in private real estate credit investments (loans, debt securities, preferred stock) and other investments that are expected to (i) make regular distributions, dividends, interest, rent or other similar types of payments and (ii) generate returns primarily from income (including investments in leased assets that meet these criteria), in each case, that are offered privately or are investments in private companies.

We are permitted to issue multiple classes of indebtedness and one class of shares senior to our common shares, collectively defined as senior securities in the 1940 Act, if our “Asset Coverage,” as defined in the 1940 Act, would at least equal 150% immediately after each such issuance.

Unless otherwise noted, numerical information relating to Blackstone and Blackstone Real Estate Debt Strategies (“BREDS”), is approximate as of December 31, 2024.

About Our Adviser, BREDS and Blackstone

The Company’s investment activities are managed by our Adviser, an investment adviser registered with the SEC under the Advisers Act. Our Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments, monitoring our investments on an ongoing basis, making investment decisions for us (including negotiating the terms, and dispositions, of our investments) and negotiating, obtaining and managing financing facilities and other forms of leverage.

Our Adviser is a part of Blackstone, which is the world’s largest alternative asset manager. Blackstone’s assets under management include investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Through its different businesses, Blackstone had total assets under management of over $1.1 trillion as of December 31, 2024.

Our Adviser benefits from the resources, relationships, and expertise of the 868 professionals in Blackstone’s global real estate group. As the largest owner of commercial real estate globally, Blackstone’s extensive reach across the real estate market drives proprietary insight which enables premier investment performance. Our Adviser’s underwriting and credit process is fully integrated within the Blackstone platform, resulting in highly informed investment and asset management decisions. For example, our Adviser’s Investment Committee (the “Investment Committee”) consists of, among others: Kenneth Caplan, Co-Chief Investment Officer of Blackstone overseeing business areas including real estate, and Kathleen McCarthy and Nadeem Meghji, Global Co-Heads of Blackstone Real Estate.

BREDS was launched in 2008 within Blackstone’s global real estate group to pursue opportunities relating to real estate debt investments globally, with a focus primarily on North America and Europe. As of December 31, 2024, 172 dedicated BREDS professionals, including 30 investment professionals based in London and Australia, managed $77 billion of investor capital. We believe that the team’s comprehensive knowledge of local markets, relationships, and legal and regulatory frameworks provides a competitive edge in sourcing and executing transactions around the world.

BREDS benefits from the proprietary data emanating from Blackstone Real Estate’s over 12,000 commercial assets and $586 billion real estate portfolio based on total enterprise value, which represents total real estate value of all drawn, closed and committed investments in Blackstone Real Estate’s institutional strategies. These real-time market insights and trends can inform BREDS’ underwriting and lending decisions and further bolster its competitive position as a preeminent real estate debt lender and investor.

Investment Strategy

BREC will aim to originate, acquire, finance and manage a portfolio consisting of a broad range of real estate-related investments in or relating to private and public debt, equity or other interests on a global basis. BREC will generally focus on sourcing investments and primarily invest (70% or greater) in the U.S., given that investments outside the U.S. generally will not be BDC Qualifying Assets. BREC expects its borrowers to primarily be special purpose vehicles formed to invest in real estate.

BREC does not have limits on maturity and duration of individual loans and has the flexibility to invest across different strategies and geographies where we find the most compelling value and opportunities – Global Lending, Real Estate Securities and Structured Solutions. We will maintain a focus on lending on high-quality assets across these strategies:

•

Global Lending: BREC intends to originate and acquire loans across the spectrum of commercial and residential real estate, including senior loans, B-Notes, mezzanine loans and other investments (such as preferred equity) that are subordinated or otherwise junior in the capital structure that involve privately negotiated structures. The underlying assets for these investments will include commercial and residential properties in various stages of their business plan, including properties in transition.

•

Real Estate Securities: BREC will seek to invest in liquid real estate-related debt, primarily CMBS but also RMBS and commercial real estate CLOs. BREC’s investments in securities will add access to a wider array of asset and credit profiles (from investment grade to below investment grade), while also allowing BREC to capitalize during periods when public market securities prices diverge from underlying collateral value.

•

Structured Solutions: BREC will seek to provide creative financing solutions to borrowers or other counterparties with real estate-related investments in need of liquidity or balance sheet solutions related to their exposure to real estate assets, including purchases of discounted performing bank loan portfolios.

Market Opportunity

The commercial real estate sector experienced a decline in transaction activity in 2022 and 2023 as higher interest rates in conjunction with tightened monetary policy introduced volatility in the market and raised overall cost of capital for investors. Over the course of 2024, we have observed a recovery in the commercial real estate sector, as outlook on rates and valuations have become increasingly constructive. Real estate valuations have generally been stable or increased in value over this time, and we believe represent an attractive entry point for investors. As the market has continued to improve, the increased transaction volume has driven demand for commercial real estate debt capital. With the more favorable commercial real estate backdrop, we believe we are well-positioned in an evolving competitive landscape. Both national and regional banks, which traditionally make up 50% of the commercial real estate mortgage lending market, have reduced lending activity due to regulatory and operational pressures, resulting in reduced competition and wider lending spreads. We believe that growing demand for real estate capital solutions, paired with limited supply, will further support our ability to pursue investments that generate attractive risk-adjusted returns.

Investment Process

Investment Sourcing

Blackstone is one of the largest buyers, sellers, financers and managers of commercial real estate in the world. Blackstone believes it sees significantly more deal flow than its competitors and has earned a reputation as a preferred sponsor and lender in the real estate market because of its capacity to underwrite and execute complex transactions with speed and certainty.

The Company expects the primary sources of investment opportunities to include:

•	Major private equity firms, corporations, developers and other real estate owners with which Blackstone has worked in the past and that wish to finance assets

•	Investment/commercial banks

•	Brokers/dealers

•	Relationships of Blackstone senior managing directors and professionals

The Company expects to benefit from the BREDS platform’s track record of sourcing investments, performance and certainty of execution, as well as BREDS’ commitment to treating counterparties fairly, which have led to significant recurring business.

BREDS has cultivated relationships with over 600 real estate borrowers globally,(1) providing an active sourcing pipeline of recurring investment opportunities. Since inception, 85% of BREDS originations have come from repeat borrowers.

Investment Screening

The Company will focus on evaluating opportunities that can lead to attractive investments, and will evaluate opportunities based on several criteria, including whether an investment is consistent with the Company’s investment themes and risk/return profiles. The Company will consider the following in its underwriting:

•	Quality of the underlying collateral

•	Quality of the borrower/issuer

•	Local market conditions

•	Leverage

•	Structure of the loan

•	Other potential risks or issues associated with the investment

The Company may elect not to move forward on an investment if, among other things, any combination of the following risk factors exists:

•	Physical issues of the collateral

•	Inferior financial or management capabilities of borrower/issuer

•	Structuring impediments

•	Limited cash flow or future prospects of cash flow for debt service over the long term

•	Local market concerns

All potential investments are discussed and evaluated numerous times throughout the due diligence process leading up to approval by the Investment Committee for significant investments (or the applicable prescribed subset of BREDS professionals for smaller investments). As a result, only a small percentage of investments reviewed are expected to survive the full investment review process.

Investment Due Diligence

The Adviser will conduct comprehensive diligence on each investment opportunity as it deems appropriate. Findings from the analyses are discussed with the investment team and senior managing directors as needed throughout the diligence process. This iterative process will allow any risks/issues to be discussed with senior leadership and addressed before the investment is formally presented to Investment Committee.

Examples of the types of due diligence typically conducted are:

•

Financial Due Diligence: The Company will benefit from utilizing BREDS’ proprietary underwriting models to prepare cash flow projections that include property-specific and market operating assumptions.

(1)

Reflects percentage of loan commitments generated by repeat borrowers, inclusive of loan portfolios and other acquisitions from existing relationships, spanning BREDS-related activity across the Blackstone Real Estate business.

•

Market Review: The Adviser conducts a thorough review of the underlying market supply/demand fundamentals. We believe that Blackstone Real Estate’s expansive business provides valuable real-time information that informs its understanding of the local market dynamics, including, for example, leasing momentum, rental growth and supply and demand dynamics.

•

Property/Portfolio Review: Assumptions will generally be developed from analysis of historical operating performance, discussions with local real estate contacts or sector experts, and a review of published data and data from Blackstone’s proprietary sources, including portfolio companies.

•

Legal and Tax Due Diligence: The Adviser will work closely with outside counsel to review, diligence and negotiate applicable legal and property specific documents pertaining to an investment. Additionally, the Adviser will conduct due diligence on the parties it lends to and their major principals. Lastly, the Adviser will work with internal and external tax advisors to structure investments in an efficient manner.

•

Books and Records: The Adviser will work with third-party accounting and diligence consultants as deemed necessary to review relevant books and records, confirm cash flow information and conduct other similar types of analysis.

•

Counterparty Diligence: The Adviser will seek to confirm that the entity with whom it is entering into a transaction is a reputable market participant and work with outside counsel to assess potential counterparty risks associated with investments.

Investment Committee Approval

BREC’s investment activity will be overseen by Kathleen McCarthy and Nadeem Meghji, Global Co-Heads of Blackstone Real Estate, Giovanni Cutaia, Global COO of Blackstone Real Estate and Global Head of Blackstone Real Estate Asset Management, Timothy Johnson, Global Head of BREDS and Chairperson of the Board of Trustees, Katharine A. Keenan, Global Co-CIO of BREDS, Michael Wiebolt, Global Co-CIO of BREDS, and Brian Kim, Global COO of BREDS and CEO of BREC. Including these senior professionals, the Investment Committee comprises the following Blackstone Senior Managing Directors:

Professional	Title	Location
BREDS Investment Committee – Senior Managing Directors
Kenneth Caplan	Global Co-CIO of Blackstone	New York
Kathleen McCarthy	Global Co-Head of Real Estate	New York
Nadeem Meghji	Global Co-Head of Real Estate	New York
Giovanni Cutaia	Global COO of Real Estate; Global Head of Real Estate Asset Management	New York
Timothy Johnson	Global Head of BREDS, Chairperson of the BREC Board of Trustees	New York
Katharine A. Keenan	Global Co-CIO of BREDS	New York
Michael Wiebolt	Global Co-CIO of BREDS	New York
Brian Kim	Global COO of BREDS, CEO of BREC	New York
Robert Harper	President of BREIT and Head of Real Estate Asset Management Americas	New York
Stephen Plavin	BREDS Head of Europe	London
Michael Eglit	Head of U.S. Originations	New York
Jacob Werner	Co-Head of Real Estate Acquisitions Americas	Miami

While significant deals will be approved by the Investment Committee, findings from the analyses will be discussed with the investment team and senior managing directors as needed throughout the diligence process. Smaller transactions are reviewed and approved by a prescribed subset of BREDS professionals. This iterative process will allow any risks/issues to be discussed with senior leadership and addressed before the investment is formally presented to the Investment Committee.

Investment Management Post-Closing

The BREDS asset management and portfolio management teams consist of 38 dedicated professionals located in New York and London. The BREDS asset management and portfolio management teams are further supplemented by the full global BREDS team, including capital markets, finance, legal & compliance and investment professionals, as well as third-party loan servicers and Portfolio Entity (as defined below) service providers.

BREDS’ “hands-on” asset management strategy consists of proactive oversight of a property’s underlying cash flows and business plan execution, ensuring compliance with loan documentation, and active monitoring of local market trends. In addition, BREDS has regular discussions with the borrowers/sponsors, which provides valuable property insights that may result in new investment opportunities. BREDS remains involved in most situations within the asset management or special servicing of a loan, including lease approval requirements, workouts, restructurings, extension requests or any other loan modifications and resolutions.

Potential Conflicts of Interest; Co-Investment Opportunities

Blackstone has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of Blackstone, the Adviser, the Company, the other Blackstone clients, borrowers and issuers of the Company and other Blackstone clients and affiliates, partners, members, shareholders, officers, directors and employees of the foregoing, some of which are described herein. References throughout this Registration Statement to “Portfolio Entity” describe, individually and collectively, any entity owned, directly or indirectly through subsidiaries, by the Company or other Blackstone clients, including, as the context requires, portfolio companies, holding companies, special purpose vehicles and other entities through which investments are held, including the issuers or borrowers thereof. Not all potential, apparent and actual conflicts of interest are included in this Registration Statement, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. Potential investors should review Item 7(a). Certain Relationships and Related Party Transactions, and Trustee Independence—Transactions with Related Persons, Promoters and Certain Control Persons—Potential Conflicts of Interest and the Adviser’s Form ADV carefully before making an investment decision.

If any matter arises that the Adviser determines in its good faith judgment constitutes an actual and material conflict of interest, the Adviser and relevant affiliates will take the actions they determine appropriate to mitigate the conflict, which will be deemed to fully satisfy any fiduciary duties they may have to the Company or the investors. Thereafter, the Adviser and relevant affiliates will be relieved of any liability related to the conflict to the fullest extent permitted by law.

Actions that could be taken by the Adviser or its affiliates to mitigate a conflict include, by way of example and without limitation, (i) if applicable, handling the conflict as described in this Registration Statement, (ii) disposing of the investment or security giving rise to the conflict of interest, (iii) disclosing the conflict to investors of the Company (including, without limitation, in financial statements and periodic filings), (iv) appointing an independent representative (an “Independent Client Representative”) to act or provide consent with respect to the matter giving rise to the conflict of interest, (v) in the case of conflicts among clients, creating groups of personnel within Blackstone separated by information barriers (which may be temporary and limited purpose in nature), each of which would advise or represent one of the clients that has a conflicting position with other Blackstone clients, (vi) implementing policies and procedures reasonably designed to mitigate the conflict of interest, (vii) seeking approval from the independent members of the Company’s board of trustees (“Board of Trustees”), or (viii) otherwise handling the conflict as determined appropriate by the Adviser in its good faith reasonable discretion.

There can be no assurance that the Adviser will identify or resolve all conflicts of interest in a manner that is favorable to the Company, and investors may not be entitled to receive notice or disclosure of the occurrence of these conflicts or have any right to consent to them. By acquiring an interest in the Company, each investor will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest to the fullest extent permitted by law; provided that such consent waiver shall not be construed as a waiver of the shareholder’s rights under federal securities laws or a consent to a violation of federal securities laws. Any specific consent to and waiver of certain conflicts of interest described below in no way limits the generality of the foregoing, which is applicable to all conflicts of interest described herein.

Investment Advisory Agreement

The Adviser provides management services to us pursuant to our Amended and Restated Investment Advisory Agreement with the Adviser (“Investment Advisory Agreement”). Under the terms of the Investment Advisory Agreement, the Adviser is responsible for the following:

•

determining the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes in accordance with our investment objective, policies and restrictions;

•	identifying investment opportunities and making investment decisions for us, including negotiating the terms, and dispositions, of our investments;

•	monitoring our investments;

•	performing due diligence on prospective investments;

•	exercising voting rights and making decisions in respect of our investments, including, without limitation, workouts with respect to private loan investments;

•

on our behalf, negotiating, entering into and otherwise causing us to take all actions required or appropriate in order to perform under and effectively utilize master repurchase agreements that function as senior secured credit facilities and securities repurchase agreement transactions (both of which would be deemed to be reverse repurchase agreements under the 1940 Act), bank credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt issuances (including through offerings of CLOs and other securitizations) and derivative instruments, in addition to transaction or asset-specific funding arrangements, other financing arrangements, or any other form of leverage, interest rate or currency swap agreements, hedging agreements, foreign exchange transactions, derivative transactions, and other agreements and instruments in connection with our activities;

•

providing us with such other investment advisory and related services as we may, from time to time, reasonably require, or which the Adviser reasonably deems to be appropriate and advisable, for the investment of capital and the management of the business and affairs of the Company; and

•

engaging and supervising, on our behalf and at our expense, independent contractors, advisors, consultants, attorneys, accountants, auditors and other service providers (which may include affiliates of the Adviser) that provide various services with respect to the Company, including, without limitation, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services and all other services (including transfer agent and registrar services) as may be required relating to our activities or investments (or potential investments).

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired.

Advisory Fees

Pursuant to the Investment Advisory Agreement, the Adviser will not charge any advisory fees to the Company.

Indemnification

The Company’s Second Amended and Restated Declaration of Trust (the “Declaration of Trust”) provides that, to the fullest extent permitted by applicable law, none of the Company’s officers, trustees or employees (each, an “Indemnified Person”) will be liable to the Company or to any shareholder for any act or omission performed or omitted by any such Indemnified Person (including any acts or omissions of or by another Indemnified Person), in the absence of willful misfeasance, gross negligence, bad faith, reckless disregard of the duties involved in the conduct of such Indemnified Person’s respective position (“Indemnified Person Disabling Conduct”).

The Company will indemnify each Indemnified Person for any loss or damage incurred by it in connection with any matter arising out of, or in connection with, the Company, including the operations of the Company and the offering of common shares, except for losses incurred by an Indemnified Person arising solely from the Indemnified Person’s own Indemnified Person Disabling Conduct.

Under the indemnification provision of the Declaration of Trust, expenses (including attorneys’ fees) incurred by each Indemnified Person in defending any action, suit or proceeding for which they may be entitled to indemnification shall be paid in advance of the final disposition of the action, suit or proceeding. However, any such indemnification or payment or reimbursement of expenses will be subject to the applicable requirements of the 1940 Act.

So long as the Company is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. In addition, the Company has obtained liability insurance for its officers and trustees.

Administration Agreement

Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, administrative services.

In consideration for the administrative services provided pursuant to the Administration Agreement, the Administrator is entitled to receive an administration fee (the “Administration Fee”) payable, settled and paid monthly by us in an amount equal to the greater of (i) $41,666.67 and (ii) 1⁄12 of 0.1% of our NAV as of the last day of the applicable month, before giving effect to any accruals for the Administration Fee. The Administration Fee will be separate from and additional to any Company Expenses (as defined in “Item 2. Financial Information—Expenses,” including administrative expenses incurred in connection with investments and which may include fees paid to any Portfolio Entities). From time to time, the Administrator on behalf of the Company will engage other parties, including Portfolio Entities, to perform certain administrative duties it is obligated to provide. The fees, costs and expenses of any such service providers, including Portfolio Entities, will be offset against the Administration Fees payable to the Administrator, and the Administrator will bear any amounts in excess of the Administration Fee. Expenses for services not covered by the Administration Agreement, including administrative expenses incurred in connection with investments and Portfolio Entities, will be borne by the Company over and above the expenses of the Administration Fee. For the avoidance of doubt, the fees, costs and expenses of administrative services provided to the Company pursuant to the Administration Agreement will not be duplicated as Company Expenses.

Certain Terms of the Investment Advisory Agreement and Administration Agreement

Each of the Investment Advisory Agreement and the Administration Agreement has been approved by the Board of Trustees. Unless earlier terminated as described below, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first became effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the independent trustees. We may terminate the Investment Advisory Agreement or the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate either agreement may be made by a majority of the Board of Trustees or the shareholders holding a majority outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, the Adviser may terminate the Investment Advisory Agreement upon 120 days’ written notice and the Administrator may terminate the Administration Agreement upon 60 days’ written notice, without payment of any penalty. The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment.

The Adviser and the Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Company in connection with the matters to which the Investment Advisory Agreement and Administration Agreement, respectively, relate, provided that the Adviser and Administrator shall not be protected against any liability to the Company or its shareholders to which the Adviser or Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). Each of our Adviser and our Administrator, as applicable, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (collectively, the “Indemnified Parties”) may consult with counsel and accountants in respect of the Company’s affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel and accountants; provided, that such counsel or accountants were selected with reasonable care. Absent disabling conduct, the Company will indemnify the Indemnified Parties against, and hold them harmless from, any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s and the Administrator’s services under the Investment Advisory Agreement and Administration Agreement, respectively, or otherwise as adviser and administrator for the Company. The Indemnified Parties shall not be liable under the Investment Advisory Agreement, Administration Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent.

As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, indemnification shall be provided in accordance with this section if a majority of the Company’s trustees who are not interested persons (excluding any trustee who is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under the Investment Advisory Agreement and Administration Agreement) determine based upon a review of readily available facts (as opposed to a full trial-type inquiry) that the Indemnified Party is not liable to the Company or its shareholders by reason of willful misfeasance, bad faith or gross negligence.

An Indemnified Party shall be entitled to advances from the Company for payment of the reasonable expenses (including reasonable counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. Prior to any such advance, the Indemnified Party shall provide to the Company a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct necessary for indemnification has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Party shall provide a security in form and amount acceptable to the Company for its undertaking; (b) the Company is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party trustees or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Party will ultimately be found to be entitled to indemnification.

Co-Investment Relief

The 1940 Act generally prohibits BDCs from entering into negotiated co-investments with affiliates absent an order from the SEC. The SEC staff has granted us and our affiliates exemptive relief that allows us to enter into certain negotiated co-investment transactions alongside other funds managed by the Adviser or its affiliates in a manner consistent with its investment objective, positions, policies, strategies, and restrictions as well as regulatory requirements and other pertinent factors, subject to compliance with certain conditions (the “Order”). Pursuant to the Order, we are permitted to co-invest with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of its eligible trustees make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching in respect of us or our shareholders on the part of any person concerned, and (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objective and strategies.

Ongoing Private Offering

We expect to conduct an ongoing private offering of common shares in reliance on Regulation D under the Securities Act (“Regulation D”) or Regulation S under the Securities Act (“Regulation S”). Investors in our ongoing private offering will be required to be “accredited investors” as defined in Regulation D of the Securities Act or non-U.S. persons under Regulation S.

Investors in our ongoing private offering will be able to purchase common shares on the first day of each month at a per share price equal to the NAV per share as of the last day of the prior month.

The Company’s initial closing occurred on May 1, 2025.

The minimum investment was $25 million in the initial sale of common shares in the offering and will be $5 million for subsequent closings that may occur on a monthly basis thereafter; the Adviser has discretion to accept lesser amounts.

Term

The Company is a private, non-exchange traded BDC, meaning its common shares are not listed for trading on a stock exchange or other securities market and a perpetual-life BDC, meaning it is an investment vehicle of indefinite duration, which intends to sell common shares on an ongoing basis at a price generally equal to the Company’s NAV per share. The Company does not expect there to be a public market for its common shares, and as a result, the ability to sell common shares is limited.

We believe that our perpetual nature enables us to execute a patient and opportunistic strategy and be able to invest across different market environments. We are not obligated by our Declaration of Trust or otherwise to effect a liquidity event (e.g., a merger, sale or listing on an exchange) at any time.

Share Repurchase Program

Following the commencement of its operations, the Company intends to implement a share repurchase program.

If, during any quarter, any shareholder requests the repurchase of any of its common shares and if the Board of Trustees deems doing so to be in the Company’s best interests and the best interests of shareholders, all other shareholders will be notified and, in the second month of the following quarter, the Company will conduct a tender offer to purchase common shares in an amount determined by the Board of Trustees to be appropriate in light of written requests received from shareholders, which amount is expected to be 5% of aggregate NAV as of the most recently completed quarter. Shareholders may submit any number of their common shares for repurchase during such tender offer, subject to the limitations described herein. The Company intends to conduct such tender offers in accordance with the requirements of Rule 13e-4 promulgated under the 1934 Act and the 1940 Act. An investment in common shares has limited or no liquidity outside of these tender offers, which are subject to the discretion of the Board of Trustees. Such discretion may be exercised by the Board of Trustees at any time to increase, decrease, or not conduct any tender offer if in its reasonable judgment it deems such action to be in our best interests and the best interests of our shareholders, such as when a tender offer by the Company in any given quarter would not be sufficient to purchase all the common shares requested or when a repurchase would place an undue burden on our liquidity, adversely affect operations or risk having an adverse impact on us that would outweigh the benefit of the repurchase offer. Accordingly, there is no guarantee that shareholders will be able to have their common shares repurchased.

Regulation as a Business Development Company

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as Qualifying Assets, unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the company’s total assets. The principal categories of Qualifying Assets relevant to our business are any of the following:

1.

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an Eligible Portfolio Company (as defined below), or from any person who is, or has been during the preceding 13 months, an affiliated person of an Eligible Portfolio Company, or from any other person, subject to such rules as may be prescribed by the SEC. An “Eligible Portfolio Company” is defined in the 1940 Act as any issuer which:

a.	is organized under the laws of, and has its principal place of business in, the United States;

b.

is not an investment company (other than a small business investment company wholly-owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

c.	satisfies any of the following:

i.	does not have any class of securities that is traded on a national securities exchange;

ii.	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

iii.	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the Eligible Portfolio Company; or

iv.	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

2.	Securities of any Eligible Portfolio Company controlled by the BDC.

3.

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

4.

Securities of an Eligible Portfolio Company purchased from any person in a private transaction if there is no ready market for such securities and the BDC already owns 60% of the outstanding equity of the Eligible Portfolio Company.

5.	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

6.	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as Qualifying Assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a borrower through monitoring of borrower operations, selective participation in board and management meetings, consulting with and advising a borrower’s officers or other organizational or financial guidance.

Temporary Investments

Pending investment in other types of Qualifying Assets, as described above, our investments can consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of our assets would be Qualifying Assets.

Warrants

Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares that it may have outstanding at any time. In particular, the amount of shares that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase shares cannot exceed 25% of the BDC’s total outstanding shares.

Leverage and Senior Securities; Coverage Ratio

We are permitted to issue multiple classes of indebtedness and one class of stock senior to our common shares, collectively defined as senior securities in the 1940 Act, if our Asset Coverage, as defined in the 1940 Act, is at or above 150% immediately after each such issuance. On April 1, 2025, our sole shareholder elected to adopt of this 150% threshold and declined the Company’s offer to repurchase all of its outstanding common shares pursuant to Section 61(a)(2) of the 1940 Act. This election became effective the following day. Accordingly, we may utilize an asset coverage ratio of 150%, which means that we may incur up to two dollars of debt for every dollar of equity. In addition, while any senior securities remain outstanding, we are required to make provisions to prohibit any dividend or other distribution to our shareholders or the repurchase of our senior securities or shares unless we meet the applicable Asset Coverage ratios at the time of such dividend, distribution or repurchase. We are also permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

We may use leverage in the form of master repurchase agreements that function as senior secured credit facilities and securities repurchase agreement transactions (both of which would be deemed to be reverse repurchase agreements under the 1940 Act), bank credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt issuances (including through securitizations) and derivative instruments, in addition to transaction or asset-specific funding arrangements and other forms of leverage, such as syndicating senior loans. We may also issue additional debt or equity securities to fund our growth. The type and percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, the type of assets we are funding, whether the financing is recourse or non-recourse, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow, our senior secured credit facilities, securities repurchase agreement transactions, derivatives and other forms of leverage. The net proceeds the Company obtains from any form of leverage utilized will be invested in accordance with the Company’s investment objectives and policies as described in this Registration Statement. So long as the rate of return, net of applicable Company Expenses, on the debt obligations and other investments purchased by the Company exceeds the costs to the Company of the leverage it utilizes, the investment of the Company’s assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher distributions to shareholders than if the Company were not so leveraged.

We may enter into TRS agreements. A TRS is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the TRS, which may include a specified loan or security, basket of loans or securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. A TRS effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a TRS, a TRS often offers lower financing costs than are offered through more traditional borrowing arrangements. The Company would typically have to post collateral to cover this potential obligation. To the extent the Company complies with the applicable requirements of Rule 18f-4, the leverage incurred through TRS will not be considered a borrowing for purposes of the Company’s overall leverage limitation.

If we create leverage by securitizing our assets (including in CLOs and MBS) and retaining the equity portion of the securitized vehicle, such debt securitizations (including in CLOs and MBS) would generally be consolidated on our financial statements and subject to our overall Asset Coverage requirement. There can be no assurance that we will be able to obtain a debt securitization on favorable terms or at all or that any such financing will benefit our investment performance. We may also from time to time make secured loans of our marginable securities to brokers, dealers and other financial institutions.

Code of Ethics

We and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. You may obtain copies of the codes of ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

Affiliate Transactions

We may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of our trustees who are not interested persons and, in some cases, the prior approval of the SEC. We have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions.

Other

We will be periodically examined by the SEC for compliance with the 1940 Act, and we will be subject to the periodic reporting and related requirements of the 1934 Act.

We are also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any trustee or officer against any liability to our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We are also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

We are not permitted to change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.

Compliance Policies and Procedures

We and our Adviser have adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws, and our Board of Trustees is required to review these compliance policies and procedures annually to assess their adequacy and the effectiveness of their implementation. William Renahan has been designated as our Chief Compliance Officer.

Proxy Voting Policies and Procedures

The Adviser is registered as an investment adviser under the Advisers Act.

The SEC has adopted Rule 206(4)-6 under the Advisers Act (the “Proxy Rule”), which requires registered investment advisers that exercise voting authority over client securities to implement proxy voting policies. Because the Adviser may be deemed to have authority to vote proxies relating the companies in which the Company invests, the Adviser has adopted a set of policies and procedures (collectively, the “Policy”) in compliance with the Proxy Rule. To the extent the Adviser exercises or is deemed to be exercising voting authority over the Company’s securities, the Policy is designed and implemented in a manner reasonably expected to ensure that voting with respect to proxy proposals, amendments, consents or resolutions (collectively, “proxies”) is exercised in a manner that serves the best interests of the Company, as determined by the Adviser in its discretion. Notwithstanding the foregoing, because proxy proposals and individual company facts and circumstances may vary, the Adviser may not always vote proxies in accordance with the Policy. In addition, many possible proxy matters are not covered in the Policy. Generally, the Adviser will vote proxies (i) in favor of management’s recommendation for the election of the board of directors and (ii) to approve the financial statements as presented by management.

Each proxy is voted on a case-by-case basis taking into consideration any relevant facts and circumstances at the time of the vote. In situations where the Adviser wishes to vote differently from what is recommended in the Policy, or where a potential material conflict of interest relating to the proxy vote exists, the Adviser will take such actions as are required by the Policy.

Shareholders may request a copy of the Policy and the voting records relating to proxies as provided by the Rule by contacting the Adviser.

JOBS Act

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of our first publicly registered sale of common shares, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our common shares less attractive because we will rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

1934 Act and Sarbanes-Oxley Act

We are subject to the reporting and disclosure requirements of the 1934 Act, including the filing of quarterly, annual and current reports, proxy statements and other required items. In addition, we are subject to the Sarbanes-Oxley Act of 2002, which imposes a wide variety of regulatory requirements on reporting companies and their insiders. Many of these requirements affect us. For example:

•	pursuant to Rule 13a-14 of the 1934 Act, our Chief Executive Officer and Chief Financial Officer are required to certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports are required to disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•	pursuant to Rule 13a-15 of the 1934 Act, our management is required to prepare a report regarding its assessment of our internal control over financial reporting; and

•

pursuant to Item 308 of Regulation S-K under the 1933 Act and Rule 13a-15 under the 1934 Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Although our common shares are registered under Section 12(g) of the 1934 Act and shareholders will accordingly be subject to public reporting and other requirements of Section 13 and Section 16 of the 1934 Act to the extent they “beneficially own” (as such term is defined in Rule 13d-3 of the 1934 Act) more than 5% or 10%, respectively, of the Company’s common shares. Shareholders should consult with their counsel with respect to any potential filing obligations pursuant to Section 13 or Section 16 that may arise in connection with their investment in the Company.

U.S. Investment Advisers Act of 1940

The Adviser is registered as an investment adviser under the Advisers Act.

U.S. Securities Act of 1933

The offer and sale of the common shares will not be registered under the 1933 Act, in reliance upon the exemption from registration provided by Section 4(a)(2), Regulation D promulgated thereunder, Regulation S and/or exemptions of similar import in the jurisdictions in which common shares are offered and sold. Each purchaser must be (a) an “accredited investor” (as defined in Regulation D promulgated under the 1933 Act) or (b) a person that qualifies as a non-U.S. person for purposes of Regulation S and will be required to represent, among other customary private placement representations, that it is acquiring its common shares for its own account and for investment purposes only and not with a view to resale or distribution.

Other than the registration under the 1934 Act pursuant to this Registration Statement, neither the common shares, nor any offering thereof, will be registered under any other securities laws, including state securities or blue sky laws.

The common shares may not be transferred or resold (i) except as permitted by the Company, (ii) unless they are registered under the 1933 Act and under any other applicable securities laws or an exemption from such registration thereunder is available and (iii) only as permitted by any other relevant laws of any applicable jurisdiction.

Anti-Money Laundering Requirements

Any investor must, except as otherwise agreed by the Adviser, represent and warrant that it will comply with anti-money laundering requirements.

Bank Holding Company Act

The U.S. Bank Holding Company Act of 1956, as amended from time to time, and the rules promulgated thereunder (collectively, the “BHC Act”), including as modified by the Dodd-Frank Act and the “Volcker Rule” thereunder, contain restrictions on certain investors that are (or that have affiliates or certain interest in any entity that is) a bank or a bank-related entity and/or have a connection to the U.S. in that regard from making and holding certain interests in private investment funds. Common shares in the Company are not freely transferable, are not readily tradable on any exchange or market, and there are generally no redemption or withdrawal rights. As a result, common shares must be held on a long-term basis and the prospective investor should carefully review and familiarize itself with these rules and regulations and consult with its own counsel on how the Volcker Rule, the Dodd-Frank Act and the BHC Act may impact the investor, including as a result of its investment in the Company.

Reporting Obligations

We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We have filed this Registration Statement with the SEC voluntarily to establish the Company as a reporting company under the 1934 Act. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

Shareholders and the public may access the Company’s public filings at www.sec.gov or obtain information by calling the SEC at (202) 551-8090.

ERISA

The Company intends to conduct its affairs so that its assets should not be deemed to constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain U.S. Department of Labor regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). In this regard, until such time, if any, as the common shares are considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, the Company intends to limit investment in the common shares by “benefit plan investors” to less than 25% of the total value of the common shares, within the meaning of the Plan Asset Regulations. However, there can be no guarantee or assurance that the conditions to be a publicly-offered security under the Plan Asset Regulations or another exception to the Plan Asset Regulations will be satisfied.

In addition, each prospective investor that is, or is acting on behalf of any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including, without limitation, an individual retirement account (“IRA”) and a “Keogh” plan), (iii) plan, account or other arrangement that is subject to the provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Other Plan Laws”), or (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii) (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to as a “Plan”), must independently determine that the common shares are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code and applicable Similar Laws, and the facts and circumstances of each investing Plan.

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to the Company and the purchase, ownership and disposition of its common shares. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. shareholders that hold the common shares as capital assets. A “U.S. shareholder” is a shareholder that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or (iv) an estate the income of which is subject to U.S. federal income tax regardless of its source. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative rulings, all of which are subject to change, or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, partnerships or other pass-through entities (or investors therein), U.S. shareholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect mark to market treatment, or persons that will hold the common shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address U.S. federal estate or gift taxes, the application of the Medicare tax on net investment income or any U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to the common shares as a result of such income being recognized on an applicable financial statement. Prospective investors should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of the common shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

Taxation as a Regulated Investment Company

The Company intends to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a RIC under Subchapter M of the Code.

To qualify for the favorable tax treatment accorded to RICs under Subchapter M of the Code, the Company must, among other things: (i) have an election in effect to be treated as a BDC under the 1940 Act at all times during each taxable year, (ii) have filed with its return for the taxable year an election to be a RIC or have made such election for a previous taxable year; (iii) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (b) net income derived from an interest in certain publicly-traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly-Traded Partnership”); and (iv) diversify its holdings so that, at the end of each quarter of each taxable year of the Company (a) at least 50% of the value of the Company’s total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer, to an amount not greater in value than 5% of the value of the Company’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Company’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (1) any one issuer, (2) any two or more issuers which the Company controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (3) any one or more Qualified Publicly-Traded Partnerships (described in clause (iii)(b) above).

As a RIC, the Company generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, determined without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders, provided that it distributes at least 90% of the sum of its investment company taxable income and its net tax-exempt income, if any, for such taxable year. Generally, the Company intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, if any.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, the Company must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For these purposes, the Company will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.

The Company may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of

Subchapter M of the Code. If the Company makes a spillback dividend, the amounts will be included in a shareholder’s gross income for the year in which the spillback dividend is paid. However, a distribution may be treated as paid on December 31 of any calendar year if it is declared by the Company in October, November or December with a record date in such a month and paid by the Company during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

If the Company failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Company would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including distributions of net capital gain), even if such income were distributed to its shareholders, and all distributions out of earnings and profits would be taxed to shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, the Company could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

While the Company generally intends to qualify as a RIC for each taxable year, it is possible that as the Company ramps up its portfolio that it may not satisfy the diversification requirements described above, and thus may not qualify as a RIC, for its first short taxable year. In such case, however, we anticipate that the associated tax liability would not be material, and that such non-compliance would not have a material adverse effect on our business, financial condition and results of operations, although there can be no assurance in this regard. The remainder of this discussion assumes that the Company qualifies as a RIC for each taxable year.

Distributions

Subject to the discussion of “qualified dividend income” below, distributions to shareholders by the Company of ordinary income and of net short-term capital gains, if any, realized by the Company will generally be taxable to shareholders as ordinary income to the extent such distributions are paid out of the Company’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned our common shares. A distribution of an amount in excess of the Company’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital, which will be applied against and reduce the shareholder’s basis in its common shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in its common shares, the excess will be treated by the shareholder as gain from a sale or exchange of the common shares.

Distributions made by the Company to a corporate shareholder will qualify for the dividends received deduction only to the extent that the distributions consist of qualifying dividends received by the Company from domestic corporations. In addition, any portion of the Company’s dividends otherwise qualifying for the dividends received deduction will be disallowed or reduced if the corporate shareholder fails to satisfy certain requirements, including a holding period requirement, with respect to its common shares. Distributions of “qualified dividend income” to an individual or other non-corporate shareholder will be treated as “qualified dividend income” to such shareholder and generally will be taxed at long-term capital gain rates, provided the shareholder satisfies the applicable holding period and other requirements. “Qualified dividend income” generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. Given the Company’s investment strategy, it is not expected that a significant portion of the distributions made by the Company will be eligible for the dividends received deduction or the reduced rates applicable to “qualified dividend income.”

Certain distributions reported by the Company as Section 163(j) interest dividends may be eligible to be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations. The amount that the Company is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Company’s business interest income over the sum of the Company’s (i) business interest expense and (ii) other deductions properly allocable to the Company’s business interest income. There can be no assurance that the Company will report any distributions as Section 163(j) interest dividends.

The Company may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, the Company may designate the retained amount as undistributed capital gains in a notice to its shareholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Company on the gain and (iii) increase the tax basis of its common shares by an amount equal to the deemed distribution less the tax credit.

The Internal Revenue Service (“IRS”) currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Company issues preferred shares, the Company intends to allocate capital gain dividends, if any, between its common shares and preferred shares in proportion to the total dividends paid to each class with respect to such tax year. Shareholders will be notified annually as to the U.S. federal tax status of distributions.

A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the 1933 Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While the Company generally expects to qualify as a RIC, if the Company does not qualify as a publicly offered RIC for any period, a non-corporate shareholder’s allocable portion of the Company’s affected expenses, including any management fees or incentive fees, will be treated as an additional distribution to the shareholder and the affected expense will be treated as having been incurred by the shareholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. Under current law, such expenses will not be deductible by any such shareholder for tax years that begin prior to January 1, 2026 and are deductible subject to limitation thereafter.

If an investor acquires common shares shortly before the record date of a distribution, the price of the common shares will generally include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of its investment.

Sale or Exchange of Common Shares

Upon the sale, exchange or other taxable disposition of our common shares (except pursuant to a repurchase by the Company, as described below), a shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the shareholder’s adjusted tax basis in the common shares. Such gain or loss will be long-term or short-term, depending upon the shareholder’s holding period for the common shares. Generally, a shareholder’s gain or loss will be a long-term gain or loss if the common shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

No loss will be allowed on the sale, exchange or other taxable disposition of common shares if the shareholder acquires or enters into a contract or option to acquire stock or securities that are substantially identical to such common shares within 30 days before or after the disposition. In such a case, the basis of the stock or securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a shareholder on the sale, exchange or other taxable disposition of common shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such common shares.

In order to provide liquidity to shareholders, the Company intends to implement a share repurchase program as described above in “Item 1. Business—Share Repurchase Program.” A shareholder that tenders all common shares of the Company held, or considered to be held, by it (and does not own any preferred shares of the Company) in response to a tender offer will be treated as having sold its common shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its common shares or fewer than all common shares tendered are repurchased, such shareholder may be treated as having received a taxable dividend upon the repurchase of its common shares. In such a case, there is a risk that non-tendering shareholders, and shareholders that tender some but not all of their common shares or fewer than all of whose common shares are repurchased, in each case whose percentage interests in the Company increase as a result of such tender, will be treated as having received a taxable distribution from the Company.

Under U.S. Treasury regulations, if a shareholder recognizes a loss with respect to common shares of $2 million or more (for an individual shareholder) or $10 million or more (for a corporate shareholder), the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Nature of the Company’s Investments

Certain of the Company’s hedging and derivatives transactions may be subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Company to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.

These rules could therefore affect the character, amount and timing of distributions to shareholders and the Company’s status as a RIC. The Company will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.

Below Investment Grade Instruments

The Company expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Company. U.S. federal income tax rules are not entirely clear about issues such as when the Company may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Company, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.

OID and Market Discount

For U.S. federal income tax purposes, the Company may be required to recognize taxable income in circumstances in which it does not receive a corresponding payment in cash. For example, if the Company holds debt obligations that are treated under applicable tax rules as having OID (such as zero-coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Company must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Company in the same taxable year. In addition, the Company will be treated as having acquired a debt instrument with market discount if it is acquired after its original issue and its stated redemption price at maturity (or, in the case of a debt instrument issued with OID, its revised issue price) exceeds the Company’s initial tax basis in the debt instrument by more than a statutory de minimis amount. The Company intends to elect to amortize market discount and include such amounts in the Company’s taxable income on a current basis, instead of upon disposition of the applicable debt obligation. Any OID or market discount might reflect doubt as to whether the entire principal amount of a debt obligation will ultimately prove to be collectible. The Company will, however, generally be required to recognize any accrued OID or market discount based on the assumption that all future projected payments due on such debt obligation will be made. Because any OID or market discount will be included in the Company’s investment company taxable income for the year of the accrual, the Company may be required to make a distribution to its shareholders in order to satisfy the annual distribution requirement, even though the Company will not have received any corresponding cash amount. As a result, the Company may have difficulty meeting the annual distribution requirement necessary for maintaining RIC tax treatment under Subchapter M of the Code. The Company may have to sell some of its investments at times and/or at prices it would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Company is not able to obtain cash from other sources, it may not qualify for or maintain RIC tax treatment and thus the Company may become subject to corporate-level U.S. federal income tax.

Currency Fluctuations

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Company accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Company actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Non-U.S. Taxes

The Company’s investment in non-U.S. investments may be subject to non-U.S. withholding taxes. In that case, the Company’s yield on those investments would be decreased. Shareholders will generally not be entitled to claim a credit or deduction with respect to non-U.S. taxes paid by the Company.

Preferred Shares or Borrowings

If the Company utilizes leverage through the issuance of preferred shares or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, dividends on common shares in certain circumstances. Limits on the Company’s payments of dividends on common shares may prevent the Company from meeting the distribution requirements described above, and may, therefore, jeopardize the Company’s qualification for taxation as a RIC and possibly subject the Company to the 4% excise tax. The Company will endeavor to avoid restrictions on its ability to make dividend payments.

Backup Withholding

The Company may be required to withhold from all distributions and redemption proceeds payable to U.S. shareholders who fail to provide the Company with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Shareholders

U.S. taxation of a shareholder who is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “non-U.S. shareholder”), depends on whether the income from the Company is “effectively connected” with a U.S. trade or business carried on by the non-U.S. shareholder.

If the income from the Company is not “effectively connected” with a U.S. trade or business carried on by the non-U.S. shareholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate), which tax is generally withheld from such distributions. However, dividends paid by the Company that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Company properly reports such dividends to shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a non-U.S. shareholder, and that satisfy certain other requirements. A non-U.S. shareholder whose income from the Company is not “effectively connected” with a U.S. trade or business would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Company that are designated as undistributed capital gains and any gains realized upon the sale, exchange or other taxable disposition of common shares. However, a non-U.S. shareholder who is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements will nevertheless be subject to a U.S. tax of 30% on such capital gain dividends, undistributed capital gains and gains realized upon the sale, exchange or other taxable disposition of common shares.

If the income from the Company is “effectively connected” with a U.S. trade or business carried on by a non-U.S. shareholder, then distributions of investment company taxable income, any capital gain dividends, any amounts retained by the Company that are designated as undistributed capital gains and any gains realized upon the sale, exchange or other taxable disposition of common shares will be subject to U.S. federal income tax at the rates applicable to U.S. citizens, residents or domestic corporations. Corporate non-U.S. shareholders may also be subject to the branch profits tax imposed by the Code.

Very generally, special tax rules would apply if the Company holds “United States real property interests” (“USRPIs”) (or if the Company holds assets that would be treated as USRPIs but for certain exceptions applicable to RICs) the fair market value of which equals or exceeds 50% of the sum of the fair market values of the Company’s USRPIs, interests in real property located outside the United States, and other assets used or held for use in a trade or business. Such rules could result in U.S. tax withholding from certain distributions to non-U.S. shareholders. Furthermore, such non-U.S. shareholders may be required to file a U.S. tax return and pay tax on such distributions and, in certain cases, gain realized on sale of common shares, at regular U.S. federal income tax rates. The Company does not expect to invest in a significant percentage of USRPIs, so these special tax rules are not likely to apply.

The Company may be required to withhold from distributions to non-U.S. shareholders that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the non-U.S. shareholder certifies its foreign status under penalties of perjury or otherwise establishes an exemption.

The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Company.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends that the Company pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to their ownership and disposition of the common shares.

Other Taxation

Shareholders may be subject to state, local and non-U.S. taxes on their distributions from the Company. Prospective investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Company.

ITEM 1A.	RISK FACTORS

Investing in our common shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in our common shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies or capital structure similar to ours. In addition to the other information contained in this Registration Statement, you should consider carefully the following information before making an investment in our common shares. The risks set forth below are not the only risks we face. Such additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of our common shares could decline, and you may lose all or part of your investment.

Risks Related to the Company’s Business and Structure

We are a new company and have no operating history.

The Company has not commenced material operations and therefore has no material operating history upon which potential investors may evaluate past or future performance. The Company is a non-diversified, closed-end management investment company that has elected to be regulated as a BDC. As a result, prospective investors have no track record or history on which to base their investment decision. We are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objectives and the value of a shareholder’s investment could decline substantially or become worthless. While we believe that the past professional experiences, including investment and financial experience of the Adviser’s senior management, will increase the likelihood that the Adviser will be able to manage the Company successfully, there can be no assurance that this will be the case. Investors should draw no conclusions from the performance of any other Blackstone affiliated or managed vehicles, and should not expect to achieve similar returns.

Our ability to achieve our investment objectives depends on the ability of the Adviser to manage and support our investment process. If the Adviser were to lose any members of its senior management teams, our ability to achieve our investment objectives could be significantly harmed.

Since we have no employees, we depend on the investment expertise, skill and network of business contacts of the broader networks of the Adviser and its affiliates, as well as the persons and firms our Adviser may retain to provide services on our behalf. The Adviser evaluates, negotiates, structures, executes, monitors and services our investments. Our future success depends to a significant extent on the continued service and coordination of BREDS and its senior management team. The departure of any members of the BREDS senior management team could have a material adverse effect on our ability to achieve our investment objectives.

Our ability to achieve our investment objectives depends on the Adviser’s ability to identify and analyze, and to invest in, finance and monitor investments that meet our investment criteria. The Adviser’s capabilities in structuring the investment process, providing competent, attentive and efficient services to us, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve our investment objectives, the Adviser may need to hire, train, supervise and manage new investment professionals to participate in our investment selection and monitoring process.

Furthermore, there is significant competition among financial sponsors, investment banks and other investors for hiring and retaining qualified investment professionals, and there can be no assurance that the Adviser will be able to find qualified investment professionals in a timely manner or at all. Failure to support our investment process could have a material adverse effect on our business, financial condition and results of operations.

The Investment Advisory Agreement has been approved pursuant to Section 15 of the 1940 Act. In addition, the Investment Advisory Agreement has termination provisions that allow the parties to terminate the agreement. The Investment Advisory Agreement may be terminated at any time, without penalty, by us upon 60 days’ written notice or by the Adviser upon 120 days’ written notice. If the Investment Advisory Agreement is terminated, it may adversely affect the quality of our investment opportunities. In addition, in the event the Investment Advisory Agreement is terminated, it may be difficult for us to replace the Adviser. If the Investment Advisory Agreement is terminated and no suitable replacement is found to manage us, we may not be able to achieve our investment objectives. Furthermore, we may incur certain costs in connection with a termination of the Investment Advisory Agreement.

Because our business model depends to a significant extent upon relationships with borrowers, the inability of the Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

The Adviser depends on its broader organization’s relationships with borrowers, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. If the Adviser or its broader organization fails to maintain their existing relationships or develop new relationships with other borrowers or sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom the Adviser or its broader organization has relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.

Our investment strategy, asset allocation and financing strategy may be changed without shareholder consent.

Our Board of Trustees has the authority to modify or waive our current operating policies, investment criteria and strategies without prior notice and without shareholder approval, unless required by the 1940 Act or applicable law. Our investment strategy, as well as our financing strategy or hedging policies with respect to investments, originations, acquisitions, growth, operations, indebtedness, capitalization and dividends, may be changed by the Adviser at any time without notice to, or the consent of, our shareholders. This could result in an investment portfolio with a different risk profile. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments different from those described in this Registration Statement. These changes could adversely affect our results of operations and financial condition.

We operate in a competitive market for lending and investment opportunities, which may intensify, and competition may limit our ability to originate or acquire desirable loans and investments or dispose of investments, and could also affect the yields of these investments and have a material adverse effect on our business, financial condition and results of operations.

We operate in a competitive market for lending and investment opportunities, which may intensify. Our profitability depends, in large part, on our ability to originate or acquire our investments on attractive terms. In originating or acquiring our investments, we compete for opportunities with a variety of institutional lenders and investors, including real estate investment trusts (“REITs”), specialty finance companies, public and private funds, commercial and investment banks, commercial finance and insurance companies and other financial institutions (including investment vehicles managed by affiliates of Blackstone). Some of our competitors have raised, and may in the future raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for lending and investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as the U.S. government. Many of our competitors are not subject to regulation under the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us. Furthermore, competition for originations of investments may lead to decreasing yields, which may further limit our ability to generate desired returns. Also, as a result of this competition, desirable loans and investments may be limited in the future, and we may not be able to take advantage of attractive lending and investment opportunities from time to time, thereby limiting our ability to identify and originate or acquire loans or make investments that are consistent with our investment objectives. There can be no assurance that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

A large proportion of our common shares are expected to be concentrated in a small number of shareholders, including affiliates of the Adviser, which exposes us to risks, including risks related to the repurchases of our common shares.

It is expected initially that a large proportion of common shares will be held by a small number of shareholders, including affiliates of the Adviser, which exposes the Company to the risk that these shareholders will seek to sell common shares in large amounts rapidly in connection with repurchase offers. These transactions could adversely affect the ability of the Company to conduct its investment program. Furthermore, it is possible that in response to a repurchase offer, the total amount of common shares tendered by a small number of shareholders, including affiliates of the Adviser, may exceed the number of common shares that the Company has offered to repurchase. If a repurchase offer is oversubscribed by shareholders, the Company will prorate the shares repurchased and tendering shareholders will not receive the full amount tendered. In addition, a material event affecting a large shareholder will likely cause a material event for the Company.

An investment in our common shares will have limited liquidity and there can be no assurance investors will be able to sell common shares at any given time or at a desired price, if at all. Although we expect to implement a share repurchase program, any liquidity it may provide is limited and subject to the discretion of the Board of Trustees. Moreover, there is not, and will likely not be, a secondary market.

The Board of Trustees has full discretion over our share repurchase program, and there can be no assurance that we will offer, in any particular quarter, to repurchase 5% of our NAV or any amount. In any particular quarter, the Board of Trustees may determine that the Company will offer to purchase fewer shares, or no shares, if in its reasonable judgment it deems such action to be in the best interests of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. If less than the full amount of common shares that shareholders may desire to be repurchased in any given repurchase offer are repurchased, funds will be allocated pro rata based on the total number of common shares being repurchased without regard to class. Additionally, shareholders who participate in repurchase offer must do so without knowledge of what the repurchase price of our common shares will be on the repurchase date.

Moreover, there is not, and will likely not be, a secondary market for common shares.

An investment in our common shares will have limited liquidity and there can be no assurance investors will be able to sell common shares at any given time or at a desired price, if at all.

We are uncertain of our sources for funding our future capital needs; if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected.

The net proceeds from the sale of common shares in our ongoing private offering will be used for our investment opportunities, operating expenses and for payment of various fees and expenses, including the Administration Fee. Any working capital reserves we maintain may not be sufficient for investment purposes, and we may require debt or equity financing to operate. Accordingly, in the event that we develop a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to us. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected. As a result, we would be less able to create and maintain a broad portfolio of investments and achieve our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our shareholders.

We may have difficulty sourcing investment opportunities.

Due to the nature of our ongoing private offering, if we have difficulty identifying suitable investments on attractive terms, there could be a delay between the time we receive net proceeds from the sale of our common shares and the time we invest the net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our shareholders that may be invested in money market accounts or other similar temporary investments.

In the event we are unable to find suitable investments, such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of net investment income to you. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of sales of our common shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.

We face risks from geopolitical events that may cause market disruptions.

The Company may be adversely affected by uncertainties such as terrorism, international political developments, changes in government policies (including trade policies), taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of the countries in which it is invested. Likewise, natural and environmental disasters, epidemics or pandemics, and systemic market dislocations may be highly disruptive to economies and markets. Uncertainties and events around the world may (i) result in market volatility, (ii) have long-term effects on the U.S. and worldwide financial markets and (iii) cause further economic uncertainties in the U.S. and worldwide. The Company cannot predict the effects of geopolitical events in the future on the U.S. economy and securities markets.

Risks associated with climate change may adversely affect our business and financial results and damage our reputation.

There has been increasing awareness of severe weather and other climate events outside of the historical norm as well as increasing concern from government agencies about the effects of climate change on the environment. Transition risks, such as government restrictions, standards or regulations intended to reduce greenhouse gas emissions and potential climate change impacts, are emerging and may increase in the future in the form of restrictions or additional requirements on the development of commercial real estate. Such restrictions and requirements, along with rising insurance premiums resulting from climate change, could increase our costs or require additional technology and capital investment by our borrowers, which could adversely affect our results of operations.

Further, physical effects of climate change including changes in global weather patterns, rising sea levels, changing temperature averages or extremes and extreme weather events such as wildfires, hurricanes, droughts or floods, can also have an adverse impact on certain properties. As the effects of climate change increase, we expect the frequency and impact of weather and climate-related events and conditions to increase as well. For example, unseasonal or extreme weather events can have a material impact to hospitality businesses or properties.

Some physical risk is inherent in all properties, particularly in properties in certain locations and in light of the unknown potential for extreme weather or other events that could occur related to climate change.

As required by the 1940 Act, a significant portion of our investment portfolio is and will be recorded at fair value pursuant to policies adopted by, and subject to the oversight of, our Board of Trustees and as determined by the Adviser, in its capacity as “Valuation Designee,” and, as a result, there is and will be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined pursuant to policies adopted by, and subject to the oversight of, our Board of Trustees. There is not a public market or an active secondary market for many of the assets in which we plan to invest.

As part of the valuation process, the Adviser will generally take into account factors it deems relevant in its discretion in determining the fair value of the Company’s investments. Many of our investments may not have market quotations and such factors could include, as relevant: purchase price/par value of such investments; debt yield, capitalization rates, loan-to-value ratio, and replacement cost of the collateral asset(s); borrower financial condition, reputation, and indications of intent (e.g., pending repayments, extensions, defaults, etc.); and known transactions or other price discovery for comparable debt investments. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period, and these differences could be material. Additionally, the fair value of the Company’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize. Further, such investments may be generally less liquid than publicly traded securities. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the Company has recorded it, and such differences could be material.

There is a risk that investors in our common shares may not receive distributions or that our distributions may decrease over time.

The Company intends to pay monthly distributions. Any distributions the Company makes will be at the discretion of the Company’s Board of Trustees, considering factors such as the Company’s earnings, cash flow, capital and liquidity needs and general financial condition and the requirements of Delaware law. As a result, the Company’s distribution rates and payment frequency may vary from time to time. The Company may not achieve investment results that will allow it to make a specified or stable level of cash distributions and its distributions may decrease over time. In addition, the Company may be limited in its ability to make distributions.

The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from our ongoing private offering. Therefore, portions of the distributions that we make may represent a return of capital to you that will lower your tax basis in your common shares and reduce the amount of funds we have for investment in targeted assets.

We may fund our cash distributions to shareholders from any sources of funds available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments and fee and expense reimbursement waivers from the Adviser or the Administrator, if any. Our ability to pay distributions, if any, might be adversely affected by, among other things, the impact of one or more of the risk factors described in this Registration Statement. All distributions are and will be paid at the discretion of our Board of Trustees and will depend on our earnings, our financial condition, maintenance of our RIC status and such other factors as our Board of Trustees may deem relevant from time to time. We cannot assure shareholders that we will continue to pay distributions to our shareholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from borrowings or sources other than net investment income in anticipation of future cash flow, which may constitute a return of shareholders’ capital. A return of capital is not paid from tax earnings or profits and will have the effect of reducing the tax basis of a shareholder’s common shares, such that when a shareholder sells its common shares the sale may be subject to tax, even if the common shares are sold for less than the original purchase price.

Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

Decreases in the market value or fair value of our investments relative to amortized cost will be recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of a borrower’s inability to meet its repayment obligations to us with respect to the applicable investments. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods. In addition, decreases in the market value or fair value of our investments will reduce our NAV.

We have not established any limit on the amount of funds we may use from available sources, such as borrowings, if any, or proceeds from our ongoing private offering, to fund distributions (which may reduce the amount of capital we ultimately invest in assets).

Any distributions made from sources other than net investment income or relying on fee or expense reimbursement waivers, if any, from the Adviser or the Administrator are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Adviser or the Administrator continues to make such expense reimbursements, if any. The extent to which we pay distributions from sources other than net investment income will depend on various factors, including how quickly we invest the proceeds from any offering and the performance of our investments. Shareholders should also understand that our future repayments to the Adviser will reduce the distributions that they would otherwise receive. There can be no assurance that we will achieve such performance in order to sustain these distributions, or be able to pay distributions at all. The Adviser and the Administrator have no obligation to waive fees or receipt of expense reimbursements, if any.

Cybersecurity and data protection risks could result in the loss of data, interruptions in our business, damage to our reputation, and subject us to regulatory actions, increased costs and financial losses, each of which could have a material adverse effect on our business and results of operations.

Our operations are highly dependent on our information systems and technology, and we rely heavily on our and Blackstone’s financial, accounting, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks which are continually evolving and may increase in sophistication and frequency in the future. Attacks on Blackstone and its affiliates and their portfolio companies’ and service providers’ systems could involve, and in some instances have in the past involved, attempts that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our shareholders, destroy data or disable, degrade or sabotage our systems, or divert or otherwise steal funds, including through the introduction of “phishing” attempts and other forms of social engineering, ransomware attacks, cyber extortion, computer viruses and other malicious code.

Cybersecurity incidents and cyber-attacks, denial of service attacks, ransomware attacks, and social engineering attempts (including business email compromise attacks) have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future (including as a consequence of the COVID-19 pandemic and the increased-frequency of virtual working arrangements). There have been a number of recent highly publicized cases involving the dissemination, theft and destruction of corporate information or other assets, as a result of a failure to follow procedures by employees or contractors or as a result of actions by a variety of third parties, including nation state actors and terrorist or criminal organizations. Blackstone, we and our service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions, and their operations rely on the secure access to, and processing, storage and transmission of confidential and other information in their systems and those of their respective third-party service providers. These information, technology and communications systems are subject to a number of different threats or risks that could adversely affect Blackstone or us. For example, the information and technology systems as well as those of Blackstone, its portfolio companies and other related parties, such as service providers, may be vulnerable to damage or interruption from cybersecurity breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks, ransomware and other security threats could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. Cyberattacks and other security threats could also originate from the malicious or accidental acts of insiders.

There has been an increase in the frequency and sophistication of the cyber and data security threats Blackstone faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target Blackstone because Blackstone holds a significant amount of confidential and sensitive information about its and our investors, its and our portfolio companies and potential investments. As a result, we and Blackstone may face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on our or Blackstone’s network or other systems could have a material adverse effect on our business and results of operations, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of our business and damage to our reputation. There can be no assurance that measures Blackstone takes to ensure the integrity of its systems will provide protection, especially because cyberattack techniques used change frequently may persist undetected over extended periods of time, and may not be mitigated in a timely manner to prevent or minimize the impact of an attack on Blackstone or its affiliates.

If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information, including nonpublic personal information related to shareholders (and their beneficial owners) and material nonpublic information. Although Blackstone has implemented, and its portfolio companies and service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. There also have been several publicized cases of ransomware where hackers have requested ransom payments in exchange for not disclosing client or customer information or restoring access to information technology or communications systems. Blackstone does not control the cybersecurity plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to Blackstone, its portfolio companies and us, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in Blackstone’s, its affiliates’, their portfolio companies’ or our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of Blackstone and portfolio companies. We, Blackstone or a portfolio company could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.

Even if we or Blackstone are not targeted directly, cyberattacks on the U.S. and foreign governments, financial markets, financial institutions, or other businesses, including borrowers, vendors, software creators, cybersecurity service providers, and other third parties with whom we do business, may occur, and such events could disrupt our normal business operations and networks in the future.

In addition, Blackstone operates in businesses that are highly dependent on information systems and technology. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, we could also suffer losses in connection with updates to, or the failure to timely update, our information systems and technology. In addition, we are reliant on third-party service providers for certain aspects of our business, as well as for certain information systems and technology, including cloud-based services. These third-party service providers could also face ongoing cybersecurity threats and compromises of their systems and as a result, unauthorized individuals could gain access to certain confidential data.

Cybersecurity has become a top priority for regulators around the world and rapidly developing and changing privacy, data protection and cybersecurity laws and regulations and could further increase compliance costs and subject us to enforcement risks and reputational damage. The SEC recently adopted amendments to its rules that relate to cybersecurity risk management, strategy, governance, and incident reporting for entities that are subject to 1934 Act reporting requirements (such as BREC), and many jurisdictions in which we and Blackstone operate have, or are considering adopting, laws and regulations relating to data privacy, cybersecurity and protection of personal information, including, as examples the General Data Protection Regulation in the European Union that went into effect in May 2018 and the California Consumer Privacy Act that went into effect on January 1, 2020 and was amended by the California Privacy Rights Act, which became effective on January 1, 2023. Many U.S. state privacy laws have gone into effect since 2023. Virginia, Colorado, Utah and Connecticut enacted data privacy laws that went into effect in 2023; Montana, Oregon, and Texas enacted data privacy laws that went into effect in 2024; and Delaware, Indiana, Iowa, Kentucky, Maryland, Minnesota, Nebraska, New Hampshire, New Jersey, Rhode Island, and Tennessee enacted data privacy laws that will go into effect at varying times in 2025 and 2026. In addition, the SEC finalized a rule change in July 2023, to require public companies to report material cybersecurity incident(s), including detail around such incident’s material impact, on Form 8-K and mandate disclosure of cybersecurity risk management, strategy, and governance. In light of the focus of federal regulators on cybersecurity, SEC enforcement activity, including by the SEC’s Office of Compliance Inspections and Examinations in its examination programs, has increased in recent years and may increase further. All fifty states in the United States, including Washington D.C., have enacted laws requiring companies to notify individuals and, in some cases, government agencies, of data security breaches involving certain types of personal data. Although Blackstone maintains cybersecurity controls designed to prevent cyber incidents from occurring, no security is impenetrable to cyberattacks. It is possible that current and future cyber enforcement activity will target practices that we believe are compliant, but the SEC deems otherwise.

While we have taken various measures and made significant efforts and investment to ensure that our policies, processes and systems are both robust and compliant with these obligations, our potential liability remains a concern, particularly given the continued and rapid development of privacy laws and regulations around the world, the lack of harmonization of such laws and regulations, and increased criminal and civil enforcement actions and private litigation. There can be no assurance that our data protection efforts and our investment in information technology will prevent significant breakdowns, data leakages, breaches in our systems, or those of our third-party vendors and other contractors and consultants, or other cyber incidents that could have a material adverse effect upon our reputation, business, operations, or financial condition. The techniques used by cyber criminals change frequently, may not be recognized until launched, and can originate from a wide variety of sources. Any inability, or perceived inability, by us to adequately address privacy concerns, or comply with applicable laws, regulations, policies, industry standards and guidance, contractual obligations, or other legal obligations, even if unfounded, could result in significant regulatory and third-party liability, increased costs, disruption of our business and operations, and a loss of borrower, lender and investor confidence and other reputational damage. Furthermore, as new privacy-related laws and regulations are implemented, the time and resources needed for us to comply with such laws and regulations continues to increase and become a significant compliance workstream.

Breaches in our security or in the security of third-party service providers, whether malicious in nature or through inadvertent transmittal or other loss of data, could potentially jeopardize us and Blackstone, Blackstone’s employees’ or our investors’ or counterparties’ confidential, proprietary and other information processed and stored in, and transmitted through our or Blackstone’s computer systems and networks, or otherwise cause interruptions or malfunctions in our or Blackstone’s, its employees’, our investors’, our counterparties’ or third parties’ business and operations, which could result in significant financial losses, increased costs, disruption in our business, liability to our investors and other counterparties, regulatory intervention and reputational damage. Furthermore, if we or Blackstone fail to comply with the relevant laws and regulations or fail to provide the appropriate regulatory or other notifications of breach in a timely manner, it could result in regulatory investigations and penalties, which could lead to negative publicity and reputational harm and may cause our investors or Blackstone fund investors and clients to lose confidence in the effectiveness of our or Blackstone’s security measures.

Blackstone’s technology, data and intellectual property and the technology, data and intellectual property of its portfolio companies are also subject to a heightened risk of theft or compromise to the extent Blackstone and its portfolio companies engage in operations outside the U.S., in particular in those jurisdictions that do not have comparable levels of protection of proprietary information and assets such as intellectual property, trademarks, trade secrets, know-how and customer information and records. In addition, Blackstone and its portfolio companies may be required to compromise protections or forego rights to technology, data and intellectual property in order to operate in or access markets in a foreign jurisdiction. Any such direct or indirect compromise of these assets could have a material adverse impact on such businesses.

We depend on our headquarters in New York City, where most of our Blackstone’s personnel involved in our business are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Blackstone’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Technological innovations and other developments could adversely affect the Company and its investments.

Recent trends in the market generally, including technological developments in artificial intelligence, have disrupted the industry with technological or other innovations. In this period of rapid technological and commercial innovation, new businesses and approaches may be created that could affect the Company and/or its investments or alter the market practices that help frame its strategy. Any of these new approaches could damage the Company’s investments, significantly disrupt the market in which it operates and subject it to increased competition, which could materially and adversely affect its business, financial condition and results of investments. Moreover, given the pace of innovation in recent years, the impact on a particular investment may not have been foreseeable at the time we made the investment. Furthermore, we could base investment decisions on views about the direction or degree of innovation that prove inaccurate and lead to losses.

Changes in law or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

The Company, its borrowers, and other counterparties are subject to regulation at the local, state and federal level. New legislation may be enacted, or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and our shareholders, potentially with retroactive effect. Anticipating policy changes and reforms may be particularly difficult during periods of heightened partisanship at the federal, state and local levels, including due to the divisiveness surrounding populist movements, political disputes and socioeconomic issues. The failure to accurately anticipate the possible outcome of such changes and/or reforms could have a material adverse effect on our returns.

In recent years, there has been increased regulatory enforcement activity and rulemaking impacting the financial services industry. Under the prior U.S. presidential administration, including at the SEC and certain other regulatory bodies, policy changes could have imposed additional costs on us and our investments, required significant attention of senior management or resulted in limitations on the manner in which we or the companies in which we invest conduct business. We cannot predict at this time whether and the extent to which the current U.S. presidential administration and newly-appointed senior officials at the SEC and other federal agencies will pursue these or other policy changes. In addition, uncertainty regarding legislation and regulations affecting the financial services industry or taxation could also adversely impact our business or the business of our borrowers and issuers.

Additionally, any changes to or repeal of the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy to avail ourselves of new or different opportunities. Such changes could result in material differences to our strategies and plans as set forth in this Registration Statement and may result in our investment focus shifting from the areas of expertise of the Adviser to other types of investments in which the Adviser may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our financial condition and results of operations and the value of a shareholder’s investment.

Trade negotiations and related government actions may create regulatory uncertainty for our borrowers and issuers and adversely affect their businesses and financial condition and our ability to successfully execute our investment strategy.

In recent years, the U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto, and has proposed and/or taken actions to increase tariffs or other duties on goods or products being imported into the U.S. Recently announced tariffs in the U.S. have contributed to significant and ongoing uncertainty and volatility of debt and equity markets. There is significant uncertainty as to the outcome of ongoing global trade negotiations, the extent of retaliatory measures taken by other countries and the ultimate impact on the U.S. and global economies. A prolonged period of policy-driven uncertainty and continued market volatility increases the likelihood of a slowdown in the U.S. and global economies and could impact the ongoing recovery in the commercial real estate market, which could adversely affect us, our borrowers, their tenants and the value of the real estate assets related to our investments.

Financial regulatory changes in the U.S. could adversely affect our business.

The financial services industry continues to be the subject of heightened regulatory scrutiny in the U.S. There has been active debate over the appropriate extent of regulation and oversight of investment funds and their managers. We may be adversely affected as a result of new or revised regulations imposed by the SEC or other U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and regulations by these governmental authorities and self-regulatory organizations. Further, new regulations or interpretations of existing laws may result in enhanced disclosure obligations, including with respect to sustainability matters, which could negatively affect us and materially increase our regulatory burden. Increased regulations generally increase our costs, and we could continue to experience higher costs if new laws require us to spend more time or buy new technology to comply effectively.

Conversely, potential deregulation of the banking industry in the United States, including a rollback of existing regulatory requirements, could adversely affect the private credit industry and, consequently, our investment strategy, portfolio performance and overall returns. The U.S. private credit market has grown significantly in part due to legislation that took effect following the 2008-2009 financial crisis that imposed onerous capital and lending requirements on banks, limiting their ability to extend credit to borrowers. If such requirements are reduced or removed, competition for lending opportunities would likely increase, and our ability to deploy capital effectively could be negatively impacted.

Any changes in the regulatory framework applicable to our business, including the changes described above, may impose additional compliance and other costs, increase regulatory investigations of the investment activities of our funds, require the attention of our senior management, affect the manner in which we conduct our business and adversely affect our profitability. The full extent of the impact on us of any new laws, regulations or initiatives that may be proposed is impossible to determine.

The impact of financial reform legislation on us is uncertain.

In light of past market conditions in the U.S. and global financial markets, the U.S. and global economy, legislators, the presidential administration and regulators have increased their focus on the regulation of the financial services industry, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) which instituted a wide range of reforms that have impacted all financial institutions to varying degrees. While we cannot predict what effect any changes in the laws or regulations or their interpretations would have on us, these changes could be materially adverse to us and our shareholders.

Any changes in the regulatory framework applicable to our business, including the changes described above, may impose additional compliance and other costs, increase regulatory investigations of the investment activities of our funds, require the attention of our senior management, affect the manner in which we conduct our business and adversely affect our profitability. The full extent of the impact on us of any new laws, regulations or initiatives that may be proposed is impossible to determine.

We, the Adviser and our respective affiliates are subject to regulatory oversight, which could negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business.

Our business and the businesses of the Adviser and its affiliates are subject to extensive regulation, including periodic examinations, inquiries and investigations, which may result in enforcement and other proceedings, by governmental agencies and self- regulatory organizations in the jurisdictions in which we and they operate around the world, including the SEC and various other U.S. federal, state and local agencies. These authorities have regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular activities.

We, the Adviser, and its affiliates have received, and may in the future receive, requests for information, inquiries and informal or formal investigations or subpoenas from such regulators from time to time in connection with such inquiries and proceedings and otherwise in the ordinary course of business. These requests could relate to a broad range of matters, including specific practices of our business, the Adviser, our investments or other investments the Adviser or its affiliates make on behalf of their clients, potential conflicts of interest between us and the Adviser or its affiliates, or industry wide practices. Actions by and/or initiatives of the SEC and/or other regulators can have an adverse effect on our financial results, including as a result of the imposition of a sanction, a limitation on our, Blackstone’s or our personnel’s activities, or changing our historic practices. Any adverse publicity relating to an investigation, proceeding or imposition of these sanctions could harm our or Blackstone’s reputation and have an adverse effect on our future fundraising or operations. The costs of responding to legal or regulatory information requests, any increased reporting, registration and compliance requirements will be borne by us in the form of legal or other expenses, litigation, regulatory proceedings or penalties, may divert the attention of our management, may cause negative publicity that adversely affects investor sentiment, and may place us at a competitive disadvantage, including to the extent that we, the Adviser or any of its affiliates are required to disclose sensitive business information or alter business practices.

In addition, in October 2022, the SEC initiated a sweep of private equity and other types of investment advisors relating to the retention of certain types of electronic business communications, including text messages, that may be required to be preserved under certain SEC rules. Blackstone received a request for information as part of this sweep and cooperated with the SEC. In January 2025, certain Blackstone registered investment advisers entered into a settlement with the SEC to resolve this inquiry, which included a combined civil monetary penalty of $12 million. Blackstone, and not any fund or limited partner, paid the full amount of these penalties.

Furthermore, efforts by the current administration or future administrations could have further impacts on our industry if previously enacted laws are amended or if new legislative or regulatory reforms are adopted. In addition, a future change in administration may lead to leadership changes at a number of U.S. federal regulatory agencies with oversight over the U.S. financial services industry. Such changes would pose uncertainty with respect to such agencies’ ongoing policy priorities and could lead to increased regulatory enforcement activity in the financial services industry. Any changes or reforms may impose additional costs on our current or future investments, require the attention of senior management or result in other limitations on our business or investments. We are unable to predict at this time the likelihood or effect of any such changes or reforms.

We are subject to risks related to sustainability matters.

Although the Adviser’s consideration of sustainability factors is intended to aid the Adviser in evaluating the return and risk profile of a given investment and is not expected to by itself determine an investment decision for us, the Adviser’s consideration of sustainability factors could, to the extent material economic risks or opportunities associated with an investment are identified, cause the Adviser to consider taking a different action than may have been taken in the absence of such consideration, which could cause us to perform differently compared to funds or other investors that do not consider such risks and opportunities. Further, although the Adviser views application of its sustainability framework to be an opportunity to potentially enhance or protect the performance of investments over the long-term, the Adviser cannot guarantee that any consideration of sustainability factors will positively impact performance.

Investors and other stakeholders have become more focused on understanding how companies address a variety of sustainability factors. As they evaluate investment decisions, many investors look not only at company disclosures but also to benchmarks and rating systems that have been developed by third parties to allow them to compare and monitor the sustainability impact of their investments. The criteria used in these ratings systems may conflict and change frequently, and we cannot predict how these third parties will score us, nor can we have any assurance that they score us or other companies accurately or that other companies have provided them with accurate data. If our ratings, disclosures or practices with respect to sustainability do not meet the standards set by such investors or our shareholders, they may choose not to invest in our common shares. Relatedly, we risk damage to our reputation, if we do not, or are perceived to not, act responsibly in a number of areas, such as greenhouse gas emissions, energy management, human rights, community relations, workforce health and safety, and business ethics and transparency. Adverse performance or incidents with respect to sustainability matters or negative ratings or assessments by third-party raters could impact the value of our brand, or the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations. At the same time, some stakeholders and regulators have increasingly expressed or pursued opposing views, legislation and investment expectations with respect to sustainability initiatives. This divergence increases the risk that any action or lack thereof with respect to sustainability matters will be perceived negatively by at least some stakeholders and adversely impact our reputation and business.

There is a growing regulatory interest across jurisdictions in improving transparency regarding the definition, measurement and disclosure of sustainability factors in order to allow investors to validate and better understand sustainability claims. New regulatory initiatives related to sustainability that are applicable to us could adversely affect our business. Rules, regulations and stakeholder expectations concerning sustainability matters have been subject to increased attention and shifting focus in recent years. Some of these changes are likely to result in increased general and administrative expenses and increased management time and attention spent complying with or meeting such regulations and expectations. If we fail or are perceived to fail to comply with applicable rules, regulations and meet stakeholder expectations, it could negatively impact our reputation and our business results.

We and the Adviser could be the target of litigation or regulatory investigations.

We as well as our Adviser and its affiliates participate in a highly regulated industry and are each subject to regulatory examinations in the ordinary course of business. There can be no assurance that we and our Adviser and/or any of its affiliates will avoid regulatory investigation and possible enforcement actions stemming therefrom. Our Adviser is a registered investment adviser and, as such, is subject to the provisions of the Advisers Act. We and our Adviser are each, from time to time, subject to formal and informal examinations, investigations, inquiries, audits and reviews from numerous regulatory authorities both in response to issues and questions raised in such examinations or investigations and in connection with the changing priorities of the applicable regulatory authorities across the market in general.

Our Adviser, its affiliates and/or any of their respective principals and employees could also be named as defendants in, or otherwise become involved in, litigation. Litigation and regulatory actions can be time- consuming and expensive and can lead to unexpected losses, which expenses and losses are often subject to indemnification by us. Legal proceedings could continue without resolution for long periods of time and their outcomes, which could materially and adversely affect the value of us or the ability of our Adviser to manage us, are often impossible to anticipate. Our Adviser would likely be required to expend significant resources responding to any litigation or regulatory action related to it, and these actions could be a distraction to the activities of our Adviser.

Our investment activities are subject to the normal risks of becoming involved in litigation by third parties. This risk would be somewhat greater if we were to exercise control or significant influence over a borrower’s direction. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would, absent willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved by our Adviser, our Administrator, or any of our officers, be borne by us and would reduce our net assets. Our Adviser and others are indemnified by us in connection with such litigation, subject to certain conditions.

State and foreign licensing requirements will cause us to incur expenses and our failure to be properly licensed may have a material adverse effect on us and our operations.

Non-bank companies are generally required to hold licenses in a number of U.S. states and foreign jurisdictions to conduct lending activities. These licensing statutes vary from jurisdiction to jurisdiction and prescribe or impose various recordkeeping requirements; restrictions on loan origination and servicing practices, including limits on finance charges and the type, amount and manner of charging fees; disclosure requirements; requirements that licensees submit to periodic examination; surety bond and minimum specified net worth requirements; periodic financial reporting requirements; notification requirements for changes in principal officers, stock ownership or corporate control; restrictions on advertising; and requirements that loan forms be submitted for review. Obtaining and maintaining licenses will cause us to incur expenses and failure to be properly licensed under such laws or otherwise may have a material adverse effect on us and our operations.

Transactions denominated in foreign currencies subject us to foreign currency risks.

We may hold assets and make borrowings denominated in foreign currencies, and may acquire assets or make borrowings denominated in other foreign currencies, which exposes us to foreign currency risk. As a result, a change in foreign currency exchange rates may have an adverse impact on the valuation of our assets or liabilities, as well as our income and cash flows. As a result of foreign currency fluctuations, the value of our liabilities and expenses may increase or the value of our assets and income may decrease due to factors outside of our control, which can have a negative effect on our NAV and cash available for distribution. Any such changes in foreign currency exchange rates may impact the measurement of such assets or liabilities for purposes of maintaining RIC tax treatment or the requirements under the 1940 Act. We may seek to hedge against currency exchange rate fluctuations by using financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the 1940 Act, but there is no guarantee such efforts will be successful and such hedging strategies create additional costs. See “—Risks Related to the Company’s Investments—We may acquire various financial instruments for purposes of “hedging” or reducing our risks, which may be costly and ineffective and could reduce our cash available for distribution to our shareholders.”

Economic and trade sanctions and anti-bribery regulations may limit the Company’s ability to transact in certain countries or with certain parties.

Economic and trade sanctions laws in the U.S. and other jurisdictions may prohibit the Company and the Company’s professionals from transacting with or in certain countries and with certain individuals and companies. In the U.S., the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) administers and enforces laws, Executive Orders and regulations establishing U.S. economic and trade sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, sanction evaders, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs. The lists of OFAC prohibited countries, territories, persons and entities, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, can be found on the OFAC website at www.treas.gov/ofac. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. Other jurisdictions maintain different and/or additional economic and trade sanctions. These types of sanctions may significantly restrict the Company’s investment activities in certain countries and, in particular, certain emerging market countries. At the same time, the Company may be obligated to comply with certain anti-boycott laws and regulations, which prevents the Company from engaging in certain discriminatory practices that may be allowed or required in certain jurisdictions. The Company’s failure to discriminate in this manner could make it more difficult for the Company to pursue certain investments and engage in certain business activities.

In some countries, there is a greater acceptance than in the U.S. and the U.K. of government involvement in commercial activities, and of corruption. The Company, the Company’s professionals and the Adviser are committed, to the fullest extent permitted by applicable law, to complying with the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act and other anti-corruption laws and regulations, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that violate such laws or regulations. Such laws and regulations may make it difficult in certain circumstances for the Company to act successfully on investment opportunities and for investments to obtain or retain business.

The U.S. Department of Justice and the SEC have in the past devoted greater resources to enforcement of the FCPA. In addition, the U.K., with enactment of the U.K. Bribery Act, has expanded the reach of its anti-bribery laws significantly. While the Adviser has developed and implemented policies and procedures designed to ensure strict compliance by the Company and its personnel with the FCPA and the U.K. Bribery Act and the sanctions regimes that apply to the Company, such policies and procedures may not be effective in all instances to prevent violations. In addition, in spite of the Company’s policies and procedures, affiliates, particularly in cases in which the Company or another fund or vehicle sponsored by the Company does not control such affiliate, may engage in activities that could result in FCPA, U.K. Bribery Act or other violations of law. Any determination that the Company has violated the FCPA, U.K. Bribery Act or other applicable anti-corruption laws or anti-bribery laws or sanctions requirements could subject the Company to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation, disclosure obligations and a general loss of investor confidence, any one of which could adversely affect the Company’s business prospects and/or financial position, as well as the Company’s ability to achieve its investment objectives and/or conduct its operations.

Our Board of Trustees may amend our Declaration of Trust without prior shareholder approval.

Our Board of Trustees may, without shareholder vote, subject to certain exceptions, amend or otherwise supplement the Declaration of Trust. Similarly, the Board of Trustees may, without a shareholder vote, amend our bylaws.

Provisions of our Declaration of Trust and bylaws could deter takeover attempts and have an adverse effect on the value of our common shares.

Our Declaration of Trust and bylaws include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Company or to change the composition of the Board of Trustees. These provisions may have the effect of discouraging attempts to acquire control of the Company, which attempts could have the effect of increasing the expenses of the Company and interfering with the normal operation of the Company. The trustees are elected for indefinite terms and do not stand for reelection. A trustee may be removed from office (i) at any meeting of shareholders by a vote of not less than two-thirds of the outstanding voting common shares or (ii) with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective. The trustees may also fill vacancies caused by enlargement of their number or by the death, resignation or removal of a trustee. The Declaration of Trust requires the affirmative vote of not less than seventy-five percent (75%) of the common shares of the Company to approve, adopt or authorize an amendment to the Declaration of Trust that makes the common shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities, as defined in the 1940 Act, is required, notwithstanding any provisions of our bylaws. The Declaration of Trust, including the anti-takeover provisions contained therein, was considered and ratified by the Company’s Board of Trustees. These provisions, as well as other provisions we have adopted in our Declaration of Trust and bylaws, may delay, defer or prevent a transaction or a change in control in circumstances that could give our shareholders the opportunity to realize a premium of the NAV of our common shares.

We will not be required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold shareholder advisory votes on executive compensation.

Once we are no longer an emerging growth company, so long as our common shares are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the 1934 Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.

We cannot predict if investors will find our common shares less attractive because we choose to rely on any of the exemptions discussed above.

As noted above, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to take advantage of this transition period.

Risks Related to the Company’s Investments

Our real estate credit investments expose us to risks.

The Company’s investment strategy is to originate, acquire, finance and manage a portfolio consisting of a broad range of real estate-related investments in or relating to private and public debt, equity or other interests on a global basis, with a primary focus in the U.S. As such, we are subject to, among other things, risk of defaults by borrowers in paying debt service on outstanding indebtedness and to other impairments of our loans and investments. Any deterioration of real estate fundamentals generally, and in the U.S. in particular, could negatively impact our performance by making it more difficult for borrowers of our mortgage loans, or borrower entities, to satisfy their debt payment obligations, increasing the default risk applicable to borrowers, and/or making it more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of borrowers and/or the value of underlying real estate collateral relating to our investments and may include economic and/or market fluctuations, changes in building, environmental, zoning and other laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand of real estate products, fluctuations in real estate fundamentals, the financial resources of borrower entities, energy supply shortages, various uninsured or uninsurable risks, natural disasters, pandemics or outbreaks of contagious disease, political events, terrorism and acts of war, trade conflicts and trade barriers including tariffs, changes in government regulations, changes in monetary policy, changes in real property tax rates and/or tax credits, changes in operating expenses, changes in capital expenditure costs, changes in interest rates, changes in inflation rates, changes in foreign exchange rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, changes in consumer spending, negative developments in the economy and/or adverse changes in real estate values generally and other factors that are beyond our control. Concerns about the real estate market, high interest rates, inflation, energy costs, geopolitical issues, and other global events outside of our control have contributed, and may in the future contribute, to increased volatility and diminished expectations for the economy and markets going forward.

We cannot predict the degree to which economic conditions generally, and the conditions for real estate debt investing in particular, will improve or decline. Any declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our business, financial condition, and results of operations.

Our commercial mortgage and mezzanine debt investments expose us to risks.

The Company expects to invest in commercial mortgage and mezzanine debt (including pools thereof), which are secured, directly or indirectly, by commercial properties and are subject to risks of delinquency, foreclosure and losses.

With most commercial mortgage and mezzanine debt, the bulk of the loan balance is payable at maturity with a one-time “balloon payment.” Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, and full satisfaction of a commercial real estate loan will be affected by the borrower’s access to credit or a functioning sales market. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan may be impaired.

Commercial mortgage and mezzanine debt are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial real estate loan, then the options for financial recovery are limited. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which the Company directly or indirectly invests increase, the performance of the Company’s investments related thereto may be adversely affected. Default rates and losses on commercial real estate loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the properties are located, the borrower’s equity in the underlying property or assets and the financial circumstances of the borrower. A decline in property values in specific commercial real estate markets or specific real estate or credit markets may result in higher delinquencies and defaults. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial real estate loan. In certain instances, a negotiated settlement or an amendment to the terms of the commercial real estate loan are the only options before an ultimate foreclosure on the commercial property. As described more fully below, foreclosure is costly and often protracted due to litigation and bankruptcy restrictions. The ultimate disposition of a foreclosed property may also yield a price insufficient to cover the cost of the foreclosure process and the balance attached to the defaulted commercial real estate loan. It may in the future become difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, ultimately leading to a decline in the value of such investments.

In the event of any default under a mortgage or mezzanine loan held directly by the Company, it will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or mezzanine loan, which could have a material adverse effect on the Company. In the event of the bankruptcy of a mortgage or mezzanine loan borrower, the mortgage or mezzanine loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage or mezzanine loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally will have to foreclose on the equity, purchase the senior debt or negotiate a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.

Our investments may face credit risk, which in turn may impact our business and the return to shareholders.

Credit risk is the risk that an underlying issuer or borrower will be unable to make principal and interest payments on its outstanding debt or other payment obligations when due or otherwise defaults on its obligations to the Company and/or that the guarantors or other sources of credit support for such persons do not satisfy their obligations. The Company’s return to shareholders would be adversely impacted if an underlying issuer of debt investments or other instruments or a borrower under a loan in which the Company invests were to become unable to make such payments when due.

Although the Company may make investments that the Adviser believes are secured by specific collateral the value of which may initially exceed the principal amount of such investments or the Company’s fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. In addition, in the event of bankruptcy of a borrower, shareholders could experience delays or limitations with respect to its ability to enforce rights against and realize the benefits of the collateral securing an investment. Under certain circumstances, collateral securing an investment may be released without the consent of the Adviser and/or the shareholder or the shareholder’s expected rights to such collateral could, under certain circumstances, be voided or disregarded. The Company’s investments in secured debt may be unperfected for a variety of reasons, including the failure to make required filings by lenders and, as a result, the shareholder may not have priority over other creditors as anticipated. The Company may also invest in leveraged loans, high yield securities, marketable and non-marketable common and preferred equity securities and other unsecured investments, each of which involves a higher degree of risk than senior secured loans. Furthermore, the Company’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of a senior lender, to the extent applicable. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, certain instruments may provide for payments-in-kind, which have a similar effect of deferring current cash payments. In such cases, a borrower’s ability to repay the principal of an investment may depend on a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

With respect to the Company’s investments in any number of credit products, if the borrower or issuer breaches any of the covenants or restrictions under the credit agreement or indenture that governs loans or securities of such issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by the Company. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the Company’s investment or result in a pre-payment (in whole or in part) of the Company’s investment.

Similarly, while the Adviser will generally target investing the Company’s assets in borrowers it believes are of high quality, these borrowers could still present a high degree of business and credit risk. The Company’s investments could deteriorate as a result of, among other factors, an adverse development in their underlying assets, a change in the competitive environment or economic and financial market downturns and dislocations. As a result, investments that the Adviser expected to be stable or improve may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress.

Commercial real estate-related investments that are secured, directly or indirectly, by real property are subject to delinquency, foreclosure and loss, which could result in losses to us.

We expect to invest in commercial mortgage and mezzanine debt (including pools thereof), which are secured by commercial properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things:

•	tenant mix and tenant bankruptcies;

•	success of tenant businesses;

•	property management decisions, including with respect to capital improvements, particularly in older building structures;

•	renovations or repositionings during which operations may be limited or halted completely;

•	property location and condition, including without limitation, any need to address climate-related risks or environmental contamination at a property;

•	competition from other properties offering the same or similar services;

•	changes in laws that increase operating expenses or limit rents that may be charged;

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changes in interest rates, foreign exchange rates, and in the state of the credit and securitization markets and the debt and equity capital markets, including diminished availability or lack of debt financing for commercial real estate;

•	global trade disruption or conflict, the imposition of tariffs or other trade barriers, other changes to trade policy in the U.S. and other jurisdictions and supply chain issues;

•	labor shortages and increasing wages;

•	higher rates of inflation;

•	changes in global, national, regional or local economic conditions and/or the conditions of specific industry segments;

•	declines in global, national, regional or local real estate values;

•	declines in global, national, regional or local rental and/or occupancy rates;

•	changes in real estate tax rates, tax credits and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including income tax regulations and environmental legislation;

•	any liabilities relating to environmental matters at the property;

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acts of God, natural disasters, pandemics or other severe public health events, climate-related risks, terrorism or other hostilities, social unrest and civil disturbances, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; and

•	adverse changes in zoning laws.

In addition, we may be exposed to the risk of judicial proceedings with our borrowers and entities we invest in, including bankruptcy or other litigation, as a strategy to avoid foreclosure or enforcement of other rights by us as a lender or investor. In the event that any of the properties or entities underlying or collateralizing our loans or investments experiences or continues to experience any of the other foregoing events or occurrences, the value of, and return on, such investments could be reduced, which would adversely affect our results of operations and financial condition.

B-Notes, mezzanine loans, and other investments (such as preferred equity) that are subordinated or otherwise junior in the capital structure and that involve privately negotiated structures will expose us to greater risk of loss.

We may originate or acquire B-Notes, mezzanine loans and other investments (such as preferred equity) that are subordinated or otherwise junior in the capital structure and that involve privately negotiated structures. To the extent we invest in subordinated debt or mezzanine tranches of an entity’s capital structure, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of holders of more senior tranches in the issuer’s capital structure and, to the extent applicable, contractual intercreditor, co-lender and/or participation agreement provisions. Significant losses related to such loans or investments could adversely affect our results of operations and financial condition.

As the terms of such loans and investments are subject to contractual relationships among lenders, co-lending agents and others, they can vary significantly in their structural characteristics and other risks. For example, the rights of holders of B-Notes to control the process following a borrower default may vary from transaction to transaction.

Like B-Notes, mezzanine loans are by their nature structurally subordinated to more senior property-level financings. If a borrower defaults on our mezzanine loan or on debt senior to our loan, or if the borrower is in bankruptcy, our mezzanine loan will be satisfied only after the property-level debt and other senior debt is paid in full. As a result, a partial loss in the value of the underlying collateral can result in a total loss of the value of the mezzanine loan. In addition, even if we are able to foreclose on the underlying collateral following a default on a mezzanine loan, we would be substituted for the defaulting borrower and, to the extent income generated on the underlying property is insufficient to meet outstanding debt obligations on the property, we may need to commit substantial additional capital and/or deliver a replacement guarantee by a creditworthy entity, which may include us, to stabilize the property and prevent additional defaults to lenders with existing liens on the property. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to our B-Notes and mezzanine loans would result in operating losses for us and may limit our ability to pay distributions to our shareholders.

Loans or investments involving international real estate-related assets are subject to special risks that we may not manage effectively, which could have a material adverse effect on our results of operations and financial condition and our ability to pay distributions to our shareholders.

We expect to invest a portion of our capital in assets outside the U.S. and may increase the percentage of our investments outside the U.S. over time. Our investments in non-domestic real estate-related assets may subject us to certain risks associated with international investments generally, including, among others:

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currency exchange matters, including fluctuations in currency exchange rates and costs associated with conversion of investment principal and income from one currency into another, which may have an adverse impact on the valuation of our assets or income, regardless of any hedging activities we undertake, which may not be adequate;

•	less developed or efficient financial markets than in the U.S., which may lead to potential price volatility and relative illiquidity;

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the burdens of complying with international regulatory requirements, including the requirements imposed by exchanges on which our international affiliates list debt securities issued in connection with the financing of our loans or investments involving international real-estate related assets, and prohibitions that differ between jurisdictions;

•	changes in laws or clarifications to existing laws that could impact our tax treaty positions, which could adversely impact the returns on our investments;

•	a less developed legal or regulatory environment, differences in the legal and regulatory environment or enhanced legal and regulatory compliance;

•	political hostility to investments by foreign investors;

•	higher rates of inflation;

•	higher transaction costs;

•	greater difficulty enforcing contractual obligations;

•	fewer investor protections;

•	war or other hostilities;

•

certain economic and political risks, including potential exchange control regulations and restrictions on our non-U.S. investments and repatriation of profits from investments or of capital invested, the risks of political, economic or social instability, the possibility of expropriation or confiscatory taxation and adverse economic and political developments; and

•	potentially adverse tax consequences.

If any of the foregoing risks were to materialize, they could adversely affect our results of operations and financial condition and our ability to pay distributions to our shareholders.

A prolonged economic slowdown, a lengthy or severe recession, severe public health events or declining real estate values could impair our investments and harm our operations.

We believe the risks associated with our business will be more severe during periods of economic slowdown or recession if these periods are accompanied by declining real estate values. Declining real estate values will likely reduce the level of new mortgage and other real estate-related loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase of or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the value of real estate weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover its cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect our ability to invest in, sell and securitize loans, which would materially and adversely affect our results of operations, financial condition, liquidity and business and our ability to pay dividends to shareholders.

Market disruptions in a single country could cause a worsening of conditions on a regional and even global level, and economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets. For example, concerns about the fiscal stability and growth prospects of certain European countries in the last economic downturn had a negative impact on most economies of the Eurozone and global markets. In addition, the ongoing conflicts between Russia and Ukraine and the conflict and escalating tensions in the Middle East have disrupted energy prices and the movement of goods in those countries and others in those regions, which has resulted, and may continue to result, in rising energy costs and inflation more generally. The occurrence of similar crises in the future could cause increased volatility in the economies and financial markets of countries throughout a region, or even globally.

Additionally, global trade disruption or conflict, the imposition of tariffs or other trade barriers, other changes to trade policy in the U.S. and other jurisdictions, war or other hostilities, together with any future downturns in the global economy resulting therefrom, have in the past and may in the future continue to contribute to significant volatility in the financial markets, including material interest rate changes, and could adversely affect our performance. See “—Risks Related to the Company’s Business and Structure—Trade negotiations and related government actions may create regulatory uncertainty for our borrowers and issuers and adversely affect their businesses and financial condition and our ability to successfully execute our investment strategy.”

Furthermore, severe public health events, such as those caused by the COVID-19 pandemic, may occur from time to time, and could directly and indirectly impact us in material respects that we are unable to predict or control. In addition, we may be materially and adversely affected as a result of many related factors outside our control, including the effectiveness of governmental responses to a severe public health event, pandemic or epidemic, the extension, amendment or withdrawal of any programs or initiatives established by governments and the timing and speed of economic recovery. Actions taken in response may contribute to significant volatility in the financial markets, resulting in increased volatility in equity prices, material interest rate changes, supply chain disruptions, such as simultaneous supply and demand shock to global, regional and national economies, and an increase in inflationary pressures.

Long-term macroeconomic effects from a severe public health event, pandemic or epidemic, including from supply and labor shortages, workforce reductions in response to challenging economic conditions, or shifts in demand for real estate may have an adverse impact on our portfolio, which includes loans collateralized by office, hotel, and other asset classes that are particularly negatively impacted by such supply and labor issues. The impact of such long-term effects may disproportionally affect certain asset classes and geographic areas. For example, many businesses increasingly permit employees to work from home and make use of flexible work schedules, open workplaces, videoconferences and teleconferences, which have had and could continue to have a longer-term impact on the demand for both office space and hotel rooms for business travel, which could adversely affect our investments in assets secured by office or hotel properties. While we believe the principal amount of our loans are generally adequately protected by underlying property value, there can be no assurance that we will realize the entire principal amount of certain investments.

In addition, the failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which we and/or our borrowers have a commercial relationship could adversely affect, among other things, our and/or our borrowers’ ability to pursue key strategic initiatives, including by affecting our or our borrower’s ability to access deposits or borrow from financial institutions on favorable terms. Additionally, if a borrower or its sponsor has a commercial relationship with a bank that has failed or is otherwise distressed, the borrower may experience issues receiving financial support from a sponsor to support its operations or consummate transactions, to the detriment of its business, financial condition and/or results of operations. In addition, such bank failure(s) could affect, in certain circumstances, the ability of both affiliated and unaffiliated co-lenders, including syndicate banks or other Blackstone-advised vehicles, to undertake and/or execute co-investment transactions with the Company, which in turn may result in fewer co-investment opportunities being made available to the Company or impact the Company’s ability to provide additional follow-on support. The ability of the Company, its subsidiaries and borrowers to spread banking relationships among multiple institutions may be limited by certain contractual arrangements, including liens placed on their respective assets as a result of a bank agreeing to provide financing.

We expect to invest in securities rated below investment grade, which exposes us to multiple risks.

We expect to invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid. The major risks of below investment grade securities include: (i) below investment grade securities may be issued by less creditworthy issuers. Issuers of below investment grade securities may have a larger amount of outstanding debt relative to their assets than issuers of investment grade securities. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of holders of below investment grade securities, leaving few or no assets available to repay holders of below investment grade securities; (ii) prices of below investment grade securities are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of below investment grade securities than on other higher-rated fixed income securities; (iii) issuers of below investment grade securities may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing; (iv) below investment grade securities frequently have redemption features that permit an issuer to repurchase the security from us before it matures. If the issuer redeems below investment grade securities, we may have to invest the proceeds in securities with lower yields and may lose income; (v) below investment grade securities may be less liquid than higher-rated fixed income securities, even under normal economic conditions. There are fewer dealers in the below investment grade securities market, and there may be significant differences in the prices quoted by the dealers. Judgment may play a greater role in valuing these securities and we may be unable to sell these securities at an advantageous time or price; (vi) we may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

The credit rating of a high yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

We may invest in investment grade securities, which exposes us to downgrade risk.

We may invest in investments relating to “high-grade” or “investment grade” debt or debt instruments determined by the Adviser to be of reasonably high credit quality. Such investments are not immune from the credit risks associated with credit instruments that are not “high-grade” or “investment grade” and may subsequently become non-investment grade as a result of financial difficulties encountered by the issuers or borrowers or otherwise as a result of market conditions in the credit and interest rate markets and prevailing monetary and fiscal policies enacted by governments and monetary authorities. No assurance can be made with respect to recovery of principal or timely payment of interest payments, or that losses may not otherwise be incurred in respect of the Company even to the extent invested in “high grade” or “investment grade” credit investments.

Any distressed loans or investments we make, or loans and investments that later become distressed, may subject us to losses and other risks.

Our loans and investments will focus primarily on “performing” real estate-related interests. Certain of our loans and investments may also include making distressed investments from time to time (e.g., investments in defaulted, out-of-favor or distressed loans and debt securities) and we may make investments that become “sub-performing” or “non-performing” following our origination or acquisition thereof. Certain of our investments may involve properties that are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of risk. During an economic downturn or recession, loans or securities of financially or operationally troubled borrowers or issuers are more likely to go into default than loans or securities of other borrowers or issuers. Loans or securities of financially or operationally troubled issuers are less liquid and more volatile than loans or securities of borrowers or issuers not experiencing such difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and ask prices may be greater than normally expected. Investment in the loans or securities of financially or operationally troubled borrowers or issuers involves a high degree of credit and market risk.

Loans on properties in transition may involve a greater risk of loss than conventional mortgage loans.

The typical borrower in a transitional loan has usually identified an asset that it views as undervalued, having been under-managed and/or located in a recovering market, and is seeking relatively short-term capital to be used in an acquisition or rehabilitation of a property. If the borrower’s assessment of the asset as undervalued is inaccurate, or if the market in which the asset is located fails to sufficiently improve according to the borrower’s projections, or if the borrower fails to sufficiently improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover all or a portion of our investment. During periods in which there are decreases in demand for certain properties as a result of macroeconomic factors, reductions in the financial resources of tenants and defaults by borrowers or tenants, borrowers face additional challenges in transitioning properties. Market downturns or other adverse macroeconomic factors may affect transitional loans in our portfolio more adversely than loans secured by more stabilized assets.

In addition, borrowers usually use the proceeds of a sale or a refinancing to repay a loan, and both sales and refinancings are subject to the broader risk that the underlying collateral may not be liquid and that financing may not be available on acceptable terms or at all. In the event of any default under one of our loans, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the underlying collateral and the principal amount and unpaid interest of the loan. To the extent we suffer such losses with respect to our loans, it could adversely affect our results of operations and financial condition.

Risks of cost overruns and noncompletion of renovations of properties in transition may result in significant losses.

The renovation, refurbishment or expansion of a property in transition by a borrower involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property in transition up to standards established for the market position intended for that property may prove inaccurate. Inflation in the cost of labor and materials, as well as global supply chain shortages or slowdowns can also create challenges for borrowers in transitioning properties. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals (e.g., for condominiums) and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged reduction of net operating income and may not be able to make payments on our investment on a timely basis or at all, which could result in significant losses.

There are increased risks involved with construction lending activities.

We may invest in loans that fund the construction or development of real estate-related assets, which may expose us to increased lending risks. Construction lending may involve a higher degree of risk of non-payment and loss than other types of lending due to a variety of factors, including the difficulties in estimating construction costs and anticipating construction delays (or governmental shut-downs of construction activity) and, generally, the dependency on timely, successful completion and the lease-up and commencement of operations post-completion. Further, as the lender under a construction loan, we may be obligated to fund all or a significant portion of the loan at one or more future dates. We may not have the funds available at such future date(s) to meet our funding obligations under the loan. In that event, we would likely be in breach of the loan unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all.

If a borrower fails to complete the construction of a project or experiences cost overruns, there could be adverse consequences associated with the loan, including a decline in the value of the property securing the loan, a borrower claim against us for failure to perform under the loan documents if we choose to stop funding, increased costs to the borrower that the borrower is unable to pay, a bankruptcy filing by the borrower, and abandonment by the borrower of the collateral for the loan.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

Our loans and investments may be concentrated in terms of geography, asset types, and sponsors, which could subject us to increased risk of loss.

We are not required to observe specific diversification criteria. Therefore, our investments may at times be concentrated in certain property types that may be subject to higher risk of default or foreclosure, or secured by properties concentrated in a limited number of geographic locations.

We do not currently intend to concentrate, except to the extent necessary to focus on U.S. investments in order to comply with BDC rules regarding Qualifying Assets (see “Item 1. Business—Regulation as a Business Development Company”); however, subject to the Adviser’s judgment regarding attractive investment opportunities, the Company retains the flexibility to concentrate its investments in the future. To the extent that our assets are concentrated in any one region, sponsor or type of asset, economic and business downturns generally relating to such region, sponsor or type of asset may result in defaults on a number of our investments within a short time period, which could adversely affect our results of operations and financial condition. In addition, because of asset concentrations, even modest changes in the value of the underlying real estate assets could have a significant impact on the value of our investment.

As a result of any high levels of concentration, any adverse economic, political or other conditions that disproportionately affects those geographic areas or asset classes could have a magnified adverse effect on our results of operations and financial condition, and the value of our shareholders’ investments could vary more widely than if we invested in a more diverse portfolio of loans.

Our due diligence process for investment opportunities may not reveal all relevant information.

Before making investments, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances relevant to each potential investment. When conducting due diligence, we may be required to evaluate important and complex issues, including but not limited to those related to business, financial, tax, accounting, environmental, sustainability, legal, and regulatory and macroeconomic trends. With respect to sustainability, the nature and scope of our diligence will vary based on the investment, but may include a review of, among other things: energy management, air and water pollution, land contamination, human capital management, human rights, employee health and safety, accounting standards and bribery and corruption. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of potential investment. The due diligence investigation with respect to any investment opportunity may not reveal or highlight all relevant facts (including fraud) or risks that may be necessary or helpful in evaluating such investment opportunity, and we may not identify or foresee future developments that could have a material adverse effect on an investment.

In addition, selecting and evaluating material sustainability factors is subjective by nature, and there is no guarantee that the criteria utilized or judgment exercised by us or a third-party sustainability specialist (if any) will reflect the beliefs, values, internal policies or preferred practices of any particular investor or align with the beliefs or values or preferred practices of other asset managers or with market trends. The materiality of sustainability risks and impacts on an individual potential investment or portfolio as a whole are dependent on many factors, including the relevant industry, country, asset class and investment style. Our loss estimates may not prove accurate, as actual results may vary from estimates. If we underestimate the asset-level losses relative to the price we pay for a particular investment, we may be required to recognize an impairment and/or realize losses with respect to such investment.

Moreover, our investment analyses and decisions may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to us at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment. Further, some matters covered by our diligence, such as sustainability, are continuously evolving and we may not accurately or fully anticipate such evolution.

The illiquidity of certain assets we may invest in may adversely affect our business.

The illiquidity of certain assets we may invest in may make it difficult for us to sell such investments, if needed. Certain assets such as mortgages, B-Notes, mezzanine and other loans (including loan participations) and preferred equity, in particular, are relatively illiquid investments due to their short tenor, are potentially unsuitable for securitization and have a greater difficulty of recovery in the event of a borrower’s default. We are also required to hold certain risk retention interests in certain securitization transactions. In addition, certain of our investments may become less liquid after our investment as a result of periods of delinquencies or defaults or turbulent market conditions, including due to current market conditions and exacerbated market volatility, which may make it more difficult for us to dispose of such assets at advantageous times or in a timely manner. Moreover, many of the loans and securities we invest in are not registered under the relevant securities laws, resulting in limitations or prohibitions against their transfer, sale, pledge or their disposition. As a result, many of our investments are illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, for example as a result of margin calls, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment to the extent that we or our Adviser (and/or its affiliates) has or could be attributed as having material, nonpublic information regarding the borrower entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be limited, which could adversely affect our results of operations and financial condition.

We may not have the funds or ability to make additional investments in our borrowers or to meet our unfunded future funding commitments.

After our initial investment in a borrower, we may be called upon from time to time to provide additional funds to such borrower, including to meet our unfunded future funding commitments. There is no assurance that we will make, or will have sufficient funds to make, any such additional investment. Any failure to do so could adversely affect us and reduce the expected return on the investment.

Our investments may include OID and PIK instruments.

To the extent that we invest in OID or PIK instruments and the accretion of OID or PIK interest income constitutes a portion of our income, and such OID or PIK loans constitute a significant portion of the Company’s investments, the Company and shareholders will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following: (i) the higher interest rates on PIK instruments reflect the payment deferral, increased credit risk associated with these instruments and, with respect to borrowers who may not be able to pay interest current, the time-value of money on deferred interest payments; and PIK instruments generally represent a significantly higher credit risk than coupon loans; (ii) OID and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral; (iii) an election to defer PIK interest payments by adding them to the principal on such instruments increases our future investment income which increases our net assets; (iv) market prices of PIK instruments and other zero-coupon instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash; (v) the deferral of PIK interest on an instrument increases the loan-to-value ratio, which is a measure of the riskiness of a loan, with respect to such instrument; (vi) even if the conditions for income accrual under GAAP are satisfied, interest payments not paid in cash on a PIK loan are subject to the risk that a borrower could still default when actual payment is due in cash upon the maturity of such loan; (vii) for accounting purposes, cash distributions to investors representing OID income do not come from paid-in capital, although they may be paid from offering proceeds; therefore, although a distribution of OID income may come from the cash invested by investors, the 1940 Act does not require that investors be given notice of this fact; (viii) the required recognition of OID or PIK interest for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents a non-cash component of our investment company taxable income that may require cash distributions to shareholders in order to qualify for and maintain our tax treatment as a RIC; and

(ix) OID may create a risk of non-refundable cash payments to the Adviser based on non-cash accruals that may never be realized. The Adviser may utilize various investments and investment techniques in the pursuit of the Company’s investment strategy.

The timing of loan repayment is difficult to predict and may adversely affect our financial performance and cash flows.

We will originate floating-rate mortgage loans secured by commercial real estate assets. Generally, our mortgage loan borrowers may repay their loans prior to their stated maturities. In periods of declining interest rates and/or credit spreads, prepayment rates on loans will generally increase. If general interest rates or credit spreads decline at the same time, the proceeds of such prepayments received during such periods may not be reinvested for some period of time or may be reinvested by us in assets with lower yields than the assets that were prepaid. In periods of increasing interest rates and/or credit spreads, prepayment rates on loans will generally decrease, which could impact our liquidity, or increase our potential exposure to loan non-performance.

Prepayment rates on loans may be affected by a number of factors including, but not limited to, the then-current level of interest rates and credit spreads, fluctuations in asset values, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the loans, possible changes in tax laws, other opportunities for investment, and other economic, social, geographic, demographic and legal and other factors beyond our control. Consequently, such prepayment rates can vary significantly from period-to-period and cannot be predicted with certainty. No strategy can completely insulate us from prepayment or other such risks and faster or slower prepayments may adversely affect our profitability and cash available for distribution to our shareholders.

Our loans may contain call protection or yield maintenance provisions that require a certain minimum amount of interest due to us regardless of when the loan is repaid. These include prepayment fees expressed as a percentage of the unpaid principal balance, or the amount of foregone net interest income due us from the date of repayment through a date that is frequently 12 or 18 months after the origination date. Loans that are outstanding beyond the end of the call protection or yield maintenance period can be repaid with no prepayment fees or penalties. The absence of call protection or yield maintenance provisions may expose us to the risk of early repayment of loans, and the inability to redeploy capital accretively.

Difficulty in redeploying the proceeds from repayments of our existing loans and investments may cause our financial performance and returns to investors to suffer.

As our loans and investments are repaid, we will have to redeploy the proceeds we receive into new loans and investments (which can include future fundings associated with our existing loans), repay borrowings under our credit facilities, pay dividends to our shareholders or repurchase common shares. It is possible that we will fail to identify reinvestment options that would provide returns or a risk profile that is comparable to the asset that was repaid. If we fail to redeploy the proceeds we receive from repayment of a loan in equivalent or better alternatives, our financial performance and returns to investors could suffer.

We are subject to risks associated with investing alongside other third parties, including that we may invest through joint ventures and control may be limited over certain of our loans and investments.

From time to time, we may hold a portion of our investments through partnerships, joint ventures, securitization vehicles or other entities with third-party investors (collectively, “joint ventures”). Joint venture investments involve various risks, including risks similar to those associated with our other investments, the risk that we will not be able to implement investment decisions or exit strategies because of limitations on our control under applicable agreements with joint venture partners, the risk that a joint venture partner may become bankrupt or may at any time have economic or business interests or goals that are inconsistent with those of the Company, the risk that a joint venture partner may be in a position to take action contrary to the Company’s objectives, the risk of liability based upon the actions of a joint venture partner and the risk of disputes or litigation with such partner and the inability to enforce fully all rights (or the incurrence of additional risk in connection with enforcement of rights) one partner may have against the other, including in connection with foreclosure on partner loans, because of risks arising under state law. Our ability to exercise control or significant influence over management in these cooperative efforts will depend upon the nature of the joint venture arrangement, and certain joint venture arrangements may pose risks of impasse if no single party controls the joint venture, including the risk that we will not be able to implement investment decisions or exit strategies because of limitations on our control under applicable agreements with joint venture partners. In addition, we may, in certain cases, be liable for actions of our joint venture partners. The joint ventures in which we participate may sometimes be allocated investment opportunities that might have otherwise gone entirely to the Company, which may reduce our return on equity. Additionally, our joint venture investments may be held on an unconsolidated basis and at times may be highly leveraged. Such leverage would not count toward the limits imposed on us by the 1940 Act. If the activities of the joint venture were required to be consolidated with our activities because of a change in GAAP rules or SEC staff interpretations, it is likely that we would have to reorganize any such joint venture.

Our ability to manage our portfolio of loans and other investments may be limited by other forms (in addition to joint ventures) in which we may invest alongside third parties, such as situations in which we:

•	acquire investments subject to rights of senior classes, special servicers or collateral managers under intercreditor, servicing agreements or securitization documents;

•	pledge our investments as collateral for financing arrangements; or

•	rely on independent third-party management or servicing with respect to the management of an asset.

In addition, in circumstances where we originate or acquire loans relating to borrowers that are owned in whole or part by Blackstone-advised investment vehicles, we generally forgo all non-economic rights under the loan, including voting rights, so long as Blackstone-advised investment vehicles own such borrowers above a certain threshold. To the extent we acquire securities collateralized in whole or in part by assets owned by entities affiliated with Blackstone, we expect to forgo all non-economic rights associated with our investment.

In all situations where we may not be able to exercise control over all aspects of our loans or investments, we may be subject to risks that are similar as those present in joint ventures and that are not present in investments where senior creditors, junior creditors, servicers or Blackstone-advised investment vehicles are not involved. Our rights to control the process following a borrower default may be subject to the rights of senior or junior creditors or servicers whose interests may not be aligned with ours. A partner or co-venturer may have financial difficulties resulting in a negative impact on such asset, may have economic or business interests or goals that are inconsistent with ours, or may be in a position to take action contrary to our investment objectives. In addition, we will generally pay all or a portion of the expenses relating to our joint ventures and we may, in certain circumstances, be liable for the actions of our partners or co-venturers.

We are subject to risks associated with investing through Subsidiaries.

We expect to in the future invest in entities (1) that will be primarily controlled by us; and (2) that primarily engage in investment activities in securities or other assets (each such entity, a “Subsidiary”). A Subsidiary is “primarily controlled” by a fund when (a) the fund controls the unregistered entity within the meaning of Section 2(a)(9) of the 1940 Act; and (b) the fund’s control of the unregistered entity is greater than that of any other person. In addition, we do not intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than entities wholly-owned or majority-owned by us. Our Board of Trustees has oversight responsibility for our investment activities, including any investment in any Subsidiary, and our role as member or shareholder of any Subsidiary. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as us.

We do not expect that any Subsidiary will be required to register as an investment company under the 1940 Act. We expect that any investment advice provided by an investment adviser to our Subsidiary would be provided by our Adviser, and our Board of Trustees will consider any investment advisory services provided to a Subsidiary in connection with the Board of Trustees’ annual consideration of our investment advisory agreement. Any investment advisory agreement for a Subsidiary will comply with Section 15 of the 1940 Act, including that (i) such investment advisory agreement will be approved by the Board of Trustees and (ii) such investment advisory agreement between the Subsidiary and its investment adviser will be filed as an exhibit to our public filings.

We will comply with Section 61 of the 1940 Act, governing investment policies, capital structure and leverage, on an aggregate basis with any Subsidiary. Any Subsidiary also would comply with Section 57 of the 1940 Act relating to affiliated transactions and custody. We would “look through” any such Subsidiary to determine compliance with its investment policies.

The success of our investment strategy depends, in part, on our ability to successfully effectuate loan modifications and/or restructurings.

In certain cases (e.g., in connection with a workout, restructuring and/or foreclosure proceedings involving one or more of our investments), the success of our investment strategy will depend, in part, on our ability to effectuate loan modifications and/or restructurings with our borrowers. The activity of identifying and implementing successful modifications and restructurings entails a high degree of uncertainty, including macroeconomic and borrower-specific factors beyond our control that impact our borrowers and their operations. There can be no assurance that any of the loan modifications and restructurings we have effected will be successful or that (i) we will be able to identify and implement successful modifications and/or restructurings with respect to any other distressed loans or investments we may have from time to time, or (ii) we will have sufficient resources to implement such modifications and/or restructurings in times of widespread market challenges. Further, such loan modifications and/or restructuring may entail, among other things, a substantial reduction in the interest rate and/or a substantial write-off of the principal of such loan, debt securities or other interests. Moreover, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such real estate loan, debt securities or other interests, replacement “takeout” financing will not be available. Additionally, such loan modifications may result in our becoming the owner of underlying the real estate. See “—We may foreclose on certain of the loans we originate or acquire, which could result in losses that negatively impact our results of operations and financial condition” and “—If we become the owner of real estate, we will be subject to the risks inherent in the ownership and operation of real estate and the construction and development of real estate.”

Financial or operating difficulties of our borrowers may result in our being subject to bankruptcy proceedings.

Financial or operating difficulties faced by our borrowers, such as those described in other risk factors, may never be overcome and may cause borrowers to become subject to federal bankruptcy or other similar insolvency proceedings. A borrower may be involved in restructurings, insolvency proceedings or reorganizations under the U.S. Bankruptcy Code and the laws and regulations of one or more jurisdictions that may or may not be similar to the U.S. Bankruptcy Code, which may adversely affect the rights or priority of our loans. There is a possibility that we may incur substantial or total losses on our investments and, in certain circumstances, become subject to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender may have its claims subordinated or disallowed or, if it has inappropriately exercised control over the management and policies of a debtor, may be found liable for damages suffered by parties as a result of such actions. In any insolvency proceeding relating to any of our investments, we may lose our entire investment, may be required to accept cash, securities or other property with a value less than our original investment and/or may be required to accept different terms, including changes to interest rates and payment over an extended period of time. In addition, under certain circumstances, we may be forced to pay payments previously made to us may by a borrower if such payments are later determined to have been a fraudulent conveyance, preferential payment, or similar avoidable transaction under applicable laws. Furthermore, bankruptcy laws and similar laws applicable to insolvency proceedings may delay our ability to realize value from collateral for our loan positions and prevent us from foreclosing upon loans and taking title to the property securing such loans. If, through an insolvency proceeding, we do ultimately take title to the property securing a loan, we would take ownership of such property subject to the potential rights of tenants to remain in possession for the duration of their respective leases, which may substantially reduce the value of such property.

We may foreclose on certain of the loans we originate or acquire, which could result in losses that negatively impact our results of operations and financial condition.

We may find it necessary or desirable to foreclose on certain of the loans we originate or acquire, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate such property as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning a loan secured by that property. The costs associated with operating and redeveloping a property, including any operating shortfalls and significant capital expenditures, could materially and adversely affect our results of operations, financial conditions and liquidity. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.

Whether or not we have participated in the negotiation of the terms of any such loans, there can be no assurance as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. Foreclosure actions in some U.S. states can take several years or more to litigate and may also be time consuming and expensive to complete in other U.S. states and foreign jurisdictions in which we do business. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying or even preventing the foreclosure process, and could potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net sale proceeds and, therefore, increase any such losses to us.

If we become the owner of real estate, we will be subject to the risks inherent in the ownership and operation of real estate and the construction and development of real estate.

We may become the owner of real estate and therefore become subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets. In this regard, we will generally hold any such real estate in one of our subsidiaries. Such investments are subject to the potential for deterioration of real estate fundamentals and the risk of adverse changes in local market and economic conditions, which may include changes in supply of and demand for competing properties in an area, changes in interest rates and related increases in borrowing costs, fluctuations in the average occupancy and room rates for hotel properties, changes in demand for commercial office properties (including as a result of an increased prevalence of remote work), changes in the financial resources of tenants, defaults by borrowers or tenants and the lack of availability of mortgage funds, which may render the sale or refinancing of properties difficult or impracticable. In addition, investments in real estate and real estate-related businesses and assets may be subject to the risk of environmental liabilities, contingent liabilities upon disposition of assets, casualty or condemnations losses, energy supply shortages, natural disasters, climate-related risks (including transition risks and acute and chronic physical risks), acts of God, terrorist attacks, war, pandemic or other public health events (such as COVID-19) and other events that are beyond our control, and various uninsured or uninsurable risks. Because landlord claims for future rent are capped under the U.S. Bankruptcy Code, tenants in our properties may be incentivized to enter bankruptcy proceedings for the purposes of rejecting leases at our properties and reducing limited liability thereunder.

Further, investments in real estate and real estate-related businesses and assets are subject to changes in law and regulation, including in respect of building, environmental and zoning laws, rent control and other regulations impacting residential real estate investments and changes to tax laws and regulations, including real property and income tax rates and the taxation of business entities and the deductibility of corporate interest expense. In addition, if we acquire direct or indirect interests in undeveloped land or underdeveloped real property, which may often be non-income producing, we will be subject to the risks normally associated with such assets and development activities, including risks relating to the availability and timely receipt of zoning and other regulatory or environmental approvals, the cost and timely completion of construction (including risks beyond our control, such as weather or labor conditions or material shortages) and the availability of both construction and permanent financing on favorable terms.

Further, ownership of real estate may increase our risk of direct and/or indirect liability under environmental laws that impose, regardless of fault, joint and several liability for the cost of remediating contamination and compensation for damages. In addition, changes in environmental laws or regulations or the environmental condition of real estate may create liabilities that did not exist at the time we became the owner of such real estate. Even in cases where we are indemnified against certain liabilities arising out of violations of laws and regulations, including environmental laws and regulations, there can be no assurance as to the financial viability of a third party to satisfy such indemnities or our ability to achieve enforcement of such indemnities.

Investments in net leased commercial properties will expose us to risks.

We may invest in commercial properties subject to net leases, which will expose us to risks related to net leased commercial properties.

Typically, net leases require the tenant to pay substantially all of the operating costs associated with the properties, such as insurance, real estate taxes and costs of maintaining the property, and make the tenant responsible for maintaining, operating and managing the property. Therefore, our net lease investments are materially dependent on the financial stability and ability to achieve business success of our tenants, which in turn is materially dependent on a wide range of factor beyond their control and ours, such as changes in consumer preferences, local economic conditions and interest rate levels, among other macroeconomic factors. In addition, net leases typically have longer lease terms and there can be no assurance contractual rental increases will result in market rates for the full term of the lease.

Any termination of or default on a lease by any tenant would result in lost revenue from the property and could require us to use another source of capital to meet debt payments and other costs related to the property. If a tenant becomes bankrupt, our rights as a property owner will be restricted, including by limiting the amount of unpaid rent we can collect, and the tenant will have additional rights, including authority to reject and terminate its lease. If a lease is terminated for any reason, in addition to losing revenue, we may also incur substantial costs, including capital expenditures and maintenance costs required for the property to be suitable for and attractive to desirable tenants. There can be no assurance we will be able to lease any vacant property on a timely basis, favorable terms or at all.

The failure of servicers to effectively service the loans and/or pools thereof in which the Company has an investment would materially and adversely affect the Company.

Most loans and securitizations thereof require a servicer to manage collections on each of the underlying loans. Both default frequency and default severity of loans may depend upon the quality of the servicer. The servicer’s quality is of significant importance in the management of loans (or pools thereof) and default issues related thereto. In the case of pools of securitized loans, servicers may be required to advance interest on delinquent loans to the extent the servicer deems those advances recoverable. In the event the servicer does not advance, interest payments may be interrupted even on more senior securities. Servicers may also advance more than is in fact recoverable once a defaulted loan is disposed, and the loss may be greater than the outstanding principal balance of that loan.

The Adviser may rely on projections or third-party reports, which estimates may vary from actual results.

The Adviser generally will establish the capital structure of an investment and the terms and targeted returns of such investment on the basis of financial, macroeconomic and other applicable projections. Projected operating results normally will be based primarily on the judgments of the Adviser’s investment professionals and/or third-party advice and reports. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. There can be no assurance that the projected results will be achieved, and actual results may vary significantly from the projections. General economic, natural and other conditions, which are not predictable, can have an adverse impact on the reliability of such projections.

We may be adversely affected by trends in the office real estate industry.

The underlying real estate for certain of our investments may be office real estate. Some businesses are rapidly evolving to make employee telecommuting, flexible work schedules, open workplaces and teleconferencing increasingly common. These practices enable businesses to reduce their space requirements. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations, each of which could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our shareholders. We may also be negatively impacted by competition from other short-term office or shared space leasing companies.

We may make investments related to data centers which exposes us to related risks.

The underlying real estate for certain of our investments may be data centers. Data center investments are subject to operating risks common to the data center industry, which include changes in tenant demands or preferences, a decline in the technology industry, such as a decrease in the use of mobile or web-based commerce, industry slowdowns, business layoffs or downsizing, relocation of businesses, increased costs of complying with existing or new government regulations and other factors; a downturn in the market for data center space generally such as oversupply of or reduced demand for space; increased competition, including from our tenants choosing to develop their own data centers; and the rapid development of new technologies or the adoption of new industry standards that render our tenants’ current products and services or our facilities obsolete or unmarketable. To the extent that any of these or other adverse conditions occur, they are likely to impact market rents for, and cash flows from, our data center investments, which could have a material adverse effect on us.

Insurance on properties underlying or securing our investments may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, wildfires, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating to one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding non-performance of or loss on our investment related to such property.

We may use a wide range of investment techniques that could expose us to a diverse range of risks.

The Adviser may employ investment techniques or invest in instruments that it believes will help achieve our investment objectives, whether or not such investment techniques or instruments are specifically defined herein, so long as such investments are consistent with our investment strategies and objectives and subject to applicable law. Such investment techniques or instruments may not be thoroughly tested in the market before being employed and may have operational or theoretical shortcomings which could result in unsuccessful investments and, ultimately, losses to us. In addition, any such investment technique or instrument may be more speculative than other investment techniques or instruments specifically described herein and may involve material and unanticipated risks. There can be no assurance that the Adviser will be successful in implementing any such investment technique. Furthermore, the diversification and type of investments may differ substantially from our prior investments.

We may invest in significant risk transfer securities, or other similar synthetic instruments, issued by banks or other financial institutions.

Significant risk transfer (“SRT”) securities, or other similar synthetic instruments, typically enable a bank, other financial institution or issuer to transfer the credit risk associated with a pool of underlying obligations (or “reference assets”) to investors, such as us, and are subject to, among other risks, the credit risks associated with the applicable reference assets. In connection with an investment in SRT securities or other similar synthetic instruments, we may have a contractual relationship only with the counterparty of such synthetic instrument, and not with the reference obligor of the reference asset. Accordingly, we generally will have no right to directly enforce compliance by the reference obligor with the terms of the reference asset nor will we have any rights of setoff against the reference obligor or rights with respect to the reference asset. We will not directly benefit from the collateral supporting the reference asset and will not have the benefit of the remedies that would normally be available to a holder of such reference asset. In addition, in the event of the insolvency of the counterparty, we may be treated as a general creditor of such counterparty, and will not have any claim with respect to the reference asset. SRT transactions are typically linked to a first-loss or mezzanine tranche of a larger portfolio; accordingly, an exposure to that portfolio would be leveraged.

The Company may utilize regulatory capital trades by taking on the risks associated with potential bank losses in exchange for a fee. After engaging in such a trade, in the event of a default, the Company could lose some or all of its investments. The risk remains the same even if the bank involved in the relevant trade is insured.

Certain risks associated with CMBS may adversely affect our results of operations and financial condition.

We expect to invest a portion of our assets in pools or tranches of CMBS, including horizontal risk retention tranches (“HRRs”) and other risk retention investments. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a rental housing or commercial use, such as retail space, office buildings, warehouse property and hotels, and which from time to time include assets or properties owned directly or indirectly by one or more other Blackstone accounts. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally face the risks described elsewhere in this Registration Statement.

CMBS may also have structural characteristics that distinguish them from other securities. The interest rate payable on these types of securities may be set or effectively capped at the weighted average net coupon of the underlying assets themselves. As a result of this cap, the return to investors in such a security would be dependent on the relevant timing and rate of delinquencies and prepayments of mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. Federal and state law may also affect the return to investors by capping the interest rates payable by certain mortgagors. Certain CMBS may provide for the payment of only interest for a stated period of time. In addition, in a bankruptcy or similar proceeding involving the originator or the servicer of the CMBS (often the same entity or an affiliate), the assets of the issuer of such securities could be treated as never having been truly sold to the originator to the issuer and could be substantively consolidated with those of the originator, or the transfer of such assets to the issuer could be voided as a fraudulent transfer.

We may also own HRRs, which have first loss exposure, and, accordingly, we will be more severely affected by any impairment of the underlying mortgage than more senior tranches. As an HRR holder, we must agree not to sell for the five-year legally required retention period. Additionally, the restrictions of the 1940 Act may impair our ability to successfully navigate a workout, foreclosure or other restructuring of the underlying mortgage.

The credit markets, including the CMBS market, have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of our investments and impair our ability to sell such investments if we were required to liquidate all or a portion of our CMBS investments quickly. Additionally, certain of our securities investments, such as horizontal or other risk retention investments in CMBS, may have certain holding period and other restrictions that limit our ability to sell such investments.

Concentrated CMBS investments may pose specific risks beyond the control of the Adviser that may adversely affect our results of operations and financial condition.

Default risks with respect to CMBS investments may be further pronounced in the case of single-issuer CMBS or CMBS secured by a small or less diverse collateral pool. At any one time, a portfolio of CMBS may be backed by commercial mortgage loans disproportionately secured by properties in only a few states, regions or foreign countries. As a result, such investments may be more susceptible to geographic risks relating to such areas, including adverse economic conditions, declining home values, adverse events affecting industries located in such areas and other factors beyond the control of the Adviser relative to investments in multi-issuer CMBS or a pool of mortgage loans having more diverse property locations.

The quality of the CMBS is dependent on the credit quality and selection of the mortgages for each issuance.

CMBS are also affected by the quality of the credit extended. As a result, the quality of the CMBS is dependent upon the selection of the commercial mortgages for each issuance and the cash flow generated by the commercial real estate assets, as well as the relative diversification of the collateral pool underlying such CMBS and other factors such as adverse selection within a particular tranche or issuance.

Our CMBS investments may face risks associated with extensions that may adversely affect our results of operations and financial condition.

Our CMBS and other investments may be subject to extension, resulting in the term of the securities being longer than expected. Extensions are affected by a number of factors, including the general availability of financing in the market, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial circumstances of the borrower, fluctuations in the business operated by the borrower on the mortgaged property, competition, general economic conditions and other factors. Such extensions may also be made without the Adviser’s consent.

There are certain risks associated with the servicers of commercial real estate loans underlying CMBS and other investments.

The exercise of remedies and successful realization of liquidation proceeds relating to commercial real estate loans underlying CMBS and other investments may be highly dependent on the performance of the servicer or special servicer. The servicer may not be appropriately staffed or compensated to immediately address issues or concerns with the underlying loans. Such servicers may exit the business and need to be replaced, which could have a negative impact on the portfolio due to lack of focus during a transition. Special servicers frequently are affiliated with investors who have purchased the most subordinate bond classes, and certain servicing actions, such as a loan extension instead of forcing a borrower pay off, may benefit the subordinate bond classes more so than the senior bonds. While servicers are obligated to service the portfolio subject to a servicing standard and maximize the present value of the loans for all bond classes, servicers with an affiliate investment in the CMBS or other investments may have a conflict of interest. There may be a limited number of special servicers available, particularly those which do not have conflicts of interest. In addition, to the extent any such servicers fail to effectively perform their obligations pursuant to the applicable servicing agreements, such failure may adversely affect our investments.

We may find it necessary or desirable to foreclose on certain of the loans or CMBS we acquire, and the foreclosure process may be lengthy and expensive.

We may find it necessary or desirable to foreclose on certain of the loans or CMBS we acquire, and the foreclosure process may be lengthy and expensive. The protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests may not be adequate. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy or its equivalent, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value, and in the event of any such foreclosure or other similar real estate owned-proceeding, we would also become the subject to the various risks associated with direct ownership of real estate, including environmental liabilities. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net proceeds and, thus, increase the loss.

Investments in RMBS, which may include government mortgage pass-through securities and non-agency RMBS, expose us to risks.

Investments in RMBS are subject to the risks of defaults, foreclosure timeline extension, fraud, home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal accompanying the underlying residential mortgage loans. To the extent that assets underlying our investments are concentrated geographically, by property type or in certain other respects, we may be subject to certain of the foregoing risks to a greater extent. In the event of defaults on the residential mortgage loans that underlie our investments in RMBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments. At any one time, a portfolio of RMBS may be backed by residential mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions in the U.S. or in only a few foreign countries. As a result, the residential mortgage loans may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse political changes, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations. We may also acquire non-agency RMBS, which are backed by residential property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as the Fannie Mae and Freddie Mac and, in the case of the Government National Mortgage Association (“Ginnie Mae”), the U.S. government. In addition, we may invest in government mortgage pass-through securities, which represent participation interests in pools of residential mortgage loans purchased from individual lenders by a federal agency or originated by private lenders and guaranteed by a federal agency, including those issued or guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac. Ginnie Mae certificates are direct obligations of the U.S. Government and, as such, are backed by the “full faith and credit” of the U.S. Fannie Mae is a federally chartered, privately owned corporation and Freddie Mac is a corporate instrumentality of the U.S. Fannie Mae and Freddie Mac certificates are not backed by the full faith and credit of the U.S. but the issuing agency or instrumentality has the right to borrow, to meet its obligations, from an existing line of credit with the U.S. Treasury. The U.S. Treasury has no legal obligation to provide such line of credit and may choose not to do so.

We will face risks related to our investments in collateralized loan obligations.

We may also invest from time to time in CLOs. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CLOs may charge a management fee and administrative expenses. For CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO trust typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CLO depend largely on the type of the collateral and the class of the CLO in which we invest.

Normally, CLOs are privately offered and sold, and thus are not registered under the securities laws. As a result, certain investments in CLOs may be characterized as illiquid securities and volatility in CLO trading markets may cause the value of these investments to decline. Moreover, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CLOs in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CLOs for which we may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CLOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that we may invest in CLOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

There are certain risks associated with the insolvency of obligations backing MBS and other investments.

The real estate loans backing MBS and other investments may be subject to various laws enacted in the jurisdiction or state of the borrower for the protection of creditors. If an unpaid creditor files a lawsuit seeking payment, the court may invalidate all or part of the borrower’s debt as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness, based on certain tests for borrower insolvency and other facts and circumstances, which may vary by jurisdiction. There can be no assurance as to what standard a court would apply in order to determine whether the borrower was “insolvent” after giving effect to the incurrence of the indebtedness constituting the mortgage backing the MBS and other investments, or that regardless of the method of valuation, a court would not determine that the borrower was “insolvent” after giving effect to such incurrence. In addition, in the event of the insolvency of a borrower, payments made on such mortgage loans could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year and one day) before insolvency.

There are certain risks associated with MBS interest shortfalls.

Our MBS investments may be subject to interest shortfalls due to interest collected from the underlying loans not being sufficient to pay accrued interest to all of the MBS interest holders. Interest shortfalls to the MBS trust will occur when the servicer does not advance full interest payments on defaulted loans. The servicer in an MBS trust is required to advance monthly principal and interest payments due on a delinquent loan. Once a loan is delinquent for a period of time (generally 60 days), the servicer is required to obtain a new appraisal to determine the value of the property securing the loan. The servicer is only required to advance interest based on the lesser of the loan amount or 90%, generally, of the appraised value. Interest shortfalls occur when 90%, generally, of the appraised value is less than the loan amount and the servicer does not advance interest on the full loan amount. The resulting interest shortfalls impact interest payments on the most junior class in the trust first. As interest shortfalls increase, more senior classes may be impacted. Over time, senior classes may be reimbursed for accumulated shortfalls if the delinquent loans are resolved, but there is no guarantee that shortfalls will be collected. Interest shortfalls to the MBS trust may also occur as a result of accumulated advances and expenses on defaulted loans. When a defaulted loan or foreclosed property is liquidated, the servicer will be reimbursed for accumulated advances and expenses prior to payments to MBS bond holders. If proceeds are insufficient to reimburse the servicer or if a defaulted loan is modified and not foreclosed, the servicer is able to make a claim on interest payments that is senior to the bond holders to cover accumulated advances and expenses. If the claim is greater than interest collected on the loans, interest shortfalls could impact one or more bond classes in a MBS trust until the servicer’s claim is satisfied.

Risks Related to the Adviser and Its Affiliates

We are subject to the 1940 Act regarding our ability to transact with affiliates of the Company.

The 1940 Act limits the Company’s ability to enter into certain transactions with certain of the Company’s affiliates. As a result of these restrictions, the Company is generally prohibited from buying or selling any security directly from or to any Portfolio Entity or borrower of or fund managed by Blackstone, BREDS or any of their respective affiliates. However, the Company may under certain circumstances purchase any such Portfolio Entity’s or borrower’s loans or securities in the secondary market, which could create a conflict for the Adviser between the interests of the Company and the Portfolio Entity or borrower, in that the ability of the Adviser to recommend actions in the best interests of the Company might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of the Company’s affiliates, which could include investments in the same Portfolio Entity or borrower (whether at the same or different times). These limitations will likely limit the scope of investment opportunities that would otherwise be available to the Company. Although the Company has received an exemptive order from the SEC that permits it, among other things, to co-invest with certain affiliates of the Adviser, including funds managed and controlled by the Adviser and its affiliates, it may only do so in accordance with certain terms and conditions that limit the types of transactions the Company may engage in.

There may be conflicts of interest related to obligations that the Adviser’s senior management and investment team have to other Blackstone clients.

The members of the senior management and investment team of the Adviser serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds managed by the same personnel. In serving in these multiple capacities, they may have obligations to other Blackstone clients or investors in those entities, the fulfillment of which may not be in our best interests or in the best interests of our shareholders. Our investment objectives may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. In particular, we will rely on the Adviser to manage our day-to-day activities and to implement our investment strategy. The Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to us. As a result of these activities, the Adviser, its officers and employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved, including the management of its affiliated equipment funds. The Adviser and its officers and employees of affiliates of the Adviser will devote only as much of its or their time to our business as the Adviser and its officers and employees of affiliates of the Adviser, in their judgment, determine is reasonably required, which may be substantially less than their full time.

We rely, in part, on the Adviser to assist with identifying investment opportunities and making investment recommendations to the Adviser. The Adviser and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of the Adviser, its affiliates and their officers and employees will not be devoted exclusively to our business, but will be allocated between us and such other business activities of the Adviser and its affiliates in a manner that the Adviser deems necessary and appropriate consistent with its fiduciary duties and the 1940 Act. See “Item 7(a). Certain Relationships and Related Party Transactions, and Trustee Independence—Transactions with Related Persons, Promoters and Certain Control Persons.”

The time and resources that individuals employed by the Adviser or its affiliates devote to us may be diverted and we may face additional competition due to the fact that individuals employed by the Adviser or its affiliates are not prohibited from raising money for or managing other entities that make the same types of investments that we target.

The Adviser and individuals employed by the Adviser or its affiliates are generally not prohibited from raising capital for and managing other investment entities that make the same types of investments as those we target. As a result, the time and resources that these individuals may devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may participate in certain transactions originated by the Adviser or its affiliates under our exemptive relief from the SEC that allows us to engage in co-investment transactions with the Adviser and its affiliates, subject to certain terms and conditions. However, while the terms of the exemptive relief require that the Adviser will be given the opportunity to cause us to participate in certain transactions originated by affiliates of the Adviser, the Adviser may determine that we not participate in those transactions and for certain other transactions the Adviser may not have the opportunity to cause us to participate. Affiliates of the Adviser, whose primary business includes the origination of investments or investing in non-originated assets, engage in investment advisory business with accounts that compete with us. See “Item 7(a). Certain Relationships and Related Party Transactions, and Trustee Independence—Transactions with Related Persons, Promoters and Certain Control Persons.”

Our business depends on the Adviser and its ability to allocate time and resources to perform its responsibilities under the Investment Advisory Agreement.

Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our portfolio investments, and our corporate operations, as well as the persons and firms the

Adviser retains to provide services on our behalf. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with Blackstone’s business and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or pay distributions to our shareholders.

Our use of the Blackstone name is governed by the Investment Advisory Agreement.

We do not own the Blackstone name, but we are permitted to use it as part of our corporate name pursuant to the Investment Advisory Agreement. Use of the name by other parties or the termination of the Investment Advisory Agreement may harm our business.

Blackstone’s public company status exposes us to risks.

As a consequence of Blackstone’s status as a public company, our officers and trustees, and the employees of the Adviser may take into account certain considerations and other factors in connection with the management of the business and affairs of us and our affiliates that would not necessarily be taken into account if Blackstone were not a public company.

Risks Related to Debt Financing

Because we will use leverage, the potential for loss on amounts invested in us and the risk of investing in us will be increased.

The use of leverage increases the volatility of investments by magnifying the potential for loss on invested equity capital. When we use leverage to partially finance our investments through borrowing from banks and other lenders, shareholders will experience increased risks of investing in our common shares. The use of leverage involves increased risk, including increased variability of the Company’s net income, distributions and NAV in relation to market changes. If the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not used leverage. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not used leverage. Such a decline could negatively affect our ability to make distributions to our shareholders. In addition, our shareholders will bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses. The Company’s leverage strategy may not work as planned or achieve its goal.

We intend to use leverage to finance our investments. The amount of leverage that we employ will depend on the Adviser’s and our Board of Trustees’ assessment of market and other factors at the time of any proposed borrowing. There can be no assurance that leveraged financing will be available to us on favorable terms or at all. However, to the extent that we use leverage to finance our assets, our financing costs will reduce cash available for distributions to shareholders. Moreover, we may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations. In such an event, we may be forced to sell assets at significantly depressed prices due to market conditions or otherwise, which may result in losses.

As a BDC, we generally are required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any preferred shares that we may issue in the future, of at least 150%. If this ratio were to fall below 150%, we could not incur additional debt and could be required to sell a portion of our investments to repay some debt when it is disadvantageous to do so. This could have a material adverse effect on our operations and investment activities. Moreover, our ability to make distributions to you may be significantly restricted or we may not be able to make any such distributions whatsoever. The amount of leverage that we will employ will be subject to oversight by our Board of Trustees, a majority of whom are independent trustees with no material interests in such transactions.

Although leverage has the potential to enhance overall returns that exceed the Company’s cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Company’s cost of funds. In addition, borrowings or similar arrangements in which the Company may engage may be secured by the shareholders’ investments as well as by the Company’s assets and the documentation relating to such transactions may provide that during the continuance of a default under such arrangement, the interests of the holders of common shares may be subordinated to the interests of the Company’s lenders or debt holders.

Interest rate fluctuations could increase our financing costs, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

To the extent that our financing costs are determined by reference to floating rates, such as SOFR, SONIA or a similar index, the amount of such costs will depend on the level and movement of interest rates. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any additional interest income we earn on our floating rate investments may be subject to caps and may not compensate for such increase in interest expense. At the same time, the interest income we earn on our fixed rate investments would not change, the duration and weighted average life of our fixed rate investments would increase and the market value of our fixed rate investments would decrease. Similarly, in a period of declining interest rates, our interest income on floating rate investments would decrease, while any decrease in the interest we are charged on our floating rate debt may be subject to floors and may not compensate for such decrease in interest income and interest we are charged on our fixed rate debt would not change. Any such scenario could adversely affect our results of operations and financial condition.

Our secured debt agreements or additional debt facilities may impose restrictive covenants, which may restrict our flexibility to determine our operating policies and investment strategy.

We may use leverage in the form of master repurchase agreements that function as senior secured credit facilities and securities repurchase agreement transactions (both of which would be deemed to be reverse repurchase agreements under the 1940 Act), bank credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt issuances (including through securitizations) and derivative instruments, in addition to transaction or asset-specific funding arrangements and other forms of leverage, such as syndicating senior loans. We may also issue additional debt or equity securities to fund our growth. To the extent not appropriately covered, the Company’s use of reverse repurchase agreements will be subject to the coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any preferred shares that we may issue in the future, of at least 150%. The documents that govern these secured debt agreements and the related guarantees could contain customary affirmative and negative covenants, including covenants that may restrict certain payments or distributions, how we otherwise deploy capital, or our flexibility to determine our operating policies and investment strategy. Among other things, these agreements may require us to maintain specified minimum levels of liquidity and other financial covenants. As a result, we may not be able to leverage our assets as fully as we would otherwise choose, which could reduce our return on assets. If we fail to meet or satisfy any of these covenants, we would be in default under these agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We may also be subject to cross-default and acceleration rights in our other debt arrangements.

Certain of our secured debt agreements or additional debt facilities may require us to provide additional collateral or pay down debt.

Certain of our secured debt agreements or additional debt facilities may involve the risk that the market value of the assets pledged or sold by us to the provider of the financing may decline in value, in which case the lender or counterparty may require us to provide additional collateral or make margin calls that may require us to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, including by selling assets at a time when we might not otherwise choose to do so and when we may not be able to do so on favorable terms or at all. Posting additional collateral would reduce our cash available to make other, higher yielding investments, thereby decreasing our return on equity. If we cannot meet these requirements, the lender or counterparty could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from it, which could materially and adversely affect our financial condition and ability to implement our investment strategy. In the case of repurchase transactions, if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will likely incur a loss on our repurchase transactions.

Our use of leverage may create a mismatch with the duration and interest rate of the investments that we are financing.

We generally will seek to structure our leverage in order to minimize the difference between the term of our investments and the leverage we use to finance such investments. In the event that our leverage is for a shorter term than the financed investment, we may not be able to extend or find appropriate replacement leverage, which would have an adverse impact on our liquidity and our returns. In the event that our leverage is for a longer term than the financed investment, we may not be able to repay such leverage or replace the financed investment with an optimal substitute or at all, which will negatively impact our desired leveraged returns.

We will also seek to structure our leverage such that we minimize the variability between the interest rate of our investments and the interest rate of our leverage, financing floating rate investments with floating rate leverage and fixed rate investments with fixed rate leverage. If such leverage is not available to us from our lenders on reasonable terms, we may use hedging instruments in an effort to effectively create such a match. For example, in the case of fixed rate investments, we may finance such investments with floating rate leverage, but effectively convert all or a portion of the attendant leverage to fixed rate using hedging strategies.

The success of our attempts to mitigate such risk is subject to factors outside of our control, such as the availability to us of financing and hedging options on favorable terms, including with respect to duration and term matching. A duration mismatch may also occur when borrowers prepay their loans faster or slower than expected. The risks of a duration mismatch are also magnified by the potential for the extension of loans in order to maximize the likelihood and magnitude of their recovery value in the event the loans experience credit or performance challenges. Employment of this asset management practice would effectively extend the duration of our investments, while our hedges or liabilities may have set maturity dates.

Our loans and investments may be subject to fluctuations in interest rates that may not be adequately protected, or protected at all, by our hedging strategies.

Our assets may include loans with either floating interest rates or fixed interest rates. Floating rate loans earn interest at rates that adjust from time to time (typically monthly) based upon an index (typically one-month SOFR). These floating rate loans are insulated from changes in value specifically due to changes in interest rates; however, the coupons they earn fluctuate based upon interest rates (again, typically one-month SOFR) and, in a declining and/or low interest rate environment, these loans will earn lower rates of interest and this will impact our operating performance. Fixed interest rate loans, however, do not have adjusting interest rates and the relative value of the fixed cash flows from these loans will decrease as prevailing interest rates rise or increase as prevailing interest rates fall, causing potentially significant changes in value. Subject to 1940 Act restrictions, we may employ various risk management and hedging strategies to limit the effects of changes in interest rates (and in some cases credit spreads), including engaging in interest rate swaps, caps, collars, floors and other interest rate derivative products. We believe that no strategy can completely insulate us from the risks associated with interest rate changes and there is a risk that such strategies may provide no protection at all and potentially compound the impact of changes in interest rates. In addition, the use of derivative financial instruments such as futures, options, swaps and forward contracts may present significant risks, including the risk of loss of the amounts invested. These derivative financial instruments may be purchased on exchanges or may be individually negotiated and traded in over-the-counter markets.

Further, other risk management strategies may not be properly designed to hedge, manage or otherwise reduce our interest rate risks as intended, may not be properly implemented as designed, or otherwise not effectively offset the risks we have identified. Further, we may not have identified, or may not even be able to identify, all the material interest rate risks we are exposed to, and we also may choose not to hedge, in whole or in part, any of the interest rate risks that have been identified. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Hedging transactions also involve certain additional risks such as counterparty risk, leverage risk, the legal enforceability of hedging contracts, the early repayment of hedged transactions and the risk that unanticipated and significant changes in interest rates may cause a significant loss of basis in the contract and a change in current period expense. We cannot make assurances that we will be able to enter into hedging transactions or that such hedging transactions will adequately protect us against the foregoing risks. The Dodd-Frank Act could adversely impact an issuer’s ability to hedge risks associated with the Company’s investments.

We may enter into credit default swaps or other derivative transactions which expose us to certain risks, including credit risk, market risk, liquidity risk, counterparty risk and other risks similar to those associated with the use of leverage.

We may enter into credit default swaps or other derivative transactions that seek to modify or replace the investment performance of a particular reference security or other asset. These transactions are typically individually negotiated, non-standardized agreements between two parties to exchange payments, with payments generally calculated by reference to a notional amount or quantity. Swap contracts and similar derivative contracts are not traded on exchanges; rather, banks and dealers act as principals in these markets. These investments may present risks in excess of those resulting from the referenced security or other asset. Because these transactions are not an acquisition of the referenced security or other asset itself, the investor has no right directly to enforce compliance with the terms of the referenced security or other asset and has no voting or other consensual rights of ownership with respect to the referenced security or other asset. In the event of insolvency of a counterparty, we will be treated as a general creditor of the counterparty and will have no claim of title with respect to the referenced security or other asset.

A credit default swap is a contract in which one party buys or sells protection against a credit event with respect to an issuer, such as an issuer’s failure to make timely payments of interest or principal on its debt obligations, bankruptcy or restructuring during a specified period. Generally, if we sell credit protection using a credit default swap, we will receive fixed payments from the swap counterparty and if a credit event occurs with respect to the applicable issuer, we will pay the swap counterparty par for the issuer’s defaulted debt securities and the swap counterparty will deliver the defaulted debt securities to us. Generally, if we buy credit protection using a credit default swap, we will make fixed payments to the counterparty and if a credit event occurs with respect to the applicable issuer, we will deliver the issuer’s defaulted securities underlying the swap to the swap counterparty and the counterparty will pay us par for the defaulted securities. Alternatively, a credit default swap may be cash settled and the buyer of protection would receive the difference between the par value and the market value of the issuer’s defaulted debt securities from the seller of protection.

Credit default swaps are subject to the credit risk of the underlying issuer. If we are selling credit protection, there is a risk that we will not properly assess the risk of the underlying issuer, a credit event will occur and we will have to pay the counterparty. If we are buying credit protection, there is a risk that we will not properly assess the risk of the underlying issuer, no credit event will occur and we will receive no benefit for the premium paid.

A derivative transaction is also subject to the risk that a counterparty will default on its payment obligations thereunder or that we will not be able to meet our obligations to the counterparty. Changes in the credit quality of the companies that serve as our counterparties with respect to their derivative transactions will affect the value of those instruments. By entering into derivatives transactions, we assume the risks that these counterparties could experience financial or other hardships that could call into question their continued ability to perform their obligations. In the case of a default by the counterparty, we could become subject to adverse market movements while replacement transactions are executed. Our ability to transact business with any one or number of counterparties, the possible lack of a meaningful and independent evaluation of such counterparties’ financial capabilities, and the absence of a regulated market to facilitate settlement may increase our potential for losses. Furthermore, concentration of derivatives in any particular counterparty would subject us to an additional degree of risk with respect to defaults by such counterparty. In some cases, we may post collateral to secure our obligations to the counterparty, and we may be required to post additional collateral upon the occurrence of certain events such as a decrease in the value of the reference security or other asset. In some cases, the counterparty may not collateralize any of its obligations to us. Derivative investments effectively add leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. In addition to the risks described above, such arrangements are subject to risks similar to those associated with the use of leverage.

The Adviser evaluates and monitors the creditworthiness of counterparties in order to ensure that such counterparties can perform their obligations under the relevant agreements. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial or other difficulties, we may experience significant delays in obtaining any recovery under the derivative contract in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy or other analogous proceedings. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If we are owed this fair market value upon the termination of the derivative contract and its claim is unsecured, we will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying assets. We may obtain only a limited recovery or may obtain no recovery at all in such circumstances.

Certain categories of credit default swaps are subject to mandatory clearing, and more categories may be subject to mandatory clearing in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared over-the-counter derivative transactions because generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that a clearing house, or its members, will satisfy the clearing house’s obligations (including, but not limited to, financial obligations and legal obligations to segregate margins collected by the clearing house) to the Company. Counterparty risk with respect to certain exchange-traded and over-the-counter derivatives are considered as part of the value at risk provisions of Rule 18f-4. See “—We must comply with Rule 18f-4 under the 1940 Act, which may limit our ability to use derivatives.”

We must comply with Rule 18f-4 under the 1940 Act, which may limit our ability to use derivatives.

Among other things, Rule 18f-4 eliminates the asset segregation framework arising from prior SEC guidance for covering positions in derivatives and certain financial instruments. Rule 18f-4 also limits a fund’s derivatives exposure through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. Subject to certain conditions, “limited derivatives users” under Rule 18f-4, such as the Company, however, would not be subject to the full requirements of Rule 18f-4. Under Rule 18f-4, a fund may enter into an unfunded commitment agreement that is not a derivatives transaction, if the fund has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. The Company has adopted policies and procedures to comply with the requirements of the rule. Compliance with Rule 18f-4 may limit our ability to use derivatives and/or enter into certain other financial contracts.

Inability to access funding could have a material adverse effect on our results of operations, financial condition and business.

Our ability to fund our loans and investments may be impacted by our ability to secure debt facilities, warehouse facilities and structured financing arrangements, public and private debt issuances (including through securitizations) and derivative instruments, in addition to transaction or asset-specific funding arrangements and additional repurchase agreements on acceptable terms or at all. High interest rates have increased and could continue to increase the cost of debt financing for the transactions we pursue. We may also rely on short-term financing that would be especially exposed to changes in availability. The market price for any corporate debt we may issue, and our ability to access debt capital markets at favorable rates will also depend on a number of other factors, including:

•	the overall condition of the financial markets and global and domestic economies;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential;

•	our current and potential future earnings and cash distributions;

•	our financial condition, operating results and future prospects;

•	any credit ratings we or our corporate debt may receive from major credit rating agencies;

•	the prevailing interest rates being paid by other companies that investors consider to be comparable to us; and

•	the market price of any corporate debt we may incur.

We may need to periodically access the capital markets to, among other things, raise cash to fund new loans and investments. Unfavorable economic or capital markets conditions may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings and liquidity. In addition, any dislocation or weakness in the capital and credit markets could adversely affect our lenders and could cause one or more of our lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. Furthermore, as regulatory capital requirements imposed on our lenders are increased, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or an unfavorable price.

To the extent our debt is credit rated, any downgrade of our or our corporate debt’s credit ratings by any of the principal credit agencies may make it more difficult and costly for us to access capital. Additionally, any notes that may be issued in our securitization transactions for which we are required to retain a portion of the credit risk may be rated by rating agencies. There can be no assurances of the credit ratings of our corporate debt or the notes issued in our securitization transactions or that they will not be downgraded in the future, whether as a result of deteriorating general economic conditions, failure to successfully implement our operating strategy or the adverse impact on our results of operations or liquidity position of any of the above, or otherwise.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of any corporate debt we may incur. In addition, credit rating agencies continually review their ratings for the companies that they follow. If, in the future, one or more rating agencies were to provide a rating for us or our corporate debt, or the notes issued in our securitization transactions, and then reduce or withdraw their rating, the market price of such debt or notes could decline.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. Recent or ongoing developments in banking, such as bank closures, may also have other implications for broader economic and monetary policy, including interest rate policy, and may impact the financial condition of banks and other financial institutions outside of the U.S.

In addition, inflation, rapid increases in interest rates, global trade disruption or conflict and other similar macroeconomic trends or factors can result in extreme volatility in the capital and credit marks, and economic disruptions have led and many may in the future lead to a decline in the trading value of previously issued government securities with interest rates below current market interest rates, which may result in additional liquidity concerns for us and/or in the broader financial services industry.

If we are unable to access funding, we may not have the funds available at such future date(s) to meet our funding obligations under a loan. In that event, we would likely be in breach of our agreement under such loan. We cannot make assurances that we will be able to obtain any additional financing on favorable terms or at all.

We may utilize non-recourse securitizations to finance our loans and investments, which may expose us to risks that could result in losses.

We may utilize non-recourse securitizations of certain of our portfolio investments to generate cash for funding new loans and investments and other purposes. These transactions generally involve creating a special-purpose entity, contributing a pool of our assets to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity and potentially other tranches in the securitized pool of loans or investments. In addition, we have retained in the past and may in the future retain a pari passu participation in the securitized pool of loans. Because of the interests we retain, in particular with respect to equity or similar subordinated tranches, actions taken that acts as special servicer (which may include CT Investment Management LLC, an affiliate of our Adviser) may in the future conflict with our interests. See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Potential Conflicts of Interest—Blackstone Affiliate Service Providers.”

The inability to consummate securitizations of our portfolio to finance our loans and investments on a long-term basis could require us to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or an unfavorable price, which could adversely affect our performance and our ability to grow our business. Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets which we are currently experiencing, may not permit a non-recourse securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. Declines in the value of a mortgage loan can be due to, among other things, changes in interest rates and changes in the credit quality of the loan. In addition, we may suffer a loss due to the incurrence of transaction costs related to executing these transactions. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition. In addition, the inability to securitize our portfolio may hurt our performance and our ability to grow our business.

In addition, the securitization of our portfolio might magnify our exposure to losses because any equity interest or other subordinate interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. Moreover, the Dodd-Frank Act, contains a risk retention requirement for all asset-backed securities, which requires both public and private securitizers to retain not less than 5% of the credit risk of the assets collateralizing any asset-backed security issuance. Significant restrictions exist, and additional restrictions may be added in the future, regarding who may hold risk retention interests, the structure of the entities that hold risk retention interests and when and how such risk retention interests may be transferred. Therefore such risk retention interests will generally be illiquid. As a result of the risk retention requirements, we have and may in the future be required to purchase and retain certain interests in a securitization into which we sell mortgage loans and/or when we act as issuer, may be required to sell certain interests in a securitization at prices below levels that such interests have historically yielded and/or may be required to enter into certain arrangements related to risk retention that we have not historically been required to enter into. Accordingly, the risk retention rules may increase our potential liabilities and/or reduce our potential profits in connection with securitization of mortgage loans. It is likely, therefore, that these risk retention rules will increase the administrative and operational costs of asset securitizations. In addition, a recently-adopted SEC rule concerning conflicts of interest in certain securitizations restricts initial purchasers, sponsors, and other securitization participants from entering into certain asset-backed securities transactions for a one-year period where the securitization participants are deemed to have certain conflicts of interest as defined in the rule. This rule could limit participation by us as a sponsor or initial investor, and/or our counterparties, in certain asset-backed securities transactions where a conflict as defined by the rule is deemed to exist.

We may enter into a TRS agreement that exposes us to certain risks, including market risk, liquidity risk and other risks similar to those associated with the use of leverage.

A TRS is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the TRS, which may include a specified loan or security, basket of loans or securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. A TRS effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a TRS, a TRS often offers lower financing costs than are offered through more traditional borrowing arrangements. The Company would typically have to post collateral to cover this potential obligation. To the extent the Company complies with the applicable requirements of Rule 18f-4 under the 1940 Act (“Rule 18f-4”), the leverage incurred through TRS will not be considered a borrowing for purposes of the Company’s overall leverage limitation. See “—Risks Related to Debt Financing—We must comply with Rule 18f-4 under the 1940 Act, which may limit our ability to use derivatives.”

A TRS is subject to market risk, liquidity risk and risk of imperfect correlation between the value of the TRS and the loans underlying the TRS. In addition, we may incur certain costs in connection with the TRS that could in the aggregate be significant. A TRS is also subject to the risk that a counterparty will default on its payment obligations thereunder or that we will not be able to meet our obligations to the counterparty.

We may use reverse repurchase agreements to finance our securities investments, which may expose us to risks that could result in losses.

We may use reverse repurchase agreements as a form of leverage to finance our securities investments, and the proceeds from reverse repurchase agreements are generally invested in additional securities. There is a risk that the market value of the securities acquired from the proceeds received in connection with a reverse repurchase agreement may decline below the price of the securities underlying the reverse repurchase agreement that we have sold but remain obligated to repurchase. Reverse repurchase agreements also involve the risk that the counterparty liquidates the securities we delivered to it under the reverse repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. In addition, there is a risk that the market value of the securities we retain may decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experiences insolvency, we may be adversely affected. Furthermore, our counterparty may require us to provide additional margin in the form of cash, securities or other forms of collateral under the terms of the derivative contract. Also, in entering into reverse repurchase agreements, we bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, the interest costs associated with reverse repurchase agreements transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.

When engaged in these transactions, the Company’s performance will continue to reflect changes in the value of the securities loaned and will also reflect the receipt of interest through investment of cash collateral by the Company in permissible investments.

If we issue preferred shares or convertible debt securities, the NAV of our common shares may become more volatile.

We cannot assure you that the issuance of preferred shares and/or convertible debt securities, if any, would result in a higher yield or return to the holders of our common shares. The issuance of preferred shares or convertible debt securities would likely cause the NAV of our common shares to become more volatile. If the dividend rate on the preferred shares, or the interest rate on the convertible debt securities, were to approach the net rate of return on our investment portfolio, the benefit of such leverage to the holders of our common shares would be reduced. If the dividend rate on the preferred shares, or the interest rate on the convertible debt securities, were to exceed the net rate of return on our portfolio, the use of leverage would result in a lower rate of return to the holders of common shares than if we had not issued the preferred shares or convertible debt securities. Any decline in the NAV of our investment would be borne entirely by the holders of our common shares. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in NAV to the holders of our common shares than if we were not leveraged through the issuance of preferred shares or debt securities.

There is also a risk that, in the event of a sharp decline in the value of our net assets, we would be in danger of failing to maintain required asset coverage ratios, which may be required by the preferred shares or convertible debt, or our current investment income might not be sufficient to meet the dividend requirements on the preferred shares or the interest payments on the debt securities. In order to counteract such an event, we might need to liquidate investments in order to fund the redemption of some or all of the preferred shares or convertible debt securities. In addition, we would pay (and the holders of our common shares would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares, debt securities, convertible debt, or any combination of these securities. Holders of preferred shares or convertible debt securities may have different interests than holders of common shares and may at times have disproportionate influence over our affairs.

Holders of any preferred shares that we may issue will have the right to elect certain members of our Board of Trustees and have class voting rights on certain matters.

The 1940 Act requires that holders of preferred shares must be entitled as a class to elect two trustees at all times and to elect a majority of the trustees if dividends on such preferred shares are in arrears by two years or more, until such arrearage is eliminated. In addition, certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares, including changes in fundamental investment restrictions and conversion to open-end status and, accordingly, preferred shareholders could veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of our common shares and preferred shares, both by the 1940 Act and by requirements imposed by rating agencies, might impair our ability to maintain our tax treatment as a RIC for U.S. federal income tax purposes.

Risks Related to Federal Income Tax

We may have difficulty paying distributions and the tax character of any distributions is uncertain.

We generally intend to distribute substantially all of our available earnings annually by paying distributions on a monthly basis, as determined by the Board of Trustees in its discretion. We cannot assure investors that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this Registration Statement. In addition, if we enter into any debt facilities, for so long as any such facility is outstanding, we anticipate that we may be required by its terms to use all payments of interest and principal that we receive from our current investments as well as any proceeds received from the sale of our current investments to repay amounts outstanding thereunder, which could adversely affect our ability to make distributions.

Furthermore, the tax treatment and characterization of our distributions may vary significantly from time to time due to the nature of our investments. The ultimate tax characterization of our distributions made during a taxable year will not be known until after the end of that taxable year. We may make distributions during a taxable year that exceed the Company’s current and accumulated tax earnings and profits for that taxable year. In such a situation, the amount by which our total distributions exceed tax earnings and profits generally would be treated by a shareholder as a return of capital. A return of capital generally is a return of a shareholder’s investment rather than a return of earnings or gains derived from our investment activities. Shareholders receiving distributions characterized as returns of capital will lower such shareholders’ tax basis in our common shares, with any amounts exceeding such tax basis treated as a gain from the sale or exchange of such common shares, which may result in increased tax liability to shareholders when they sell such common shares.

We must comply with certain requirements under the Code in order to maintain RIC tax treatment.

To qualify for and maintain RIC tax treatment under Subchapter M of the Code, we must, among other things, meet annual distribution, income source and quarterly asset diversification requirements. We may have difficulty complying with these requirements. In particular, if we have equity investments in vehicles that are treated as partnerships or other pass-through entities for tax purposes, we may not have control over, or receive accurate information about, the underlying income and assets of those vehicles that are taken into account in determining our compliance with the income source and quarterly asset diversification requirements. If we do not qualify for and maintain our RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (such as zero-coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute OID or other income required to be included in taxable income prior to receipt of cash. Furthermore, we intend to elect to amortize market discount and include such amounts in our taxable income on a current basis, instead of upon disposition of the applicable debt obligation. Any OID or market discount might reflect doubt as to whether the entire principal amount of a debt obligation will ultimately prove to be collectible. We will, however, generally be required to recognize any accrued OID or market discount based on the assumption that all future projected payments due on such debt obligation will be made.

Because any OID, market discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for taxation as a RIC under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus we may become subject to corporate-level income tax.

Our subsidiaries may be subject to taxes in connection with our investments.

Some of the income that we might otherwise earn, such as lease income, management fees, or income recognized in a work-out or restructuring of a portfolio investment, may cause us not to satisfy the 90% gross income requirement necessary to qualify as a RIC under Subchapter M of the Code. To manage the risk of failing to satisfy the 90% gross income requirement, we may earn such income through one or more subsidiaries, which may be structured as taxable subsidiaries. In addition, we expect to invest in certain debt and equity investments through taxable subsidiaries. The taxable income, if any, of these taxable subsidiaries may be subject to federal, state, and/or local tax, which ultimately will reduce the yield to our shareholders. We also expect to invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

U.S. federal income tax rules are ambiguous regarding certain investments.

The Company expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Company. U.S. federal income tax rules are not entirely clear about issues such as when the Company may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Company, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.

If we do not qualify as a publicly offered regulated investment company, a non-corporate shareholder will be treated as having received a dividend from us in the amount of such shareholder’s allocable share of certain of our expenses.

A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the 1933 Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. While the Company generally expects to qualify as a RIC, if the Company does not qualify as a publicly offered RIC for any period, a non-corporate shareholder’s allocable portion of the Company’s affected expenses will be treated as an additional distribution to the shareholder and the affected expense will be treated as having been incurred by the shareholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. Under current law, such expenses will not be deductible by any such shareholder for tax years that begin prior to January 1, 2026 and are deductible subject to limitation thereafter.

Changes in federal income tax laws or administrative interpretations thereof may materially and adversely affect our business.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our common shares or the value or the resale potential of our investments.

Risks Related to Business Development Companies

The requirement that we invest a sufficient portion of our assets in Qualifying Assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in Qualifying Assets could result in our failure to maintain our status as a BDC.

As a BDC, we may not acquire any assets other than Qualifying Assets unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are Qualifying Assets. Therefore, we may be precluded from investing in what we believe are attractive investments if such investments are not Qualifying Assets. Conversely, if we fail to invest a sufficient portion of our assets in Qualifying Assets, we could lose our status as a BDC, which would have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making additional investments in existing investments, which could result in the dilution of our position, or could require us to dispose of investments at an inopportune time to comply with the 1940 Act. If we were forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the current value of such investments.

Failure to maintain our status as a BDC would reduce our operating flexibility.

If we do not remain a BDC, we might be regulated as a registered closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions under the 1940 Act and correspondingly decrease our operating flexibility.

Regulations governing our operation as a BDC and RIC will affect our ability to raise, and the way in which we raise, additional capital or borrow for investment purposes, which may have a negative effect on our growth.

As a result of the annual distribution requirement to qualify for treatment as a RIC, we may need to periodically access the capital markets to raise cash to fund new investments. We may issue “senior securities,” as defined under the 1940 Act, including borrowing money from banks or other financial institutions, only in amounts such that our Asset Coverage meets the threshold set forth in the 1940 Act immediately after each such issuance. The 1940 Act currently requires an Asset Coverage of at least 150%. Our ability to issue different types of securities is also limited. Compliance with these requirements may unfavorably limit our investment opportunities and reduce our ability in comparison to other companies to profit from favorable spreads between the rates at which we can borrow and the rates at which we can lend. As a BDC, therefore, we may issue equity in offerings at a rate more frequent than our competitors, which may lead to greater shareholder dilution.

For U.S. federal income tax purposes, we are required to recognize taxable income (such as deferred interest that is accrued as OID) in some circumstances in which we do not receive a corresponding payment in cash and to make distributions with respect to such income to qualify for and maintain our treatment as a RIC. Under such circumstances, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under the Code. As a result, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

We expect to borrow for investment purposes. If the value of our assets declines, we may be unable to satisfy the Asset Coverage test, which would prohibit us from paying distributions and could prevent us from qualifying for treatment as a RIC. If we cannot satisfy the Asset Coverage test, we may be required to sell a portion of our investments and, depending on the nature of our debt financing, repay a portion of our indebtedness at a time when such sales may be disadvantageous.

Under the 1940 Act, we generally are prohibited from issuing or selling our common shares at a price per share, after deducting selling commissions and dealer manager fees, that is below our NAV per share, which may be a disadvantage as compared with other companies. We may, however, sell our common shares, or warrants, options or rights to acquire our common shares, at a price below the current NAV of our common shares if our Board of Trustees, including our independent trustees, determine that such sale is in our best interests and the best interests of our shareholders, and our shareholders, as well as those shareholders that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board of Trustees, closely approximates the fair value of such securities.

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Under the 1940 Act, a “diversified” investment company is required to invest at least 75% of the value of its total assets in cash and cash items, government securities, securities of other investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the value of the total assets of such company and no more than 10% of the outstanding voting securities of such issuer. As a non-diversified investment company, we are not subject to this requirement. To the extent that we assume large positions in the securities of a small number of issuers, or within a particular industry, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company or to a general downturn in the economy. However, we will be subject to the diversification requirements applicable to RICs under Subchapter M of the Code.

Risks Related to an Investment in our Common Shares

Investing in our common shares involves a high degree of risk.

The investments we make in accordance with our investment objectives may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive and, therefore, an investment in our common shares may not be suitable for someone with lower risk tolerance.

An investment in the Company’s common shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Company’s common shares represents an indirect investment in the portfolio of floating rate instruments and, other investments owned by the Company, and the value of these investments may fluctuate, sometimes rapidly and unpredictably. At any point in time an investment in the Company’s common shares may be worth less than the original amount invested, even after taking into account distributions paid by the Company and the ability of common shareholders to reinvest distributions. The Company may also use leverage, which would magnify the Company’s investment, market and certain other risks.

An investment in our common shares will have limited liquidity.

Our common shares constitute illiquid investments for which there is not, and may never be, a secondary market. Investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company. Except in limited circumstances for legal or regulatory purposes, shareholders are not entitled to redeem their common shares. We may offer investors an opportunity to repurchase their shares on a quarterly basis, but we are not obligated to offer to repurchase any in any particular quarter in our discretion. Shareholders must be prepared to bear the economic risk of an investment in our common shares for an extended period of time.

Geopolitical events may impact the Company’s business as well as the demand of shareholders to repurchase their common shares.

Events affecting economic conditions in the U.S. and/or elsewhere or globally, such as the general negative performance of the credit sector (including as a result of inflation or higher interest rates), actual or perceived instability in the U.S. banking system, or market volatility (including as a result of the ongoing hostilities between Russia and Ukraine and more recently, conflict and escalating tensions in the Middle East) could cause our shareholders to seek the repurchase of their common shares pursuant to our share repurchase program at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow and liquidity could be materially adversely affected, and we may incur additional leverage. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition could be materially adversely affected.

In addition, shareholders have and may continue to seek, and certain financial intermediaries have and may continue to recommend to their clients that they seek, to repurchase some or all of the common shares that they hold. A significant volume of repurchase requests in a given period can cause requests to exceed the amount we offer to repurchase in a particular quarter under our share repurchase program, resulting in less than the full amount of repurchase requests being satisfied in such period (including relative to our expected quarterly maximum repurchase amount).

No shareholder approval is required for certain mergers.

The Board of Trustees may undertake to approve mergers between us and certain other funds or vehicles. Subject to the requirements of the 1940 Act, such mergers will not require shareholder approval so you will not be given an opportunity to vote on these matters unless such mergers are reasonably anticipated to result in a material dilution of the NAV per share of the Company or unless such mergers would result in an amendment of the Declaration of Trust that would otherwise require the approval of shareholders. These mergers may involve funds managed by affiliates of our Adviser. The trustees may also convert the form and/or jurisdiction of organization, including to take advantage of laws that are more favorable to maintaining board control in the face of dissident shareholders.

Shareholders may experience dilution.

Holders of our common shares will not have preemptive rights to any shares we issue in the future. Our Declaration of Trust allows us to issue an unlimited number of common shares. After you purchase common shares in any offering, our Board of Trustees may elect, without shareholder approval, to sell or otherwise issue additional common shares in a variety of transactions, including offerings. To the extent we issue additional common shares after your purchase in our ongoing private offering, your percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our common shares or their interests in the underlying assets held by our subsidiaries.

The NAV of our common shares may fluctuate significantly.

The NAV and liquidity, if any, of the market for our common shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include: significant volatility in the market price and trading volume of companies in the sector in which we operate, which are not necessarily related to the operating performance of these companies; changes in regulatory policies or tax guidelines, particularly with respect to RICs; loss of RIC status; changes in earnings or variations in operating results; changes in the value of our portfolio of investments; changes in accounting guidelines governing valuation of our investments; any shortfall in revenue or net income or any increase in losses from levels expected by investors or shareholders; departure of either of the Adviser or certain of its respective key personnel; operating performance of companies comparable to us; general economic trends and other external factors; and loss of a major funding source.

ITEM 2.	FINANCIAL INFORMATION

Discussion of Management’s Expected Operating Plans

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Overview

We are a newly formed, externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act and intends to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a RIC under Subchapter M of the Code. We were formed as a Delaware Trust on October 14, 2024. As a BDC, we must comply with certain regulatory requirements, and to qualify for and maintain RIC tax treatment under Subchapter M of the Code, we must comply with certain income source, asset diversification and distribution requirements. See “Item 1. Business—Regulation as a Business Development Company” and “Item 1. Business—Material U.S. Federal Income Tax Considerations.”

We are externally managed by the Adviser, an affiliate of Blackstone. Our Adviser is a limited liability company that is registered as an investment adviser under the Advisers Act. Our Adviser oversees the management of our activities and is responsible for making investment decisions with respect to our portfolio. It is expected initially that a large proportion of common shares will be held by a small number of shareholders, including affiliates of the Adviser.

The Company’s investment strategy is to originate, acquire, finance and manage a portfolio consisting of a broad range of real estate-related investments in or relating to private and public debt, equity or other interests on a global basis, with a primary focus in the U.S. The Company may invest in, or originate, real estate-related debt and equity securities, including subordinated debt, MBS, B-Notes and CLOs. Through our Adviser, we draw on Blackstone’s extensive real estate debt investment platform and its established sourcing, underwriting, and structuring capabilities to execute our investment strategy. In addition, we have access to Blackstone’s extensive network and Blackstone’s substantial real estate and other investment holdings, which provide our Adviser access to market data on a scale generally not available to others in the market.

See “Item 1. Business—Regulation as a Business Development Company” for discussion of BDC regulation and other regulatory considerations.

We may co-invest, subject to the conditions included in the exemptive order received by affiliates of our Adviser from the SEC, with certain of our affiliates. See “Item 1. Business—Potential Conflicts of Interest; Co-Investment Opportunities” and “Item 7. Certain Relationships and Related Transactions, and Trustee Independence” below. We believe that such co-investments afford us additional investment opportunities and insights, enhancing our ability to build a diverse portfolio.

As a BDC, we are generally required to invest at least 70% of our total assets in Qualifying Assets.

Under normal circumstances, we will invest directly or indirectly at least 80% of our assets (net assets plus borrowings for investment purposes) in private real estate credit investments (loans, debt securities, preferred stock) and other investments that are expected to (i) make regular distributions, dividends, interest, rent or other similar types of payments and (ii) generate returns primarily from income (including investments in leased assets that meet these criteria), in each case, that are offered privately or are investments in private companies.

We are permitted to issue multiple classes of indebtedness and one class of shares senior to our common shares, collectively defined as senior securities in the 1940 Act, if our Asset Coverage would at least equal 150% immediately after each such issuance.

Expenses

Except as specifically provided below, all investment professionals and other personnel of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. From time to time, the Administrator on behalf of the Company will engage other parties, including Portfolio Entities, to perform certain administrative duties it provides. The fees, costs and expenses of any such service providers, including Portfolio Entities, will be offset against the Administration Fees payable to the Administrator, and the Administrator will bear any amounts in excess of the Administration Fee. For the avoidance of doubt, the fees, costs and expenses of administrative services provided to the Company pursuant to the Administration Agreement will not be duplicated as Company Expenses (defined below). Expenses for services not covered by the Administration Agreement, including administrative expenses incurred in connection with investments and Portfolio Entities, will be borne by the Company over and above the expenses of the Administration Fee.

We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

(a)	investment advisory fees payable to the Adviser pursuant to the Investment Advisory Agreement;

(b)	the Administration Fee payable to the Administrator pursuant to the Administration Agreement; and

(c)	all other expenses of the Company’s operations, administration and transactions (“Company Expenses”) including, without limitation, those relating to:

(i)

costs associated with the Company’s organization and any offering, including, but not limited to, the Company’s ongoing private offering commenced in connection with the Company’s organization and offerings by feeder vehicles (which are primarily created to hold the Shares and in turn offer interests in such feeder vehicles to U.S. and non-U.S. persons);

(ii)

maintaining financial records, compliance monitoring (including diligence and oversight of our other service providers), preparing reports or other communications to shareholders and any filings with the SEC, preparing materials and coordinating meetings of our Board of Trustees (including independent trustees’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent trustees), managing the payment of expenses, and the payment and receipt of funds for investments;

(iii)

expenses (including out-of-pocket expenses such as travel, lodging and meal expenses) of employees of the Adviser or its affiliates to the extent such expenses relate to attendance at meetings of the Board of Trustees or any committees thereof;

(iv)	overseeing the calculation of the Company’s NAV, including the cost of calculating the Company’s NAV and the cost of any third-party valuation services;

(v)

(a) fees, costs and expenses in connection with the origination, acquisition, issuance, trading, settling, due diligence on, monitoring, disposing of, financing and holding of prospective, potential or actual investments (including without limitation any legal, tax, administrative, accounting, advisory, consulting and printing expenses, reverse termination fees and any liquidated damages); (b) such expenses related to potential investments that were not consummated; (c) any fees, costs and expenses related to the organization or maintenance of any entity or vehicle through which the Company directly or indirectly participates in prospective, potential or actual investments; (d) fees, costs and expenses of hedging, prime brokerage, custodial services, clearing and settlement; (e) forfeited deposits, agent bank and other bank service fees, private placement fees, appraisal fees, commitment fees, underwriting costs and commissions (including commissions and other compensation payable to brokers or dealers), costs and expenses of any lenders, investment banks and other financing sources; (f) other investment costs, fees and expenses actually incurred by or on behalf of the Company (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences and events or similar meetings, conferences and events, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars); and (g) expenses arising out of trade settlements (including any delayed compensation) and, if necessary, enforcing the Company’s rights;

(vi)

all taxes, fees, costs, expenses, retainers and/or other payments of goods and services used by the Company, including legal, tax, accounting, consulting (including individuals consulted through expert network consulting firms), auditing, finance, administrative, investment banking, capital market, transfer agency, escrow agency, custody (including sub-custodians), dividend agent, prime brokerage, asset management, and property management, data or technology providers, paying agents, depositaries, trustees, engineers, senior advisors, industry experts, operating partners, and other professional fees and other non-advisory services rendered to the Company by the Adviser or its affiliates;

(vii)

the cost of effecting any sales and repurchases of the Company’s common shares and other securities, including any registration costs or other costs associated with registering tender offers with the SEC;

(viii)	fees and expenses payable under dealer manager and placement agent agreements, if any;

(ix)	all fees, costs and expenses of any loan servicer and other service providers and of any custodians, lenders, investment banks and other financing sources;

(x)	federal and state registration fees, license fees, franchise fees, stock exchange listing fees and expenses (if any) and fees payable to ratings agencies;

(xi)	the costs incurred by the Adviser and the Administrator in providing managerial assistance to those borrowers and other investments of the Company that request it;

(xii)

interest and fees and expenses arising out of borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Company, including, but not limited to, costs associated with the negotiation, establishment and maintenance of any of the Company’s credit facilities, reverse repurchase agreements, other financing arrangements, hedging costs or any other form of leverage of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs), including the execution of and ongoing maintenance and compliance related to any securities offerings;

(xiii)

expenses connected with communications to individual or group shareholders, including bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, the costs payable by the Company to any transfer agent and registrar, expenses in connection with the listing and/or trading of the Company’s securities on any exchange, costs of preparing, printing and mailing the Company’s annual report, if applicable, to its shareholders and proxy materials and proxy voting expenses with respect to any meeting of the shareholders and any other reports or related statements;

(xiv)

costs associated with the Company’s information, obtaining and maintaining technology, including without limitation, the cost of any professional service providers, any computer software or hardware (including specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs incurred prior to the filing of the Company’s election to be treated as a BDC), data-related communication, market data and research (including news and quotation equipment and services and costs incurred by the Adviser’s or its affiliates’ internal and third-party research groups), electronic equipment or purchased information technology services from third-party vendors or affiliates of the Adviser, technology service providers and related software/hardware utilized in connection with the Company’s operational activities;

(xv)

expenses relating to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings relating to the Company’s activities, reports to be filed with the U.S. Commodity Futures Trading Commission, reports, disclosures, and/or other regulatory filings of the Adviser and its affiliates relating to the Company’s activities, costs of Sarbanes-Oxley Act compliance and attestation, Internal Revenue Service filings, Financial Industry Regulatory Authority and other regulatory bodies and other reporting and compliance costs, the costs associated with reporting and compliance obligations under the 1933 Act, the 1934 Act and the 1940 Act and any other applicable federal and state securities laws), any expenses incurred for general compliance and regulatory matters, including the compensation, fees, and expenses of professionals responsible for the foregoing;

(xvi)

the costs of any litigation, arbitration or audit involving the Company or its assets and the amount of any judgments, assessment fines, remediations settlements paid in connection therewith or extraordinary expense or liability relating to the affairs of the Company;

(xvii)

any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Company and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Company and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

(xviii)	fees, costs and expenses of winding up and liquidating the Company’s assets;

(xix)	expenses of managing and operating the Company’s properties, whether payable to an affiliate of the Adviser or a non-affiliated person;

(xx)	costs associated with any registration rights granted to investors;

(xxi)

all insurance costs incurred in connection with the operation of the Company’s business, including any fidelity bond, trustees, directors and officers insurance and indemnification (including advancement of any fee, costs or expense to persons entitled to indemnification) and other insurance premiums and other costs, except for the premiums and other costs attributable to the insurance that the Adviser or any of its affiliates elect to carry for itself and its personnel;

(xxii)

expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board of Trustees to or on account of holders of the Company’s securities, including, without limitation, in connection with any distribution reinvestment plan;

(xxiii)

expenses incurred in connection with the formation, organization and continuation of any corporation, partnership, joint venture or other entity or vehicle through which the Company’s investments are made or in which any such entity invests;

(xxiv)	dues and expenses incurred related to industry association memberships or attending industry conferences on behalf of the Company; and

(xxv)

costs associated with any extraordinary transactions involving the Company and its securities, including but not limited to mergers, listing on a national stock exchange, acquisitions of other investment vehicles and operating companies, and changes in form or liquidation of the Company, whether or not any such transaction provides liquidity for the Company’s shareholders.

Expense Support and Conditional Reimbursement Agreement

We have entered into an Expense Support and Conditional Reimbursement Agreement with the Adviser. Pursuant to this agreement, the Adviser may elect to pay certain of our expenses on our behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to the Adviser or its affiliates.

If the Adviser elects to pay certain of our expenses, the Adviser will be entitled to reimbursement of such expenses from us if the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net realized capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above) exceeds the cumulative distributions accrued to the Company’s shareholders.

Financial Condition, Liquidity and Capital Resources

We intend to generate cash primarily from the net proceeds of offering of our common shares and from cash flows from interest and fees earned from our investments and principal repayments and proceeds from sales of our investments. We may also fund a portion of our investments through borrowings from banks, issuances of senior securities, securitizations and other financing transactions, including before we have fully invested the proceeds of any offering. Our primary use of cash will be investments, operating expenses, interest and principal payments, distributions to our shareholders and repurchases of common shares.

Hedging

The Company may, but is not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but the Company does not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to the Company’s business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of swaps, futures, options and forward contracts. The Company will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance that any hedging strategy employed by the Company will be successful.

The Company intends to qualify as a “limited derivatives user” under Rule 18f-4 under the 1940 Act, which generally will require the Company to limit its derivatives exposure to 10% of its net assets at any time, excluding certain currency and interest rate hedging transactions.

Critical Accounting Policies

This discussion of our expected operating plans is based upon our expected financial statements, which will be prepared in accordance with GAAP. The preparation of these financial statements will require our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. In addition to the discussion below, we will describe our critical accounting policies in the notes to our future financial statements.

Valuation of Investments

We are required to report our investments, including those for which current market values are not readily available, at fair value.

In accordance with Rule 2a-5 under the 1940 Act, we expect that the Board of Trustees will designate the Adviser as the “Valuation Designee” to perform fair value determinations related to the Company’s investments, subject to the Board’s oversight. Any investments and other assets for which such current market quotations are not readily available are valued at fair value as determined in good faith by the Adviser under our valuation procedures established by, and under the general supervision and responsibility of, the Board of Trustees. The Adviser, as Valuation Designee, will have the responsibility for monitoring significant events that may materially affect the values of our investments and for determining whether the value of the applicable investments should be re-evaluated in light of such significant events. Because such valuations are inherently uncertain, they often reflect only periodic information received by the Valuation Designee about the underlying investments’ operations, which may be on a lagged basis and therefore fluctuate over time and can be based on estimates. The pricing of all fair valued assets and determinations thereof shall be reported by the Adviser as Valuation Designee to the Board of Trustees at each regularly scheduled quarterly meeting. Our Board of Trustees may modify our valuation procedures from time to time.

We value our investments in accordance with FASB Accounting Standards Codification Topic 820, Fair Value Measurement (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date, and Rule 2a-5 under the 1940 Act. Under ASC 820, fair value is based on observable market prices or parameters or derived from such prices or parameters when such quotations are readily available. In accordance with Rule 2a-5 under the 1940 Act, fair value means the value of a portfolio investment for which market quotations are not readily available. A market quotation is “readily available” only when it is a quoted price (unadjusted) in active markets for identical instruments that a fund can access at the measurement date, provided that such a quotation is not considered to be readily available if it is not reliable.

Where prices or inputs are not available or, in the judgment of the Valuation Designee, determined to be not reliable, valuation techniques based on the facts and circumstances of the particular investment will be utilized. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity. In the absence of observable, reliable market prices, the Company values its investments using various valuation methodologies applied on a consistent basis.

ASC 820 prioritizes the use of observable market prices and prices derived from observable inputs. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these investments. The three levels of the fair value hierarchy are as follows:

•

Level 1: Inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

•

Level 2: Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The types of financial instruments in this category include less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities and certain over-the-counter derivatives where the fair value is based on observable inputs.

•

Level 3: Inputs to the valuation methodology are unobservable and significant to overall fair value measurement. These inputs require significant judgment or estimation by us and/or third-parties when determining fair value and generally represent anything that does not meet the criteria of Levels 1 and 2.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. Transfers between levels, if any, are recognized at the beginning of the quarter in which the transfer occurs.

The Company evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which investments with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services, the Company subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period, and these differences could be material. Additionally, the fair value of the Company’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize. Further, such investments may be generally less liquid than publicly traded securities. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the Company has recorded it, and such differences could be material. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.

Market quotations may be obtained from third-party pricing service providers or, if not available from third-party pricing service providers, broker-dealers, for certain of our investments. When reliable market quotations for such investments are available from multiple sources, the Valuation Designee will use commercially reasonable efforts to use two or more quotations and will value such investments based on the average of the quotations obtained. However, to the extent that one or more of the quotations received is determined in good faith by the Valuation Designee to not be reliable, the Valuation Designee may disregard such quotation if the average of the remaining quotations is determined in good faith to be reliable by the Valuation Designee. Securities that are traded publicly on an exchange or other public market (e.g. stocks, exchange traded derivatives and securities convertible into publicly-traded securities, such as warrants) will be valued at the closing price of such security in the principal market in which such security trades.

Certain investments, such as mortgages, mezzanine loans, preferred equity or private company investments, are unlikely to have market quotations.

In the case of loans acquired by us, the initial value will generally be the acquisition price of such loan. In the case of loans originated by us, such initial value will generally be the par value of such loan. Each such investment will then be valued by the Valuation Designee within the first three full months after we make such investment and monthly thereafter in accordance with the procedures set forth in the immediately following paragraph.

To conduct its initial valuation and subsequent revaluations of such loan investments, the Valuation Designee will initially determine if there is adequate collateral real estate value supporting such investments and whether the investment’s yield approximates market yield. If the market yield is estimated to approximate the investment’s yield, then such investment is valued at its par value. If the market yield is not estimated to approximate the investment’s yield, the Valuation Designee will project the expected cash flows of the investment based on its contractual terms and discount such cash flows back to the valuation date based on an estimated market yield.

Market yield is estimated as of each valuation date based on a variety of inputs regarding the collateral asset(s) performance, local/macro real estate performance, and capital market conditions, in each case as determined in good faith by the Valuation Designee. These factors may include, but are not limited to: purchase price/par value of such investments; debt yield, capitalization rates, loan-to-value ratio, and replacement cost of the collateral asset(s); borrower financial condition, reputation, and indications of intent (e.g., pending repayments, extensions, defaults, etc.); and known transactions or other price discovery for comparable debt investments. In the absence of collateral real estate value supporting such investments, the Valuation Designee will consider the residual value to its investments, following repayment of any senior debt or other obligations of the collateral asset(s).

The initial value of preferred equity and private company investments will generally be the acquisition price of such investment. Each such investment will then be valued by the Valuation Designee within the first three full months after we make such investment and monthly thereafter. The Valuation Designee may utilize generally accepted valuation methodologies, which may include, but are not limited to, the market approach, cost approach and income approach, to value such preferred equity or private company investment. These methodologies generally include inputs such as the multiples of comparable companies, the value and performance of underlying assets, select financial statement metrics, the stock price of the investment, volatility, strike price, risk-free interest rate, dividend yield and expected term, as applicable.

In general, investments held through unconsolidated joint ventures will initially be valued at the cost of the investment in the joint venture, which we expect to represent fair value at that time, subject to any variation pursuant to these valuation guidelines. Each such investment will then be valued by the Valuation Designee within the first three full months after we make such investment and monthly thereafter, generally using the NAV per share of the joint venture, as determined by the underlying joint venture.

To the extent the Valuation Designee does not rely on a third-party valuation firm for the valuation of investments for which market quotations are not readily available, the Company will engage one or more third-party valuation firms to confirm that the Valuation Designee’s value for the applicable investment is reasonable. Notwithstanding anything herein to the contrary, the Valuation Designee’s valuation of loans may be done with assistance from one or more third-party valuation firms, where applicable, in accordance with our valuation policy.

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method, or a method that approximates the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

PIK Income

The Company may have loans in its portfolio that contain PIK provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in interest income in the Company’s statement of operations. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. Any non-cash PIK income will be included in the Company’s investment company taxable income for the year of the accrual, even though the Company has not yet collected cash, and such income may be required to be paid out to shareholders in the form of dividends in order to satisfy the Company’s annual distribution requirement for tax treatment as a RIC.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication, or other fees. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any unamortized fees, premiums, or discounts are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Distributions

The Company intends to make monthly distributions to its shareholders of net investment income and to distribute net capital gains, if any, annually. All distributions will be paid at the discretion of our Board of Trustees and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board of Trustees may deem relevant from time to time.

Income Taxes

The Company has elected to be treated as a BDC under the 1940 Act. The Company also intends to elect to be treated as a RIC under the Code. So long as the Company maintains its tax treatment as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (determined without regard to the deduction for dividends paid), which is generally its net ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income, if any.

In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

Contractual Obligations

We have entered into the Investment Advisory Agreement with the Adviser to provide us with investment advisory services and the Administration Agreement with the Administrator to provide us with administrative services. Payments for investment advisory services under the Investment Advisory Agreement and reimbursements under the Administration Agreement are described in “Item 1. Business—Investment Advisory Agreement” and “—Administration Agreement.”

We intend to establish one or more credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. We cannot assure shareholders that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets and may ask to comply with positive or negative covenants that could have an effect on our operations.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, and we do not intend to have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. We expect our market risk will arise primarily from interest rate risk relating to interest rate fluctuations. Many factors including governmental monetary and tax policies, domestic and international economic and political considerations and other factors that are beyond our control contribute to interest rate risk. To meet our short and long-term liquidity requirements, we may borrow funds at a combination of fixed and variable rates. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements, subject to the requirements of the 1940 Act, in order to mitigate our interest rate risk with respect to various debt instruments. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in benefits of lower interest rates with respect to our portfolio of investments with fixed interest rates. During the periods covered by this report, we did not engage in interest rate hedging activities.

ITEM 3.	PROPERTIES

Our headquarters are located at 345 Park Avenue, 24th Floor, New York, NY 10154 and are provided by our Adviser. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 30, 2025, the following table sets out certain ownership information with respect to our common shares for those persons who directly or indirectly own, control or hold with the power to vote five percent or more of our outstanding common shares.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Common shares	Blackstone Real Estate Special Situations Advisors L.L.C. 345 Park Avenue New York, NY 10154	100 common shares	100%

ITEM 5.	TRUSTEES AND EXECUTIVE OFFICERS

Our business and affairs are managed under the direction of the Board of Trustees. The responsibilities of the Board of Trustees include, among other things, the oversight of our investment activities, oversight of our financing arrangements and corporate governance activities. Each trustee shall serve until the earlier of his or her death, removal or resignation or until his or her successor is duly elected and qualified. Our Board of Trustees consists of five members, three of whom are not “interested persons” of the Company or of the Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board of Trustees. These individuals are referred to as independent trustees. Our Board of Trustees elects the Company’s executive officers, who serve at the discretion of the Board of Trustees.

Board of Trustees and Executive Officers

Trustees

Information regarding the Board of Trustees is as follows:

Name	Year of Birth	Position	Trustee Since
Interested Trustees:
Timothy S. Johnson	1980	Chairperson of the Board, Trustee	2025
Brian Kim	1979	Trustee	2025
Independent Trustees:
Tracy Collins	1963	Trustee	2025
Michelle Greene	1969	Trustee	2025
Kristen Leopold	1967	Trustee	2025

Each trustee will hold office until his or her death, resignation, removal or disqualification. The address for each of our trustees is c/o Blackstone Real Estate Special Situations Advisors L.L.C., 345 Park Avenue, New York, New York 10154.

Executive Officers

Name	Year of Birth	Position
Brian Kim	1979	Chief Executive Officer
Anthony F. Marone, Jr.	1982	Chief Financial Officer
William Renahan	1969	Chief Compliance Officer and Secretary

Each officer holds office at the pleasure of the Board of Trustees until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

The following is information concerning the business experience of our Board of Trustees and executive officers. Our trustees have been divided into two groups—interested trustees and independent trustees. Interested trustees are “interested persons” as defined in the 1940 Act.

Interested Trustees

Timothy S. Johnson is the Global Head of BREDS, based in New York, and the Chairperson of the Board of Trustees. Mr. Johnson is responsible for overseeing Blackstone’s commercial and residential real estate debt investment strategies and is also a member of the firm’s real estate investment committee. Prior to joining Blackstone in 2011, Mr. Johnson was a co-founder of BroadPeak Funding, a boutique commercial real estate finance company based in Los Angeles. Prior to founding BroadPeak, Mr. Johnson was a Vice President in the Lehman Brothers Global Commercial Real Estate Group where he worked from 2002-2008. Mr. Johnson received a B.A. in Mathematics from the College of the Holy Cross where he graduated cum laude. We believe Mr. Johnson’s extensive experience with, and strong record of success investing in, real estate-related assets provide our Board of Trustees with valuable insights into investments, asset management, corporate strategy and developments in our industry.

Brian Kim is the Global Chief Operating Officer of BREDS based in New York and the Chief Executive Officer and a Trustee of BREC. Mr. Kim also served as the Global Chief Operating Officer of Blackstone’s Core+ real estate business from January 2023 to June 2024. Since joining Blackstone in 2008, Mr. Kim has played a key role in a number of Blackstone’s investments including the take private and subsequent sale of Strategic Hotels & Resorts, the acquisition of Peter Cooper Village / Stuyvesant Town and the creation of BRE Select Hotels Corp., Blackstone’s select service hotel platform. Prior to joining Blackstone, Mr. Kim worked at Apollo Real Estate Advisors, Max Capital Management Corp. and Credit Suisse First Boston. Mr. Kim previously served as a board member and Head of Acquisitions and Capital Markets of Blackstone Real Estate Income Trust, Inc. (“BREIT”), a board member of CorePoint Lodging Inc. and a board member and Chief Financial Officer of BRE Select Hotels Corp. Mr. Kim received an AB in Biology from Harvard College where he graduated with honors. Mr. Kim is a valuable member of our Board of Trustees because of his extensive real estate and investment experience and history with Blackstone, all of which make him well qualified to serve on our Board of Trustees.

Independent Trustees

Tracy Collins is an independent finance professional and most recently served as CEO to SmartFinance LLC (2013-2017), a Fintech startup purchased by MidFirst Bank in December of 2017. During her career in financial services, Ms. Collins worked as a Senior Managing Director (Partner) and Head of Asset-Backed Securities Research at Bear Stearns & Co., Inc. for six years and prior to that as a Managing Director (Partner) and Head of Asset-Backed Securities and Structured Products at Credit Suisse (formerly known as Credit Suisse First Boston) for nine years. During her tenure as a structured product specialist, Ms. Collins was consistently recognized as a “First Team All American Research Analyst.” Ms. Collins served as an independent director for KKR Financial from August 2006 to May 2014. She graduated from the University of Texas at Austin in the Plan II Honors Program. Ms. Collins also serves on the board of trustees of Blackstone Secured Lending Fund (“BXSL”), Blackstone Private Credit Fund (“BCRED”) and Blackstone Private Multi-Asset Credit and Income Fund (“BMACX”). Ms. Collins has held numerous management positions and her broad experiences in the financial services sector provide her with skills and valuable insight in handling complex financial transactions and issues, all of which make her well qualified to serve on our Board of Trustees.

Michelle Greene is a board member, President Emeritus and Advisor of the Long-Term Stock Exchange (“LTSE”), a venture-backed, SEC-approved National Market System exchange with listing standards designed to support long-term focused, visionary companies. She also is a board member of the Exchange’s parent company, LTSE Group. Ms. Greene is an adjunct professor at Columbia University’s School of International and Public Affairs, where she has taught for over a decade. She serves on Advisory Boards for the Aspen Institute Business & Society Program and the Berkeley Center for Law and Business at UC-Berkeley School of Law. Ms. Greene is an honorary board member at Halcyon, a non-profit incubator of impact-driven businesses. Previously, she worked on financial markets and financial institutions policy, as well as financial crisis response, at the U.S. Department of the Treasury, where she served under two administrations. Ms. Greene also was Senior Vice President and Head of Global Corporate Responsibility at the New York Stock Exchange (“NYSE”), where she launched and led its corporate responsibility team, advised Fortune 500 companies on their sustainability programs, and served as Executive Director of the NYSE Foundation. Ms. Greene was a consultant at McKinsey & Company, led the Carr Center for Human Rights Policy at Harvard University, and began her career as a corporate securities lawyer. Ms. Greene has served on World Economic Forum advisory boards on financial inclusion and gender parity, as Executive Director of the President’s Advisory Council on Financial Literacy and Financial Inclusion, and as a member of the White House Council on Women and Girls, as well as on a number of non-profit boards. Ms. Greene graduated from Dartmouth College and received a J.D. from Harvard Law School. Ms. Greene also serves on the board of trustees of BXSL, BCRED and BMACX. Ms. Greene has held numerous management positions and her broad experiences in the financial services sector provide her with skills and valuable insight in handling complex financial transactions and issues, all of which make her well qualified to serve on our Board of Trustees.

Kristen Leopold is the founder of KL Associates, LLC, a hedge fund consulting firm specializing in financial and operational management, and the Chief Financial Officer of WFL Real Estate Services, LLC. Prior to pursuing her own consulting business in 2006, she had worked at Weston Capital Management LLC (“Weston”), an alternative investment firm with over $1 billion in assets under management worldwide, as Chief Financial Officer. Before Weston, she was an auditor and manager at Arthur Andersen LLP in their financial services division specializing in brokerage, commodities and asset management from 1990 to 1997. Ms. Leopold also serves on the board of trustees of the Blackstone Alternative Investment Funds. She graduated from Pace University with a combined MBA/BBA in Accounting. Ms. Leopold has business, finance and accounting expertise and training as a Certified Public Accountant, as well as experience as a chief financial officer and/or auditor and manager at an alternative asset management company and a multi-national accounting firm, all of which make her well qualified to serve on our Board of Trustees.

Executive Officers Who Are Not Trustees

Anthony F. Marone, Jr. is a Managing Director in the Blackstone Real Estate group and the Head of Real Estate Finance Americas, based in New York. Mr. Marone also serves as the Chief Financial Officer of BREIT and BXMT. Prior to joining Blackstone in 2012, Mr. Marone was a Vice President and Controller at Capital Trust, Inc., the predecessor business to BXMT. Previously, Mr. Marone worked in the Real Estate Assurance practice of PricewaterhouseCoopers LLP. Mr. Marone received a B.S. and an MBA from Rutgers University and is a Certified Public Accountant and Chartered Global Management Accountant.

William Renahan is a Managing Director in the Blackstone Legal and Compliance Department and serves as the Chief Compliance Officer of Blackstone’s Registered Funds. Prior to joining Blackstone, Mr. Renahan was a Senior Managing Director at Duff & Phelps Investment Management and served as Chief Compliance Officer of its investment adviser and affiliated registered investment companies. He graduated with a B.A. from Hobart College, a J.D. with honors from Albany Law School, and a Master of Laws in Taxation from New York University School of Law. He is admitted to practice law in New York State and holds Series 7 and 24 FINRA licenses.

Communications with Trustees

The independent trustees serving on our Board of Trustees intend to meet in executive sessions at the conclusion of or preceding each regularly scheduled meeting of the Board of Trustees, and additional as needed, without the presence of any trustees or other persons who are personnel of our Adviser.

Shareholders and other interested parties may contact any member (or all members) of the Board of Trustees by mail. To communicate with the Board of Trustees, any individual trustees or any group or committee of trustees, correspondence should be addressed to the Board of Trustees or any such individual trustees or group or committee of trustees by either name or title. All such correspondence should be sent c/o Blackstone Real Estate Special Situations Advisors L.L.C., 345 Park Avenue, New York, New York 10154, Attention: Chief Compliance Officer.

Corporate Governance

Committees

Our Board of Trustees will have an Audit Committee and a Nominating and Governance Committee. We do not have a compensation committee because our executive officers do not receive any direct compensation from us.

Audit Committee

The Audit Committee will operate pursuant to a charter approved by our Board of Trustees. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board of Trustees in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The Audit Committee will be composed of three persons, including Ms. Collins, Ms. Greene and Ms. Leopold, all of whom are considered independent for purposes of the 1940 Act. Ms. Leopold serves as the chairperson of the Audit Committee. Our Board of Trustees has determined that Ms. Leopold qualifies as an “Audit Committee Financial Expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the Audit Committee meets the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Company or of the Adviser as defined in Section 2(a)(19) of the 1940 Act.

A copy of the charter of the Audit Committee will be available in print to any shareholder who requests it.

Nominating and Governance Committee

The Nominating and Governance Committee will operate pursuant to a charter approved by our Board of Trustees. The charter sets forth the responsibilities of the Nominating and Governance Committee, including making nominations for the appointment or election of independent trustees. The Nominating and Governance Committee will consist of three persons, including Ms. Collins, Ms. Greene and Ms. Leopold all of whom are considered independent for purposes of the 1940 Act. Ms. Collins serves as the chairperson of the Nominating and Governance Committee.

While the Nominating and Governance Committee is solely responsible for the selection and nomination of the Company’s independent trustees, the Committee may accept nominations for Board membership from Company shareholders as it deems appropriate. Shareholders who wish to recommend a nominee may do so by submitting their recommendation with biographical information and a statement as to the qualifications of the proposed nominee to the Secretary of the Company. A copy of the charter of the Nominating and Governance Committee will be available in print to any shareholder who requests it.

Leadership Structure and Oversight Responsibilities

Board Leadership Structure

Our business and affairs are managed under the direction of our Board of Trustees. Among other things, our Board of Trustees sets broad policies for us and approves the appointment of our Adviser, Administrator and officers. The role of our Board of Trustees, and of any individual trustee, is one of oversight and not of management of our day-to-day affairs.

Under our bylaws, our Board of Trustees shall designate one of our trustees as chairperson to preside over meetings of our Board of Trustees and meetings of shareholders, and to perform such other duties as may be assigned to him or her by our Board of Trustees. The Board of Trustees has appointed Mr. Johnson to serve in the role of chairperson of the Board of Trustees. The chairperson’s role is to preside at all meetings of the Board of Trustees and to act as a liaison with the Adviser, counsel and other trustees generally between meetings. The chairperson serves as a key point person for dealings between management and the trustees. The chairperson also may perform such other functions as may be delegated by the Board of Trustees from time to time. The Board of Trustees reviews matters related to its leadership structure annually. The Board of Trustees has determined that its leadership structure is appropriate because it allows the Board of Trustees to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of trustees and the full board in a manner that enhances effective oversight.

Our Board of Trustees believes that its leadership structure is the optimal structure for us at this time. Our Board of Trustees, which will review its leadership structure periodically as part of its annual self-assessment process, further believes that its structure is presently appropriate to enable it to exercise its oversight of us.

Board’s Role in Risk Oversight

Our Board of Trustees performs its risk oversight function primarily through (i) its standing committees, which report to the entire Board of Trustees and are comprised solely of independent trustees, and (ii) active monitoring of our Chief Compliance Officer and our compliance policies and procedures. Oversight of other risks is delegated to the committees.

Oversight of our investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of our investment activities. The Board of Trustees anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board of Trustees’ risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board of Trustees’ oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

We believe that the role of our Board of Trustees in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a closed-end fund regulated under the 1940 Act. As a closed-end fund, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we are limited in our ability to enter into transactions with our affiliates, including investments in loans or securities in which one of our affiliates also has invested.

Investment Committee

Investment activity is overseen by Kathleen McCarthy and Nadeem Meghji, Global Co-Heads of Blackstone Real Estate, Giovanni Cutaia, Global COO of Real Estate and Global Head of Real Estate Asset Management and Timothy S. Johnson, Global Head of BREDS and the Chairperson of the Board of Trustees. In addition to these senior professionals, the Investment Committee comprises the following Blackstone senior managing directors – Kenneth Caplan, Michael Eglit, Robert Harper, Katharine A. Keenan, Brian Kim, Stephen Plavin, Jacob Werner and Michael Wiebolt.

Professional	Title	Location
BREDS Investment Committee – Senior Managing Directors
Kenneth Caplan	Global Co-CIO of Blackstone	New York
Kathleen McCarthy	Global Co-Head of Real Estate	New York
Nadeem Meghji	Global Co-Head of Real Estate	New York
Giovanni Cutaia	Global COO of Real Estate and Global Head of Real Estate Asset Management	New York

Professional	Title	Location
Timothy Johnson	Global Head of BREDS, Chairperson of the BREC Board of Trustees	New York
Katharine A. Keenan	Global Co-CIO of BREDS	New York
Michael Wiebolt	Global Co-CIO of BREDS	New York
Brian Kim	Global COO of BREDS, CEO of BREC	New York
Robert Harper	President of BREIT and Head of Real Estate Asset Management Americas	New York
Stephen Plavin	BREDS Head of Europe	London
Michael Eglit	Head of U.S. Originations	New York
Jacob Werner	Co-Head of Real Estate Acquisitions Americas	Miami

The Investment Committee meets to discuss potential transactions for BREC and all other BREDS funds. This committee generally meets weekly on Mondays to discuss investments; all significant investment decisions must be reviewed and approved by the Investment Committee using a consensus-based approach. Smaller transactions are reviewed and approved by a prescribed subset of BREDS professionals. BREDS conducts comprehensive diligence on each investment opportunity.

All of the Investment Committee members have financial arrangements with, and may receive compensation and/or profit distributions from, the Adviser or its affiliates. None of the Investment Committee members receive any direct compensation from us.

Members of the Investment Committee Who Are Not Our Trustees or Executive Officers

Kenneth A. Caplan is the Global Co-Chief Investment Officer of Blackstone. As Co-CIO, he works in conjunction with business unit CIOs and Group Heads to provide additional firm-level investment oversight, primarily across Real Estate and BXCI.

Mr. Caplan previously served as Global Co-Head of Blackstone Real Estate.

Prior to becoming Global Co-Head of Blackstone Real Estate, Mr. Caplan served as Global Chief Investment Officer of Blackstone Real Estate and Head of Real Estate Europe. Since joining the firm in 1997, Mr. Caplan has been involved in over $100 billion of real estate acquisitions and initiatives in the United States, Europe and Asia. These include major acquisitions such as Equity Office Properties, Hilton Hotels, Logicor and GE Real Estate.

Before joining Blackstone, he was at Lazard Freres & Co. in the real estate investment banking group. Mr. Caplan received an AB in Economics from Harvard College, where he graduated magna cum laude, was elected to Phi Beta Kappa and was a John Harvard Scholar. He currently serves on the Board of Trustees of Prep for Prep.

Kathleen McCarthy is the Global Co-Head of Blackstone Real Estate. Ms. McCarthy focuses on driving performance and growth for Blackstone’s Real Estate business.

Ms. McCarthy previously served as Global Chief Operating Officer of Blackstone Real Estate. Before joining Blackstone in 2010, Ms. McCarthy worked at Goldman Sachs, where she focused on investments for the Real Estate Principal Investment Area. Ms. McCarthy began her career at Goldman Sachs in the Mergers & Acquisitions Group.

Ms. McCarthy received a BA from Yale University. Ms. McCarthy is currently serving a three-year term as Chair of the Real Estate Roundtable, the industry’s top federal advocacy organization. She also serves on the boards of City Harvest and the Blackstone Charitable Foundation and is the President of the Board of Trustees of The Nightingale-Bamford School.

Nadeem Meghji is the Global Co-Head of Blackstone Real Estate.

Mr. Meghji previously served as Head of Real Estate Americas and has played a leadership role in Blackstone Real Estate’s investment activity in the region. Mr. Meghji joined Blackstone in 2008.

Mr. Meghji received a BS in Electrical Engineering from Columbia University, where he graduated summa cum laude. He received a JD from Harvard Law School and an MBA from Harvard Business School. Mr. Meghji serves as a board member for the Lupus Research Alliance and is the Co-Chair of the annual Rally Against Lupus fundraiser. Mr. Meghji was named a World Economic Forum Young Global Leader in 2018.

Giovanni Cutaia is the Global Chief Operating Officer of Real Estate and Global Head of Real Estate Asset Management.

Prior to joining Blackstone in 2014, Mr. Cutaia was at Lone Star Funds where he was a Senior Managing Director and Co-Head of Commercial Real Estate Investments Americas. Prior to Lone Star, Mr. Cutaia spent over 12 years at Goldman Sachs in its Real Estate Principal Investments Area as a Managing Director in its New York and London offices.

Mr. Cutaia received a BA from Colgate University and an MBA from the Tuck School of Business at Dartmouth College.

For Timothy S. Johnson’s biography, please see “—Biographical Information—Interested Trustee” above.

Katharine A. Keenan is the Global Co-Chief Investment Officer of BREDS, based in New York. Ms. Keenan is also Chief Executive Officer of Blackstone Mortgage Trust, Inc. (NYSE:BXMT), a publicly-traded commercial mortgage REIT managed by Blackstone.

Prior to joining Blackstone in 2012, Ms. Keenan held positions at G2 Investment Group, Lubert-Adler Real Estate Funds and in the Real Estate Investment Banking Group at Lehman Brothers.

Ms. Keenan graduated cum laude with an AB in History from Harvard College. She sits on the Board of Directors of Getting Out and Staying Out and the Advisory Board of Governors of NAREIT and is a member of WX New York Women Executives in Real Estate.

Michael Wiebolt is the Global Co-Chief Investment Officer of BREDS, based in New York.

Prior to joining Blackstone, he worked at Goldman, Sachs & Co where he was most recently responsible for trading high yield CMBS and CRE CDOs.

Mr. Wiebolt holds a BA in History from Carleton College, where he graduated magna cum laude and was elected to Phi Beta Kappa. Mr. Wiebolt also received a Master’s in Business Administration from the Columbia Graduate School of Business. Mr. Wiebolt serves on the Board of Trustees at Carleton College and the Associates Council of Prep for Prep.

For Brian Kim’s biography, please see “—Biographical Information—Interested Trustees” above.

Robert Harper is the President of BREIT and Head of Real Estate Asset Management Americas. Since joining Blackstone in 2002, Mr. Harper has been involved in analyzing Blackstone’s real estate equity and debt investments in all property types. Mr. Harper has previously worked for Blackstone in Los Angeles and London, where he served as Head of Europe for BREDS. Mr. Harper currently serves as a board member for the World Monuments Fund and the McIntire School of Commerce Foundation Board at the University of Virginia. His prior board memberships include Invitation Homes, Park Hotels & Resorts and Extended Stay America.

Prior to joining Blackstone, Mr. Harper worked for Morgan Stanley’s real estate private equity group in Los Angeles and San Francisco.

Mr. Harper received a BS from the McIntire School of Commerce at the University of Virginia.

Stephen Plavin is a Senior Managing Director and Head of Europe for BREDS, based in London. Mr. Plavin also oversees the Private Investments team for BREDS Asia. Previously, from when he joined Blackstone in 2012 until June 2021, Mr. Plavin was the Chief Executive Officer of BXMT.

Prior to joining Blackstone, Mr. Plavin served as CEO of Capital Trust, Inc. (predecessor of BXMT) and CT Investment Management Co., LLC, a commercial real estate debt investment manager and rated special servicer that was wholly owned by Capital Trust and acquired by Blackstone in December 2012. Prior to joining Capital Trust in 1998, Mr. Plavin was co-head of Global Real Estate for The Chase Manhattan Bank and Chase Securities Inc.

Mr. Plavin received a B.A. from Tufts University and an MBA from the J.L. Kellogg Graduate School of Management at Northwestern University.

Michael Eglit is a Senior Managing Director and Head of U.S. Originations of BREDS on the Private Investments team. Since joining Blackstone, Mr. Eglit has been involved in sourcing, underwriting, negotiating and structuring debt investments across all asset types and geographies.

Prior to joining Blackstone in 2010, Mr. Eglit was with Wrightwood Capital where he underwrote and originated first mortgages, mezzanine loans and preferred equity.

Mr. Eglit received a BA from Lehigh University and an MBA from the Booth School of Business at the University of Chicago.

Jacob Werner is Co-Head of Americas Acquisitions for Blackstone Real Estate and a member of Blackstone Real Estate’s global investment committee.

Since joining Blackstone in 2005, Mr. Werner has been involved in more than $100 billion of real estate investments across several property sectors and has worked on various transactions, including the acquisition of BioMed Realty, American Campus Communities, Pure Industrial, Home Partners of America, and Education Realty Trust.

Mr. Werner received a BS from the McIntire School of Commerce at the University of Virginia where he graduated with distinction and currently serves on the board of Hudson River Park Friend.

ITEM 6.	EXECUTIVE COMPENSATION

(a) Compensation of Executive Officers

None of our executive officers or Investment Committee members will receive direct compensation from us. All of the Investment Committee members have financial arrangements with, and may receive compensation and/or profit distributions from, the Adviser or its affiliates, which includes any fees payable to the Adviser under the terms of the Investment Advisory Agreement, less expenses incurred by the Adviser in performing its services under the Investment Advisory Agreement. See “Item 1. Description of Business—Investment Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions, and Trustee Independence.”

(b) Compensation of Trustees

No compensation is paid to our trustees who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act. We pay each independent trustee: (i) $75,000 per year (prorated for any partial year), (ii) $2,500 for each regular meeting of the Board of Trustees attended, (iii) $1,000 for each committee meeting attended (in addition to regular meeting fees to the extent committees meet on regular meeting dates) and (iv) $7,500 per year for the chairperson of the Audit Committee. We are also authorized to pay the reasonable out-of-pocket expenses of each independent trustee incurred by such trustee in connection with the fulfillment of his or her duties as an independent trustee. Amounts payable to our independent trustees are determined and paid quarterly in arrears as follows:

			Annual Committee Chair Cash Retainer
Annual Cash Retainer	Board Meeting Fee	Committee Meeting Fee	Audit	Nominating and Governance
$75,000 (NAV up to $2 billion)	$2,500	$1,000	$7,500	—
$100,000 (NAV greater than $2 billion)	$2,500	$1,000	$7,500	—

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE

(a) Transactions with Related Persons, Promoters and Certain Control Persons

Investment Advisory Agreement; Administration Agreement

We have entered into the Investment Advisory Agreement with the Adviser. Pursuant to the Investment Advisory Agreement and the Administration Agreement, we will reimburse the Adviser and Administrator for certain expenses as they occur. See “Item 1. Description of Business—Investment Advisory Agreement,” “Item 1. Description of Business—Administration Agreement,” and “Item 1. Description of Business—Certain Terms of the Investment Advisory and Administration Agreement.” Each of the Investment Advisory Agreement and the Administration Agreement has been approved by the Board of Trustees. Unless earlier terminated, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees, including a majority of independent trustees, or by the holders of a majority of our outstanding voting securities.

Potential Conflicts of Interest

Blackstone has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of Blackstone, the Adviser, the Company, the other Blackstone clients, the Portfolio Entities of the Company and other Blackstone clients and affiliates, partners, members, shareholders, officers, directors and employees of the foregoing, some of which are described herein. Not all potential, apparent and actual conflicts of interest are included in this Registration Statement, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. Potential investors should review this section and the Adviser’s Form ADV carefully before making an investment decision.

If any matter arises that the Adviser determines in its good faith judgment constitutes an actual and material conflict of interest, the Adviser and relevant affiliates will take the actions they determine appropriate to mitigate the conflict, which will be deemed to fully satisfy any fiduciary duties they may have to the Company or the investors. Thereafter, the Adviser and relevant affiliates will be relieved of any liability related to the conflict to the fullest extent permitted by law.

Actions that could be taken by the Adviser or its affiliates to mitigate a conflict include, by way of example and without limitation, (i) if applicable, handling the conflict as described in this Registration Statement, (ii) disposing of the investment or security giving rise to the conflict of interest, (iii) disclosing the conflict to investors of the Company (including, without limitation, in financial statements and periodic filings), (iv) appointing an independent representative (an “Independent Client Representative”) to act or provide consent with respect to the matter giving rise to the conflict of interest, (v) in the case of conflicts among clients, creating groups of personnel within Blackstone separated by information barriers (which may be temporary and limited purpose in nature), each of which would advise or represent one of the clients that has a conflicting position with other Blackstone clients, (vi) implementing policies and procedures reasonably designed to mitigate the conflict of interest, (vii) seeking approval from the Board of Trustees, or (viii) otherwise handling the conflict as determined appropriate by the Adviser in its good faith reasonable discretion.

There can be no assurance that the Adviser will identify or resolve all conflicts of interest in a manner that is favorable to the Company, and investors may not be entitled to receive notice or disclosure of the occurrence of these conflicts or have any right to consent to them. By acquiring an interest in the Company, each investor will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest to the fullest extent permitted by law; provided that such consent waiver shall not be construed as a waiver of the shareholder’s rights under federal securities laws or a consent to a violation of federal securities laws. Any specific consent to and waiver of certain conflicts of interest described below in no way limits the generality of the foregoing, which is applicable to all conflicts of interest described herein.

“Shadow Banking” Regulation

There has been increasing commentary among regulators and intergovernmental institutions, including the Financial Stability Board and the International Monetary Fund, on the topic of non-bank financial intermediation (which has also been referred to as “shadow banking”). These terms are generally taken to refer to credit intermediation involving entities and activities outside the regulated banking system. The Financial Stability Board issued numerous reports recommending strengthening oversight and regulation of the non-bank financial intermediation in Europe, including steps to define the scope of the non-bank financial intermediation and proposing general governing principles for a monitoring and regulatory framework.

Allocation of Personnel

The Adviser will devote such time and attention to the Company as it determines to be necessary to conduct its business affairs in an appropriate manner. However, Blackstone personnel, including officers, directors and members of the Investment Committee, will work on other projects, serve on other committees (including boards of directors, as applicable) and source potential investments for and otherwise assist the investment programs of other Blackstone clients and their Portfolio Entities, including other investment programs to be developed in the future. Certain non-investment professionals are not dedicated solely to the Adviser but rather perform functions that benefit the Company as well as other Blackstone clients, the Adviser and/or Blackstone, which is expected to detract from the time and attention such persons devote to the Adviser. Even some key personnel of the relevant Adviser who devote substantially all of their time and attention to the Company’s investment programs, if any, do not devote their time and attention solely to the Company. Time spent on these other initiatives diverts attention from the activities of the Company, which could negatively impact the Company and investors. Furthermore, Blackstone and Blackstone personnel derive financial benefit from these other activities, including fees and performance-based compensation. Blackstone personnel outside the Blackstone Real Estate Group share in the fees and performance-based compensation from the Company; similarly, the Blackstone Real Estate Group personnel share in the fees and performance-based compensation generated by other Blackstone clients. These and other factors create conflicts of interest and attention in the allocation of time by Blackstone personnel. The Adviser’s determination of the amount of time and attention necessary to conduct the Company’s activities will be conclusive, and investors rely on the Adviser’s judgment in this regard.

In addition, professionals of the Adviser are expected to participate in a Blackstone-sponsored program whereby any professional of the Adviser may receive carried interest or other compensation from another business unit of Blackstone in connection with such professional’s successful referral of a transaction to such other business unit of Blackstone or by virtue of other arrangements with Blackstone. Such compensation may include carried interest generated by a fund managed by such other business unit of Blackstone (or potentially even in a third-party fund manager). While not expected to be material, the amount of any carried interest or other compensation received in connection with any such program could ultimately be material and could involve a variety of conflicts of interest relating to such professional’s responsibilities with respect to the Company and its Portfolio Entities, the incentive they would have to refer transactions to other Blackstone business units, and the financial interests they could have in other Blackstone clients (including those that could invest in the same Portfolio Entities as the Company or could transact with the Company, for example in cross transactions) as a result of their participation in the aforementioned program.

Blackstone Policies and Procedures; Information Walls

Blackstone has implemented policies and procedures to address conflicts that arise as a result of its various activities, as well as regulatory and other legal considerations. Some of these policies and procedures, such as Blackstone’s information wall policy, implemented by Blackstone to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions will reduce the synergies and collaboration across Blackstone’s various businesses that the Company expects to draw on for the purposes of identifying, pursuing and managing attractive investment opportunities. Because Blackstone has many different asset management and advisory businesses, including private equity, growth equity, a credit business, a hedge fund business, a capital markets group, a life sciences business and a real estate advisory business, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses and to protect against the inappropriate sharing and/or use of information between the Blackstone Real Estate Group and the other business units or segments at Blackstone, Blackstone has implemented certain policies and procedures (e.g., Blackstone’s information wall policy) regarding the sharing of information will reduce the positive synergies and collaborations that the Company could otherwise expect to utilize for purposes of identifying, pursuing and managing attractive investments. For example, Blackstone will from time to time come into possession of material non-public information with respect to companies in which other Blackstone clients have investments or are considering making an investment or companies that are clients of Blackstone. As a consequence, that information, which could be of benefit to the Company, is likely to become restricted to those other respective businesses and otherwise be unavailable to the Company. There can be no assurance, however, that any such policies and/or procedures will be effective in accomplishing their stated purpose and/or that they will not otherwise adversely affect the ability of the Company to effectively achieve its investment objective by unduly limiting the investment flexibility of the Company and/or the flow of otherwise appropriate information between the Adviser and other business units or segments at Blackstone. For example, in some instances, personnel of Blackstone would be unable to assist with the activities of the Company as a result of these walls. There can be no assurance that additional restrictions will not be imposed that would further limit the ability of Blackstone to share information internally. In addition, due to these restrictions, the Company may not be able to initiate a transaction that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect its operations.

Data

Blackstone receives, generates or obtains various kinds of data and information from the Company, other Blackstone clients, their Portfolio Entities, and, at their election, certain investors in the Company and limited partners in other Blackstone clients, and service providers, including but not limited to data and information relating to business operations, financial results, trends, budgets, plans, suppliers, customers, employees, contractors, sustainability, energy usage, carbon emissions and related metrics, financial information, commercial and transactional information, customer and user data, employee and contractor data, supplier and cost data, and other related data and information, some of which is sometimes referred to as alternative data or “big data”. Blackstone can be expected to be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes or identify specific investment, trading or business opportunities, as a result of its access to (and rights regarding, including use, distribution and derived works rights over) this data and information from the Company, other Blackstone clients, their Portfolio Entities, and, at their election, certain investors in the Company and limited partners in other Blackstone clients. Blackstone has entered and will continue to enter into information sharing and use, measurement and other arrangements, which will give Blackstone access to (and rights regarding, including use, distribution and derived works rights over) data that it would not otherwise obtain in the ordinary course, with the Company, other Blackstone clients, their Portfolio Entities, and, at their election, certain investors in the Company and limited partners in other Blackstone clients, related parties and service providers. Further, this alternative data is expected to be aggregated across the Company, other Blackstone clients and their respective Portfolio Entities. Although Blackstone believes that these activities improve Blackstone’s investment management activities on behalf of the Company and other Blackstone clients, information obtained from the Company and its Portfolio Entities, and, at their election, certain investors in the Company and limited partners in other Blackstone clients, also provides material benefits to Blackstone or other Blackstone clients, typically without compensation or other benefit accruing to the Company, the investors or Portfolio Entities. For example, information from a Portfolio Entity owned by the

Company can be expected to enable Blackstone to better understand a particular industry, enhance Blackstone’s ability to provide advice or direction on strategy or operations to the management team of other Portfolio Entities owned by the Company or Portfolio Entities owned by other Blackstone clients and execute trading and investment strategies in reliance on that understanding for Blackstone, and other Blackstone clients that do not own an interest in the Portfolio Entity, typically without compensation or benefit to the Company or its Portfolio Entities. Blackstone is expected to serve as the repository for data described in this paragraph, including with ownership rights therein.

Furthermore, except for contractual obligations to third parties to maintain confidentiality of certain information or otherwise limit the scope and purpose of its use or distribution, and regulatory limitations on the use of material non-public information, Blackstone is generally free to use and distribute data and information from the Company’s and its Portfolio Entities’ activities to assist in the pursuit of Blackstone’s various other activities, including but not limited to trading activities or for the benefit of Blackstone or another Blackstone client or their Portfolio Entities. For example, Blackstone’s ability to trade in securities of an issuer relating to a specific industry could, subject to applicable law, be enhanced by information of a Portfolio Entity in the same or related industry. Such trading or other business activities can be expected to provide a material benefit to Blackstone without compensation or other benefit to the Company or investors.

The sharing and use of “big data” and other information presents potential conflicts of interest and the investors acknowledge and agree that any benefits received by Blackstone or its personnel (including fees (in cash or in-kind), costs and expenses) will not be shared with the Company or investors. As a result, the Adviser has an incentive to pursue investments that have data and information that can be utilized in a manner that benefits Blackstone or other Blackstone clients. See also “—Blackstone Affiliate Service Providers” and “—Data Services” herein.

Outside Activities of Principals and Other Personnel and their Related Parties

Certain personnel of Blackstone will, in certain circumstances, be subject to a variety of conflicts of interest relating to their responsibilities to the Company, other Blackstone clients and their respective Portfolio Entities, and their outside personal or business activities, including as members of investment or advisory committees or boards of directors of or advisors to investment funds, corporations, foundations or other organizations. Such positions create a conflict if such other entities have interests that are adverse to those of the Company, including if such other entities compete with the Company for investment opportunities or other resources. The Blackstone personnel in question may have a greater financial interest in the performance of the other entities than the performance of the Company. This involvement may create conflicts of interest in making investments on behalf of the Company and such other funds, accounts and other entities. Although the Adviser will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for the Company. Also, Blackstone personnel are generally permitted to invest in alternative investment funds, private equity funds, real estate funds, hedge funds and other investment vehicles, as well as engage in other personal trading activities relating to companies, assets, securities or instruments (subject to Blackstone’s code of ethics requirements), some of which will involve conflicts of interest. Such personal securities transactions will, in certain circumstances, relate to securities or instruments which can be expected to also be held or acquired by the Company or other Blackstone clients, or otherwise relate to companies or issuers in which the Company has or acquires a different principal investment (including, for example, with respect to seniority). There can be no assurance that conflicts of interest arising out of such activities will be resolved in favor of the Company. investors will not receive any benefit from any such investments, and the financial incentives of Blackstone personnel in such other investments could be greater than their financial incentives in relation to the Company. Although the Adviser will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for the Company. (See also “—Additional Potential Conflicts of Interest” herein.)

Additionally, certain personnel and other professionals of Blackstone have family members or relatives that are actively involved in (or have business, financial, or other relationships with) industries and sectors in which the Company invests and/or have business, personal, financial or other relationships with companies in such industries and sectors (including the advisors and service providers described above) or other industries, which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be officers, directors, personnel or owners of companies or assets which are actual or potential investments of the Company or other counterparties of the Company and its Portfolio Entities and/or assets. Moreover, in certain instances, the Company or its Portfolio Entities can be expected to purchase or sell companies or assets from or to, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. In most such circumstances, applicable law will not preclude the Company from undertaking any of these investment activities or transactions. To the extent Blackstone determines appropriate, conflict mitigation strategies may, but are not required to, be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by the Adviser. The investors rely on the Adviser to manage these conflicts in its sole discretion.

Secondments and Internships

Certain personnel of Blackstone and the Consultants (as defined herein), will, in certain circumstances, be seconded to one or more Portfolio Entities, vendors, and service providers or investors of the Company and other Blackstone clients to provide finance, accounting, operational support, technology, data services (including artificial intelligence) and other similar services, including the sourcing of investments for the Company or other parties. The salaries, benefits, overhead and other similar expenses for such personnel during the secondment could be borne by Blackstone or the organization for which the personnel are working or both (including fees for acquisition and/or transaction services to brokers, Consultants (including sustainability consultants) or other finders). In addition, personnel of Portfolio Entities, vendors, service providers (including law firms and accounting firms) and investors of the Company and other Blackstone clients will, in certain circumstances, be seconded to, serve internships at, receive trainings from or otherwise provide consulting services to, the Adviser, Blackstone, the Company, and the Portfolio Entities of the Company and other Blackstone clients. While often the Company, other Blackstone clients, and their Portfolio Entities are the beneficiaries of these types of arrangements, the Adviser or Blackstone are expected to be beneficiaries of these arrangements as well, including in circumstances where the vendor, Portfolio Entity or service provider also provides services to the Company, other Blackstone clients, the Adviser, their Portfolio Entities or Blackstone in the ordinary course.

The Company or its Portfolio Entities can be expected to pay compensation or cover fees or expenses associated with such secondees and interns, and if a Portfolio Entity of the Company pays the cost, it will be borne directly or indirectly by the Company. If Blackstone or the Adviser pays salaries or covers expenses associated with such secondees and interns, they could seek reimbursement from the Company or its Portfolio Entities for such amounts. Additionally, to the extent permitted by applicable law, the Adviser, Blackstone, the Company, other Blackstone clients or their respective Portfolio Entities could receive benefits from arrangements, including arrangements at no or reduced cost, with secondees or interns employed by service providers or vendors (or affiliates thereof) that provide services to, or whose employees serve as secondees or interns to, the Company (or its Portfolio Entities) that bears the compensation, fees or expenses associated with such services, secondees or interns. Furthermore, such arrangements, including those at no or reduced cost, could include secondees or interns who perform services for the benefit of the Adviser, Blackstone, the Company, other Blackstone clients or their respective Portfolio Entities that do not benefit the Company or its Portfolio Entities. If Blackstone pays salaries or covers expenses associated with such secondees and interns, it can be expected to seek reimbursement from the Company for such amounts. To the extent secondee or intern compensation, fees or other expenses are borne by the Company, including indirectly through its Portfolio Entities or reimbursement of Blackstone for such costs, the other expenses of the Company will not be offset or reduced as a result of these arrangements or any fees, expense reimbursements or other costs related thereto. The personnel described above can be expected to provide services in respect of multiple matters, including in respect of matters related to Blackstone, the Company, other Blackstone clients, Portfolio Entities, each of their respective affiliates and related parties, and any costs of such personnel can be expected to be allocated accordingly. Blackstone will endeavor in good faith to allocate the costs of these arrangements, if any, to, Blackstone, the Company, other Blackstone clients, Portfolio Entities and other parties based on time spent by the personnel or another methodology Blackstone deems appropriate in a particular circumstance. In such circumstances, a conflict of interest exists because the Adviser and BREDS or their affiliates have an incentive to select one service provider over another on the basis that the Adviser and BREDS or their affiliates could receive the benefit of seconded employees from such service provider, particularly where the compensation and expenses for such personnel during the secondment is borne by the service provider and not the Adviser and BREDS or their affiliates.

Origination Fees

Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, origination fees paid to the Adviser or the Company in connection with a transaction could be allocated, or not, to other Blackstone clients or co-investment vehicles that invest (or are expected to invest) alongside the Company, as determined by the Adviser to be appropriate in the circumstances.

Broken Deal Expenses

Any expenses that may be incurred by the Company for actual investments as described herein may also be incurred by the Company with respect to broken deals (i.e., investments that are not consummated). The Adviser is not required to and in most circumstances will not seek reimbursement of broken deal expenses (i.e., expenses incurred in pursuit of an investment that is not consummated) from third parties, including counterparties to the potential transaction or potential co-investors (including standing co-investment vehicles established to participate in co-investment opportunities alongside the Company on a regular or periodic basis and/or as part of an overall co-investment program). Moreover, expenses related to the organization of co-invest vehicles formed to invest in broken deals can be expected to be borne by the Company, and not the proposed co-investors thereof. Examples of such broken deal expenses include, but are not limited to, reverse termination fees, extraordinary expenses such as litigation costs and judgments, meal, travel and entertainment expenses incurred, deposits or down payments which are forfeited in connection with unconsummated transactions, costs of negotiating co-investment documentation (including non-disclosure agreements with counterparties), the costs from onboarding (i.e., KYC) investment entities with a financial institution, commitment fees that become payable in connection with a proposed investment, legal, tax, accounting and consulting fees and expenses (including all expenses incurred in connection with any tax audit, investigation settlement or review of the Company, and any expenses of the Company’s partnership representative or its designated individual), printing and publishing expenses, and legal, accounting, tax and other due diligence and pursuit costs and expenses (including, for the avoidance of doubt, any Consultant expenses and including, in certain instances, broken deal expenses associated with services provided by Portfolio Entities, as detailed below). Broken deal expenses may also be allocated based on capital commitments, the amounts anticipated to be invested in the relevant investment or such other manner determined by the Adviser. In such cases the Company’s shares of expenses would increase. Until a potential investment of the Company is formally allocated to another Blackstone client and/or potential co-investors (it being understood that final allocation decisions are typically made shortly prior to closing an investment), the Company is generally expected to bear the broken deal expenses for such investment if it would have been appropriate for the Company to participate therein, (even if it was anticipated that such potential investment might be formally allocated to another Blackstone client and/or potential co-investors instead of the Company), which can result in substantial amounts of broken deal expenses. In the event broken deal expenses are allocated to another Blackstone client or a co-investment vehicle, the Adviser will, in certain circumstances, advance such fees and expenses without charging interest until paid by the other Blackstone client or co-investment vehicle, as applicable. Certain co-investment vehicles, however, or certain potential co-investors who might have invested in a transaction had it been consummated, will not be allocated any share of such break-up or topping fees or broken deal expenses, such as potential investors in co-investment structures relating to a specific investment where the legally binding agreements relating to such co-investment are not executed until the time of the deal closing, unless the Adviser determines otherwise in its discretion or as may be set forth in the relevant operative agreements.

In addition, certain Portfolio Entities will provide transaction support services (including identifying potential investments) to the Company, other Blackstone clients and their respective portfolio entities in respect of certain investments that are not ultimately consummated. (See also “—Portfolio Entity Service Providers and Vendors” herein.) The Adviser will endeavor in good faith to allocate such broken-deal related costs to the Company and such other Blackstone clients as it deems appropriate under the particular circumstances, including the allocation of certain expenses equally among the vehicles that were expected to participate in an investment that was not consummated. Any methodology used to determine the allocation of such broken deal expenses to the Company and any other Blackstone clients or co-investment vehicles (including the choice thereof) involves inherent conflicts and will not result in perfect attribution and allocation of such costs, and there can be no assurance that a different manner of allocation would result in the Company and its Portfolio Entities bearing less or more of such costs. Further, any of the foregoing costs, although allocated in a particular period, could be allocated based on activities occurring outside such period. The allocation of any of the foregoing costs can be expected to be based on any of a number of different methodologies, including, without limitation, the aggregate value or number of, or invested capital in, transactions consummated in the applicable prior quarter), and therefore the Company could, to the fullest extent permitted by applicable law, pay more than its pro rata portion of such cost based on its actual usage of such services.

Other Blackstone Business Activities

To the extent permitted by applicable law, Blackstone, other Blackstone clients, their Portfolio Entities, and personnel and related parties of the foregoing will receive fees, which could be substantial, and compensation, including performance-based and other incentive fees, for products and services provided to the Company and its Portfolio Entities, such as fees for asset management (including, without limitation, management fees and carried interest/incentive arrangements), development and property management; arranging; portfolio operations support (such as those provided by Blackstone’s Portfolio Operations Group); arranging, underwriting (including, without limitation, evaluation regarding value creation opportunities and sustainability risk mitigation); syndication or refinancing of a loan or investment (or other additional fees, including acquisition fees, loan modification or restructuring fees); servicing; loan servicing; special servicing; administrative services; advisory services on purchase or sale of an asset or company; advisory services; investment banking and capital markets services; treasury and valuation services; placement agent services; fund administration; internal legal and tax planning services; information technology products and services; and insurance procurement, brokerage, solutions and risk management services. For example, Blackstone or another Blackstone client may, directly or indirectly through a portfolio entity, from time to time acquire loans or other assets for the purpose of syndicating some or all the assets to other Blackstone clients, and may receive syndication or other fees in connection therewith. Investors will not share in these fees. In addition, following an exit of the Company’s investment in a Portfolio Entity, other Blackstone clients may continue to hold interests (debt and/or equity) in such Portfolio Entity, and Blackstone may begin to earn fees or continue to earn fees from such Portfolio Entity for providing services to such Portfolio Entity, including, but not limited to, capital markets advice, group purchasing and health care brokerage, insurance and other similar services. Conflicts of interest are expected to arise when a Portfolio Entity enters into arrangements with Blackstone on or about the time the Company exits its investment in such Portfolio Entity. Such parties will also provide products and services for fees to Blackstone, other Blackstone clients and their Portfolio Entities, and their personnel and related parties, as applicable, as well as third parties. Further, subject to applicable law, such parties could provide products and services for fees to the Company, other Blackstone clients and their portfolio entities in circumstances where third-party service providers are concurrently providing similar services to the Company, other Blackstone clients and their portfolio entities. Through its Innovations group (“BXi”), Blackstone incubates (or otherwise invests in), subject to applicable law, businesses that are expected to be introduced to, and therefore frequently provide goods and services to, the Company and other Blackstone clients and their Portfolio Entities, as well as other Blackstone related parties and third parties. By contracting for a product or service from a business related to Blackstone, the Company and its Portfolio Entities would provide not only current income to the business and its investors, but could also create significant enterprise value in them, which would not be shared with the Company or investors and could benefit Blackstone directly and indirectly. Also, Blackstone, other Blackstone clients and their Portfolio Entities, and their personnel and related parties will, in certain circumstances, receive compensation or other benefits, such as through additional ownership interests or otherwise, directly related to the consumption of products and services by the Company and its Portfolio Entities. The Company and its Portfolio Entities will incur expenses in negotiating for any such fees and services, which will be treated as Company Expenses. In addition, the Adviser can be expected to receive fees associated with capital invested by co-investors relating to investments in which the Company participates or otherwise, in connection with a joint venture in which the Company participates or otherwise with respect to assets or other interests retained by a seller or other commercial counterparty with respect to which the Adviser performs services. Finally, Blackstone and its personnel and related parties will, in certain circumstances, also receive compensation for origination expenses and with respect to unconsummated transactions.

Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, the Adviser, other Blackstone clients and their Portfolio Entities, and their affiliates, personnel and related parties could continue to receive fees, including performance-based or incentive fees, for the services described in the preceding sections with respect to investments sold by the Company or a Portfolio Entity to a third-party buyer after the sale is consummated. Such post-disposition involvement will give rise to potential or actual conflicts of interest, particularly in the sale process. Moreover, the Adviser, other Blackstone clients and their Portfolio Entities, and their affiliates, personnel and related parties may acquire a stake in the relevant asset, at the time of the sale or thereafter.

Without limiting the generality of the foregoing, subject to applicable law and the conditions of the Company’s co-investment exemptive relief, the Adviser and its affiliates may receive (i) loan modification or restructuring fees, servicing (including loan servicing) fees, special servicing and administrative fees, (ii) fees for additional services Blackstone performs for the Company and its Portfolio Entities, (iii) fees for services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets, credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters, and (iv) fees for advisory services. Any of the foregoing services may also be provided by third parties. The Adviser does not have any obligation to ensure that fees for products and services contracted by the Company or its Portfolio Entities are at market rates unless the counterparty is considered a close affiliate under the 1940 Act of Blackstone and given the breadth of Blackstone’s investments and activities the Adviser may not be aware of every commercial arrangement between the Company and its Portfolio Entities, on the one hand, and Blackstone, other Blackstone clients and their Portfolio Entities, and personnel and related parties of the foregoing, on the other hand.

Except as set forth above, the Company and investors will not receive the benefit of any fees or other compensation or benefit received by the Adviser, its affiliates or their personnel and related parties (see also “—Portfolio Entity Service Providers and Vendors” herein). For example, subject to applicable law and the conditions of the Company’s co-investment exemptive relief, the Adviser may cause the Company or its Portfolio Entities to retain one or more affiliates of Blackstone for the purpose of providing asset management, loan servicing and other similar services, which may include the monitoring and oversight of loan portfolios and related services, such as monitoring of construction draws, oversight with respect to maintenance of covenants, overall credit monitoring and production of quarterly and monthly reports with respect to borrowers. Any such services would generally be provided on terms and conditions that are at least as favorable to the Company and any such Portfolio Entities as the terms and conditions applicable to a third-party service provider providing similar services. Conflicts of interest may arise from time to time as a result of the provision of any such services and any such fees received by affiliates of the Adviser as compensation for such services in the aggregate could be material. Any of the foregoing services may also be provided by third parties. The Adviser and its affiliates and their personnel and related parties will receive fees attributable to other Blackstone clients (including co-investment vehicles) and third parties and, without limiting the generality of the foregoing, the amount of such fees allocable to other Blackstone clients (including co-investment vehicles, permanent capital vehicles, accounts and/or third parties) will not be shared with the Company, its Portfolio Entities or the investors, even if (i) such other Blackstone clients (including co-investment vehicles, permanent capital vehicles, accounts and/or third parties) provide for lower or no management fees for the investors or participants therein (such as the vehicles established in connection with Blackstone’s side-by-side co-investment rights, which generally do not pay a management fee or carried interest) or (ii) such fees result in an offset to management fees or carried interest payable by any of such other Blackstone clients (including co-investment vehicles, permanent capital vehicles, accounts and/or third parties). As noted in “Co-Investment”, this creates an incentive for Blackstone to offer co-investment opportunities and can be expected to result in other fees being received more frequently (or exclusively) with investments that involve co-investment.

Blackstone and its employees have long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on the Company’s behalf, the Adviser will consider such relationships (including any incentives or disincentives as part of such relationship) when evaluating an investment or divestment opportunity, and such relationship can be expected to influence the Adviser’s decision to make or not make a particular investment on the Company’s behalf. The Company is also permitted to co-invest with clients of Blackstone in particular investment, and the relationship with such clients could influence the decisions made by the Adviser with respect to such investments. Blackstone is under no obligation to decline any engagements or investments in order to make an investment opportunity available to the Company (e.g., investments in a competitor of a client or other person with whom Blackstone has a relationship). The Company may be required to sell or hold existing investments as a result of investment banking relationships or other relationships that Blackstone may have or develop, or transactions or investments Blackstone makes or have made.

Securities and Lending Activities

Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, Blackstone, its affiliates and their related parties and personnel participate in underwriting and lending syndicates and otherwise act as arrangers of financing, including with respect to the public offering and private placement of debt or equity securities issued by, and loan proceeds borrowed by, the Company and its Portfolio Entities or advising on such transactions. Underwritings and financings can be on a firm commitment basis or on an uncommitted, or “best efforts”, basis, and the underwriting or financing parties are under no duty to provide any commitment unless specifically set forth in the relevant contract. Blackstone can also be expected to provide, either alone or alongside third parties performing similar services, placement, financial advisory or other similar services to purchasers or sellers of securities (including in connection with primary offerings, secondary transactions and/or transactions involving special purpose acquisition companies), including loans or instruments issued by Portfolio Entities of the Company and other Blackstone clients. Blackstone’s compensation for such services is expected to be paid by the applicable seller (including the Company (for example, in the case of secondary sales by the Company) and Portfolio Entities), one or more underwriters or financing parties (including amounts paid by an issuer and reimbursed by one or more underwriters) and/or other transaction parties.

A Blackstone broker-dealer will, from time to time, act as the managing underwriter, a member of the underwriting syndicate or broker for the Company or its Portfolio Entities, or as dealer, broker or advisor to a counterparty to the Company or a Portfolio Entity, and purchase securities from or sell securities to the Company, other Blackstone clients or Portfolio Entities of the Company or other Blackstone clients, or advise on such transactions. To the extent permitted by applicable law, Blackstone expects to also, on behalf of the Company or its Portfolio Entities, or other parties to a transaction involving the Company or its Portfolio Entities, effect transactions, including transactions in the secondary markets, that result in commissions or other compensation paid to Blackstone by the Company or its Portfolio Entities or the counterparty to the transaction, thereby creating a potential conflict of interest. This could include, by way of example, fees and/or commissions for equity syndications to co-investment vehicles. Blackstone expects to receive underwriting fees, discounts, placement commissions, loan modification or restructuring fees, servicing fees, capital markets fees, advisory fees, lending arrangement fees, asset/property management fees, insurance fees (including title insurance fees), incentive fees, consulting fees, monitoring fees, commitment fees, syndication fees, origination fees, organizational fees, operational fees, loan servicing fees, and financing and divestment fees (or, in each case, rebates in lieu of any such fees, whether in the form of purchase price discounts or otherwise, even in cases where Blackstone, another Blackstone client or their Portfolio Entities are purchasing debt) or other compensation with respect to the foregoing activities, which are not required to be shared with the Company or the investors.

Sales of securities for the account of the Company and its Portfolio Entities will from time to time be bunched or aggregated with orders for other accounts of Blackstone including other Blackstone clients. It could be impossible, as determined by the Adviser in its sole discretion, to receive the same price or execution on the entire volume of securities sold, and the various prices will, in certain circumstances, therefore be averaged which may be disadvantageous to the Company.

When Blackstone serves as underwriter with respect to securities of the Company or its Portfolio Entities, the Company and Portfolio Entities could be subject to a “lock-up” period following the offering under applicable regulations during which time the Company or Portfolio Entity would be unable to sell any securities subject to the “lock-up”. This may prejudice the ability of the Company and its Portfolio Entities to dispose of such securities at an opportune time. (See also “—Portfolio Entity Relationships Generally” herein.)

Blackstone employees, including employees of the Adviser, are generally permitted to invest in alternative investment funds, venture capital, real estate funds, hedge funds or other investment vehicles, including potential competitors of the Company. The limited partners will not receive any benefit from any such investments.

By acquiring an interest in the Company, each investor will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest related to securities and lending activities and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest to the fullest extent permitted by law; provided that such consent waiver shall not be construed as a waiver of the shareholder’s rights under federal securities laws or a consent to a violation of federal securities laws.

PJT

On October 1, 2015, Blackstone spun off its financial and strategic advisory services, restructuring and reorganization advisory services, and its Park Hill Group fund placement businesses and combined these businesses with PJT Partners Inc. (“PJT”), an independent financial advisory firm founded by Paul J. Taubman. While the combined business operates independently from Blackstone and is not an affiliate thereof, it is expected that there will be substantial overlapping ownership between Blackstone and PJT for a considerable period of time going forward. Therefore, conflicts of interest will arise in connection with transactions between or involving the Company and its Portfolio Entities, on the one hand, and PJT, on the other. The pre-existing relationship between Blackstone and its former personnel involved in financial and strategic advisory services at PJT, the overlapping ownership and co-investment and other continuing arrangements between PJT and Blackstone can be expected to influence the Adviser to select or recommend PJT to perform services for the Company or its Portfolio Entities, the cost of which will generally be borne directly or indirectly by the Company and investors. Given that PJT is no longer an affiliate of Blackstone, the Adviser and its affiliates are able to cause the Company and Portfolio Entities to transact with PJT generally without restriction under applicable law, notwithstanding the relationship between Blackstone and PJT. (See also “—Service Providers, Vendors and Other Counterparties Generally” herein.) In addition, one or more investment vehicles controlled by Blackstone have been established to facilitate participation in Blackstone’s side-by-side investment program by employees and/or partners of PJT.

Other Conflicts

In addition, other present and future activities of Blackstone, the Company, other Blackstone clients and their Portfolio Entities, affiliates and related parties will from time to time give rise to additional conflicts of interest relating to the Company and its investment activities. The Adviser generally attempts to resolve conflicts in a fair and reasonable manner, but conflicts will not necessarily be resolved in favor of the Company’s interests.

Other Benefits

The Adviser, its affiliates and their personnel and related parties will receive intangible and other benefits, discounts and perquisites arising or resulting from their activities on behalf of the Company, the value of which will not be shared with the Company. For example, airline travel or hotel stays will result in “miles” or “points” or credit in loyalty or status programs, and certain purchases made by credit card will result in “credit card points”, “cash back” or rebates in addition to such loyalty or status program miles or points. Such benefits will, whether or not de minimis or difficult to value, inure exclusively to the benefit of the Adviser, its affiliates or their personnel or related parties receiving them, even though the cost of the underlying service is borne by the Company as Company Expenses or by its Portfolio Entities. (See also “—Service Providers, Vendors and Other Counterparties Generally” herein.) Similarly, the Adviser, its affiliates and their personnel and related parties, and third parties designated by the foregoing, in certain circumstances, also receive discounts on products and services provided by Portfolio Entities and customers or suppliers of such Portfolio Entities. The investors consent to the existence of these arrangements and benefits. Such other benefits or fees have the potential to give rise to conflicts of interest in connection with the Company’s investment activities, as they could incentivize the Adviser and BREDS and its personnel to conduct certain activities in order to obtain such benefits, though such benefits do not correspondingly benefit the Company. While the Adviser and BREDS will seek to resolve any such conflicts in a fair and equitable manner, there is no assurance that any such conflicts will be resolved in favor of the Company.

Portfolio Entity Relationships Generally

Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, Blackstone, Portfolio Entities of the Company and other Blackstone clients are and will be counterparties or participants in agreements, transactions and other arrangements with the Company, other Blackstone clients, Portfolio Entities of the Company, portfolio entities of other Blackstone clients and/or other Blackstone affiliates and/or any portfolio entities of the foregoing for the provision of goods and services, purchase and sale of assets and other matters. Certain Portfolio Entities can be expected to be counterparties or participants in agreements, transactions and other arrangements with other Blackstone clients and/or Portfolio Entities or portfolio entities of other Blackstone clients for the provision of goods and services, purchase and sale of assets and other matters (including information-sharing and/or consulting). For example, from time to time, subject to applicable law, certain Portfolio Entities of the Company or other Blackstone clients will provide or recommend goods and services to Blackstone, the Company, other Blackstone clients, or Portfolio Entities of the Company and other Blackstone clients or other Blackstone affiliates (or vice versa). As an example, it can also be expected that the Company or the management of one or more Portfolio Entities may consult with one another (or with one or more portfolio entities of another Blackstone client) in respect of seeking its industry expertise, market view, or otherwise on a particular topic including but not limited to assets and/or the purchase and /or sale thereof (and vice versa). Moreover, the Company and/or another Blackstone client may consult with a Portfolio Entity or a portfolio entity of another Blackstone client as part of the investment diligence for a potential investment by the Company or such other Blackstone client (and vice versa). As a result of or as a part of such interactions or otherwise, personnel (including one or more members of the management team) at one Portfolio Entity may transfer to or become employed by another Portfolio Entity (or a portfolio entity of another Blackstone client), the Company, Blackstone or their respective affiliates (or vice versa). Any such transfer may result in payments by the entity that such personnel is going to, or to the entity such personnel is departing from without consent of the Company. It is likely that no compensation will be paid, or benefits shared between, the parties to such arrangements, although in certain instances, such agreements, transactions and other arrangements may involve payment of fees and other amounts, none of which are shared with the Company unless required by the Investment Advisory Agreement, notwithstanding that some of the services provided by a Portfolio Entity are similar in nature to the services provided by the Adviser. Such agreements, transactions and other arrangements will generally be entered into without the consent of the Company (including, without limitation, in the case of minority investments by the Company in such Portfolio Entities or the sale of assets from one Portfolio Entity to another). This is because, among other considerations, certain Portfolio Entities of the Company and certain Portfolio Entities of other Blackstone clients are not considered affiliates of Blackstone, the Company or the Adviser under the 1940 Act. There can be no assurance that the terms of any such agreement, transaction or other arrangement will be as favorable to the Company as otherwise would be the case if the counterparty were not related to Blackstone. By purchasing common shares in the Company, each investor acknowledges these conflicts related to Portfolio Entity relationships, acknowledges that these conflicts will not necessarily be resolved in favor of the Company, agrees that investors may not be entitled to receive notice or disclosure of the occurrence of these conflicts, consents to all such transactions and arrangements to the fullest extent permitted by law, and waives any claim against the Adviser or its affiliates and releases each of them from any liability arising from the existence of any such conflict of interest to the fullest extent permitted by law; provided that such consent waiver shall not be construed as a waiver of the shareholder’s rights under federal securities laws or a consent to a violation of federal securities laws. The shareholder’s consent to all such transactions and arrangements and the waiver of any claim against Blackstone does not apply to the federal securities laws.

Portfolio Entity Service Providers and Vendors

Subject to applicable law, the Company, other Blackstone clients, Portfolio Entities of each of the foregoing and Blackstone can be expected to engage Portfolio Entities of the Company and other Blackstone clients to provide some or all of the following services: (a) corporate administrative and support services (including, without limitation, accounts payable, accounting/audit (e.g., valuation support services), account management (e.g., treasury, customer due diligence), insurance, procurement, placement, brokerage, consulting, business intelligence and data science services, cash management, corporate secretarial and executive assistant services, data services (e.g., gathering, processing, aggregating, reconciling, and delivering relevant industry and asset class specific data), directorship services, entity dissolution processing oversight, finance/budgeting and forecasting, fundraising support, human resources and recruiting (e.g., the onboarding and ongoing development of personnel), communications and public affairs, information and data security support, information technology/ and software systems support (e.g., implementation of property technology strategy), corporate governance and entity management (e.g., liquidation, dissolution and/or otherwise end of term services), risk management and internal compliance/know-your-client reviews and refreshes, investment incentive payment documentation and recordkeeping, judicial processes, legal/business/finance optimization and innovation (e.g., legal invoice automation, legal document management and oversight, entity formation process standardization, management/team design, and identification of business efficiencies), legal support (e.g., claims and litigation oversight management and dispute resolution support, legal due diligence, environmental and engineering due diligence and post-closing support, fundraising and investor reporting support, regulatory legal compliance, data privacy, lease and contract support (including drafting and reviewing non-disclosure agreements), management agreement review and negotiation, and human resources and employment related support including legal and compliance training for personnel), environmental and/or sustainability due diligence support (e.g., review of property condition reports and clean energy consumption), climate accounting services, sustainability program management services, engineering services, services related to the sourcing, development and implementation of renewable energy, sustainability data collection and reporting services, capital planning services, payroll and benefits support, procurement, reporting (e.g., on tax, debt, portfolio or other similar topics), tax analysis and compliance (e.g., tax and VAT compliance), trademark management, transfer pricing and internal risk control, treasury, valuation support services, and vendor selection (e.g., training, due diligence and management support)); (b) borrowing management services (including, without limitation, monitoring, restructuring and work-out of performing, sub-performing and nonperforming loans), consolidation, cash management, financing management, administrative support, and lender relationship management (e.g., coordinating with lender on any ongoing obligations under any relevant borrowing, indebtedness or other credit support (including, any required consultation with or reporting to such lender), and whole loan servicing oversight (e.g., collateral management, due diligence and servicing oversight)); (c) loan management services (e.g., administrative services, lender financial reporting, cash management and monitoring), restructuring and work-out of performing, sub-performing and non-performing loans and whole loan mortgage servicing right support services; and (d) transaction support services (including, without limitation, assisting with appropriate transition of investment from acquisition and underwriting and to asset management, customer due diligence and related on-boarding, relationship management with brokers, banks and other potential sources of investments, identifying potential investments (including development sites) and providing diligence and negotiation support to acquire the same coordinating with deal teams and internal legal departments, coordinating with investors, supporting financial and market analyses and modelling, coordinating closing/post-closing procedures for acquisitions, dispositions and other transactions, coordinating design and development works, assistance with due diligence, identifying potential investments, managing relationships with brokers and other potential sources of investments (e.g., recommending and implementing design decisions), marketing and distribution, coordinating with brokers, lawyers, accountants and other advisors, working with consultants and third parties to pursue entitlements, providing in-house legal, sustainability and accounting services, preparation of project feasibilities, site visits, transaction consulting, and technical analyses and review of (i) design and structural work, (ii) architectural, façade and external finishes, (iii) certifications, (iv) operations and maintenance manuals and (v) statutory documents). Similarly, Blackstone, other Blackstone clients and their Portfolio Entities can be expected to engage Portfolio Entities of the Company to provide some or all of these services. Certain Portfolio Entities of the Company or another Blackstone client are also expected to provide services to third parties (including, for example, post-disposition of an investment). Some of the services performed by Portfolio Entity service providers could also be performed by the Adviser and vice versa. Fees paid by the Company or its Portfolio Entities to, or value created by, other Portfolio Entity service providers or vendors (whether to the Company, other Blackstone clients, Blackstone or any third parties engaging the services of such Portfolio Entity) are not shared with the Company.

Revantage is a Portfolio Entity of certain Blackstone clients that provides corporate support services, including, without limitation, accounting, legal, tax, treasury, information technology and human resources and operational services and management services. Certain Portfolio Entities are required or strongly encouraged to obtain certain services from Revantage due to firm-wide, fund-wide or regulatory reasons (including internal Adviser synergy as well as the Adviser’s policies and procedures). Such required offerings may include data collection programs; IT security; fund accounting; fund accounting reporting; acquisition onboarding; offboarding of investments; certain valuation reporting; tax reporting and compliance; distribution support; transaction and enterprise risk management; digital asset management; acquisition and disposition program management; certain sustainability support services; and office services. The Adviser recommends certain services from Revantage to its Portfolio Entities where such services are accretive in value or offer proven scale to such Portfolio Entities. In some instances, the Adviser prefers that its Portfolio Entities utilize Revantage’s services to ensure consistency in reporting to the investors of the Company and generally to other Blackstone clients. For example, such recommended offerings may include human resource administration; IT infrastructure services, investment accounting and reporting services; promote administration; loan origination assistance; and invoice and claims management services. Revantage also offers Portfolio Entities “opt-in” services, which are services that certain Portfolio Entities may find valuable and helpful to their infrastructure; whereas, certain other Portfolio Entities may already have such services in-house or have otherwise established policies and procedures for such services or similar such that they need not “opt-in” to this category of Revantage’s services. Such services include portfolio company and investment level analytics services; talent acquisition services; financial planning and analysis for portfolio companies; tax advice and administration for portfolio entities; debt servicing; litigation management services; business continuity assistance; and project management services.

Brio Real Estate Services L.L.C., Brio Real Estate (AUS) Pty Ltd. and Brio Real Estate (UK) Ltd. (collectively, “Brio”) is a Portfolio Entity that will provide certain transaction support services, management services, and corporate support services to the Company’s investments and activities. Such services are expected to include, without limitation, assistance with reporting packages, operational services, portfolio analytics, underwriting and due diligence. Other services Brio is expected to perform include surveillance monitoring, maturity and disposition tracking, site inspections and quality assurance reviews.

There may be instances where current and former employees of other Blackstone clients’ Portfolio Entities are seconded to or temporarily hired by the Company’s Portfolio Entities or, at times, the Company’s investments directly. Such secondments or temporary hiring of current and former employees of other Blackstone clients’ Portfolio Entities by the Company’s Portfolio Entities (or its investments) may result in a potential conflict of interest between the Company’s Portfolio Entities and those of such other Blackstone clients. The costs of such employees are expected to be borne by the Company or its relevant Portfolio Entities, as applicable, and the fees paid by the Company or such Portfolio Entities to, other Portfolio Entity service providers or vendors do not offset or reduce the other expenses of the Company.

Subject to applicable law, the Company and its Portfolio Entities will compensate one or more of these service providers and vendors owned by the Company or other Blackstone clients, and the Company and its Portfolio Entities will be charged for services provided by such service providers and vendors based on a contractually determined rate or cost that is equal to or less than those available in the market for similar goods and services, which rate or cost may be the same or different compared to rates or costs such service provider or vendor charges third parties that engage the service provider’s or vendor’s services. Costs and expenses for services provided by service providers and vendors owned or controlled by the Company or other Blackstone clients are passed through on a cost reimbursement, no-profit or break-even basis (even if third party customers or clients are charged on a different basis), which break-even point may occur over a period of time, including in certain circumstances over an extended period of time following engagement by the Company or such other Blackstone client, such that such service provider or vendor may realize a profit in a given year which would be expected to be applied towards the costs in subsequent periods or be allocated all or a portion of such costs and expenses related to Portfolio Entity service providers used by the Company and owned by other Blackstone clients. Costs and expenses directly associated with goods and services provided by the service providers and vendors owned by other Blackstone clients (including for the avoidance of doubt, all overhead associated with such service providers and vendors owned by other Blackstone clients) are allocated to the Company and/or Portfolio Entities to the extent permitted by applicable law. Such costs and expenses are expected to include any of the following: salaries, wages, benefits and travel expenses; marketing and advertising fees and expenses; legal, compliance, accounting and other professional fees and disbursements; office space, furniture and fixtures, and equipment; insurance premiums; technology expenditures (including hardware and software costs, and servicing costs and upgrades related thereto); costs to engage recruitment firms to hire employees; diligence expenses; one-time costs, including costs related to building-out, expanding and winding-down a Portfolio Entity; costs that are of a limited duration or non-recurring (such as start-up or technology build-up costs, one-time initial technology and systems implementation costs, employee on-boarding, ongoing training and severance payments, and IPO-readiness and other infrastructure costs); taxes and/or liabilities determined by Blackstone based on applicable marginal tax rates; and other operating, establishment, expansion and capital expenditures (including financing and interest thereon). The foregoing costs, although allocated in a particular period, will, in certain circumstances, relate to activities occurring outside the period (including in prior periods, such as where any such costs are amortized over an extended period), and further will, in certain circumstances, be of a general and administrative nature that is not specifically related to particular services, and therefore the Company could pay more than its pro rata portion of fees for services. Similarly, certain Portfolio Entities can be expected to incur costs and expenses in connection with broken deals or transactions that are not consummated. In such circumstances, there will be Portfolio Entities that allocate such broken deal expenses to successful or signed transactions of the Company or another Blackstone client. As a result, Portfolio Entities will at times incur significant costs or expenses without recouping such expenses and there can be no assurances that any such broken deal expenses will in fact be recouped. In addition, the Adviser generally relies on the management team of a Portfolio Entity with respect to the determination of costs and expenses and allocation thereof, and does not oversee or participate in such determinations or allocations. Moreover, to the extent a Portfolio Entity uses an allocated cost model with respect to fees, costs and expenses, such fees, costs and expenses are typically estimated and/or accrued quarterly (or on another regular periodic basis) but not finalized until year-end and as a result, such year-end true-up is subject to fluctuation and increases such that for a given year, the year-end cumulative amount with respect to fees, costs and expenses may be greater than the sum of the quarterly estimates (or other periodic estimates where applicable) and/or accruals and therefore the Company could bear more fees, costs and expenses at year-end than had been anticipated throughout the year. The allocation of costs and expenses (including for the avoidance of doubt all overhead) among the entities and assets to which services are provided can be expected to be based on any of a number of different methodologies, including, without limitation, “cost” basis as described above, “time-allocation” basis, “per unit” basis, “revenue”, “spend”, “number of units”, “per square footage” basis or “fixed percentage” basis, gross asset value, or purchase or sale price, and the particular methodology used to allocate such overhead among the entities and assets to which services are provided is expected to vary depending on the types of services provided and the applicable asset class involved, and could, in certain circumstances, change from one period to another. There can be no assurance that a different manner of allocation would result in the Company and its Portfolio Entities bearing less, more or the same amount of costs and expenses. In addition, a Portfolio Entity that passes through costs and expenses on a cost reimbursement, no-profit, or break-even basis may, in certain circumstances, change its allocation methodology (including with respect to one and not all of its customers or clients, including the Company and its Portfolio Entities), for example, to another methodology for the allocation of costs and expenses (including for the avoidance of doubt all overhead) described herein or otherwise, to charging a flat fee for a particular service or instance (or vice versa), or to a contractually determined rate or cost that is equal to or less than with those available in the market for similar goods and services described herein (or vice versa), and such changes may increase or reduce the amounts received by such Portfolio Entities for the same services, and investors will not necessarily be entitled to receive notice or disclosure of such changes in allocation methodology. In certain circumstances, particularly where such service providers and vendors are located in Europe or Asia, such service providers and vendors will charge the Company and its Portfolio Entities for goods and services at cost plus a percentage of cost for transfer pricing or other tax, legal, regulatory, accounting or other reasons. The Company and its Portfolio Entities will compensate one or more of these service providers and vendors owned by the Company or other Blackstone clients, including through incentive-based compensation payable to their management teams and other related parties. The incentive based compensation paid with respect to a Portfolio Entity or asset of the Company or other Blackstone clients will vary from the incentive based compensation paid with respect to other Portfolio Entities and assets of the Company and other Blackstone clients, and is expected to vary from those charged to third-party customers or clients of such service provider or vendor; as a result the management team or other related parties can be expected to have greater incentives with respect to certain assets and Portfolio Entities or third parties relative to others, and the performance of certain assets and Portfolio Entities or third parties may provide incentives to retain management that also service other assets and Portfolio Entities. Blackstone is not expected to perform or obtain benchmarking analysis or third-party verification of expenses with respect to services provided on a cost reimbursement, no profit or break even basis, or in respect of incentive based compensation. There can be no assurances that amounts charged by Portfolio Entity service providers that are not controlled by the Company or other Blackstone clients will be consistent with market rates or that any benchmarking, verification or other analysis will be performed with respect to such charges. In addition, while it is expected that the Company or other Blackstone clients will engage in long-term contracts with Portfolio Entity service providers, the Adviser may not seek to re-benchmark or otherwise renegotiate the original fee arrangement for a significant period of time. With respect to any benchmarking performed, the related benchmarking expenses will be borne by the Company, other Blackstone clients and their respective Portfolio Entities and will not reduce other expenses of the Company.

Subject to applicable law, in certain circumstances, the Company and other Blackstone clients will enter into fee arrangements with Portfolio Entity service providers (including instances where the fee is structured as a cost-plus fee, i.e., the cost of services plus a fixed percentage). Where Portfolio Entity service providers have entered into such fee arrangements, there may be situations where the Portfolio Entity service provider’s tax liabilities that are associated with the income received from the Company and/or other Blackstone clients could be passed along to the Company such that the Company would ultimately be responsible for bearing such expenses. Accordingly, the Adviser may have an incentive to structure its fee arrangements with Portfolio Entity service providers in such a manner where the Company or another Blackstone client may bear all or a portion of such Portfolio Entity service providers’ tax liabilities. As further noted above, no fees charged by these service providers and vendors in the fee arrangement discussed in this paragraph will offset or reduce other expenses of the Company, unless otherwise required by the 1940 Act.

A Portfolio Entity service provider will, in certain circumstances, subcontract certain of its responsibilities to other Portfolio Entities of the Company and other Blackstone clients. In such circumstances, the relevant subcontractor could invoice the Portfolio Entity for fees (or in the case of a cost reimbursement arrangement, for allocable costs and expenses) in respect of the services provided by the subcontractor. The Portfolio Entity, if charging on a cost reimbursement, no-profit or break-even basis, would in turn allocate those costs and expenses as it allocates other fees and expenses as described above. Similarly, other Blackstone clients, their Portfolio Entities and Blackstone can be expected to engage Portfolio Entities of the Company to provide services, and these Portfolio Entities will generally charge for services in the same manner described above, but the Company and its Portfolio Entities generally will not be reimbursed for any costs (such as start-up costs or technology build-up costs) relating to such Portfolio Entities incurred prior to such engagement.

The Company, other Blackstone clients and their respective Portfolio Entities are expected to enter into joint ventures with third parties to which the service providers and vendors described above will provide services. In some of these cases, the joint venture partner may negotiate to not pay its pro rata share of fees, costs and expenses to be allocated as described above, in which case the Company, other Blackstone clients and their Portfolio Entities that also use the services of the Portfolio Entity service provider will, directly or indirectly, pay the difference, or the Portfolio Entity service provider will bear a loss equal to the difference. Moreover, in certain circumstances, the joint venture partner may be allocated fees, costs and expenses pursuant to a different methodology than a Portfolio Entity’s standard allocation methodology, which could result in the Company or its Portfolio Entities being allocated more fees, costs and expenses than they would otherwise be allocated solely pursuant to such standard allocation methodology. In addition, in the event of a disposition of a Portfolio Entity (whether by way of transfer to the Company, another Blackstone client, a Portfolio Entity of the foregoing or Blackstone, (as described below), or by way of a sale to a third-party), such Portfolio Entity may continue to provide some or all of the services described herein to the Company, other Blackstone clients, Portfolio Entities of the foregoing, Blackstone or joint venture partners, as applicable, even for a substantial period of time following such disposition. For example, a joint venture partner may retain or continue to retain Revantage (including with respect to fees for services described herein) or continue to work with Blackstone in connection with certain arrangements when and after the Company exited its investment therein. As such, Blackstone or a Portfolio Entity of the Company may begin to earn fees or continue to earn fees from such investment for providing services to such investment, which will not be shared with the investors in any way, and such fees may be the same or different compared to those charged to the Company or a Portfolio Entity of the Company for the same or similar services as described above.

Portfolio Entity service providers described in this section are generally owned and controlled by one or more Blackstone vehicles such as the other Blackstone clients. In certain instances, a similar company could be owned and controlled by Blackstone directly.

By acquiring an interest in the Company, each investor will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest related to Portfolio Entity service providers, any transfer of Portfolio Entity service providers among the Company and other Blackstone clients and any arrangements or transactions related thereto, any other arrangements and transactions relating to Portfolio Entity service providers and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest to the fullest extent permitted by law; provided that such consent waiver shall not be construed as a waiver of the shareholder’s rights under federal securities laws or a consent to a violation of federal securities laws.

Related Party Leasing

Certain assets related to the Company’s investments, owned by an investment vehicle will, in certain circumstances, lease property to or from Blackstone, other Blackstone clients and their Portfolio Entities and affiliates and other related parties. Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, the leases are generally expected to, but may not always, be at market rates. Blackstone may confirm market rates by reference to other leases it is aware of in the market, which Blackstone expects to be generally indicative of the market given the scale of Blackstone’s real estate business. Blackstone will nonetheless have conflicts of interest in making these determinations, and with regard to other decisions related to such assets and investments. By acquiring an interest in the Company, each investor will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest related to leasing and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest to the fullest extent permitted by law; provided that such consent waiver shall not be construed as a waiver of the shareholder’s rights under federal securities laws or a consent to a violation of federal securities laws.

Service Providers, Vendors and Other Counterparties Generally

To the extent permitted by applicable law, certain third-party advisors and other service providers and vendors to the Company and its Portfolio Entities (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, title agents, property managers and investment or commercial banking firms) are owned by Blackstone, the Company or other Blackstone clients or provide goods or services to, or have other business, personal, financial or other relationships with, Blackstone, the Company, other Blackstone clients and their Portfolio Entities, and affiliates and personnel of the foregoing. Also, advisors, lenders, investors, commercial counterparties, vendors and service providers (including any of their affiliates or personnel) to the Company and its Portfolio Entities could have other commercial or personal relationships with Blackstone, the Company, other Blackstone clients (including co-investment vehicles, where applicable) and their respective Portfolio Entities, or any affiliates, personnel or family members of personnel of the foregoing. Although Blackstone selects service providers and vendors it believes are most appropriate in the circumstances based on its knowledge of such service providers and vendors (which knowledge is generally greater in the case of service providers and vendors that have other relationships to Blackstone), the relationship of service providers and vendors to Blackstone as described above will, in certain circumstances, influence Blackstone in deciding whether to select, recommend or form such an advisor or service provider to perform services for the Company or a Portfolio Entity, the cost of which will generally be borne directly or indirectly by the Company, and can be expected to incentivize Blackstone to engage such service provider over a third-party, utilize the services of such service providers and vendors more frequently than would be the case absent the conflict, or to pay such service providers and vendors higher fees or commissions than would be the case absent the conflict. The incentive could be created by current income and/or the generation of enterprise value in a service provider or vendor; Blackstone can be expected to also have an incentive to invest in or create service providers and vendors to realize on these opportunities. Furthermore, Blackstone will from time to time encourage third-party service providers to the Company and its Portfolio Entities to use other Blackstone-affiliated service providers and vendors in connection with the business of the Company, the Portfolio Entities, and unaffiliated entities, and Blackstone has an incentive to use third-party services providers who do so as a result of the indirect benefit to Blackstone and additional business for the related service providers and vendors. Fees paid to or value created in these service providers and vendors are not shared with the Company unless required by the 1940 Act. In the case of brokers, Blackstone has a best execution policy that it updates from time to time to comply with regulatory requirements in applicable jurisdictions.

Blackstone Affiliate Service Providers

In addition to the service providers (including Portfolio Entity service providers) and vendors described above, to the extent permitted by applicable law and the conditions of the Company’s co-investment exemptive relief, the Company and its Portfolio Entities may engage in transactions with one or more businesses that are owned or controlled by Blackstone directly, not through one of its funds, including the businesses described below. These businesses will, in certain circumstances, also enter into transactions with other counterparties of the Company and its Portfolio Entities, as well as service providers, vendors and investors of the Company.

Blackstone could benefit from these transactions and activities through current income and creation of enterprise value in these businesses. Furthermore, Blackstone, the other Blackstone clients and their Portfolio Entities and their affiliates and related parties will use the services of these Blackstone affiliates, including at different rates. Although Blackstone believes the services provided by its affiliates are equal or better than those of third parties, Blackstone directly benefits from the engagement of these affiliates, and there is therefore an inherent conflict of interest.

The Company, other Blackstone clients and/or Portfolio Entities are currently expected to engage in the future with relevant businesses owned by Blackstone and/or other Blackstone clients that will provide energy procurement, advisory, consulting and/or other services related to sustainability activities (including without limitation those related to establishment, implementation, assessment, attestation, monitoring and measurement of sustainability-related programs, processes, initiatives and improvements).

Some of the services performed by Blackstone-affiliated service providers could also be performed by Blackstone and vice versa. Fees paid by the Company or its Portfolio Entities to or value created in Blackstone-affiliated service providers or vendors are not shared with the Company, unless otherwise required by the 1940 Act.

Data Services

Blackstone or an affiliate of Blackstone formed in the future can provide data services to Portfolio Entities to investors in the Company and in other Blackstone clients, and to the Company and other Blackstone clients and other Blackstone affiliates and associated entities (including funds in which Blackstone and other Blackstone clients make investments, and Portfolio Entities thereof) (collectively, “Data Holders”). Such services can be expected to include assistance with obtaining, analyzing, curating, processing, packaging, distributing, organizing, mapping, holding, transforming, enhancing, distributing, marketing and selling such data (among other related data and consulting services) for monetization through licensing or sale arrangements with third parties and, subject to the limitations in the 1940 Act and any other applicable contractual limitations, with the Company, other Blackstone clients, Portfolio Entities, investors in the Company and in other Blackstone clients, and other Blackstone affiliates and associated entities (including funds in which Blackstone and other Blackstone clients make investments, and Portfolio Entities thereof). Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, if Blackstone enters into data services arrangements with Portfolio Entities and receives compensation from such Portfolio Entities for such data services, the Company will indirectly bear its share of such compensation based on its pro rata ownership of such Portfolio Entities. Where Blackstone believes appropriate, data from one Data Holder may be aggregated or pooled with data from other Data Holders. Any revenues arising from such aggregated or pooled data sets would be allocated between applicable Data Holders on a fair and reasonable basis as determined by Blackstone in its sole discretion, with Blackstone able to make corrective allocations should it determine subsequently that such corrections were necessary or advisable. Blackstone is expected to receive compensation for such data services, which may include a percentage of the revenues generated through any licensing or sale arrangements with respect to the relevant data, and which compensation is also expected to include fees, royalties and cost and expense reimbursement (including start-up costs and allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses)). Additionally, Blackstone is expected to share and distribute the products from such data services within Blackstone or its affiliates (including other Blackstone clients or their Portfolio Entities) at no charge and, in such cases, the Data Holders may not receive any financial or other benefit from having provided such data to Blackstone. The potential receipt of such compensation by Blackstone may create incentives for Blackstone to cause the Company to invest in Portfolio Entities with a significant amount of data that it might not otherwise have invested in or on terms less favorable than it otherwise would have sought to obtain on behalf of the Company. (See also “—Data” herein.)

Certain Blackstone-affiliated service providers’ respective personnel will receive a management promote, an incentive fee and other performance-based compensation in respect of investments. Furthermore, Blackstone-affiliated service providers can be expected to charge costs and expenses based on allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses), provided that these amounts will not exceed market rates as determined by the Adviser to be appropriate under the circumstances.

The Adviser will make determinations of certain market rates (i.e., rates that fall within a range that the Adviser has determined is reflective of rates in the applicable market and certain similar markets, though not necessarily equal to or lower than the median rate of comparable firms, and, in certain circumstances, is expected to be in the top of the range) based on its consideration of a number of factors, which are generally expected to include the Adviser’s experience with non-affiliated service providers as well as benchmarking data and other methodologies determined by the Adviser to be appropriate under the circumstances. In respect of benchmarking, while Blackstone often obtains benchmarking data regarding the rates charged or quoted by third parties for services similar to those provided by Blackstone affiliates in the applicable market or certain similar markets, relevant comparisons may not be available for a number of reasons, including, without limitation, as a result of a lack of a substantial market of providers or users of such services or the confidential or bespoke nature of such services (e.g., within property management services, different assets may receive different property management services). In addition, benchmarking data is based on general market and broad industry overviews, rather than determined on an asset-by-asset basis. As a result, benchmarking data does not take into account specific characteristics of individual assets then owned or to be acquired by the Company (such as location or size), or the particular characteristics of services provided. Further, it could be difficult to identify comparable third-party service providers that provide services of a similar scope and scale as the Blackstone-affiliated service providers that are the subject of the benchmarking analysis. For these reasons, such market comparisons may not result in precise market terms for comparable services. Expenses to obtain benchmarking data will be borne by the Company, other Blackstone clients and their respective Portfolio Entities. Fees paid by the Company or its Portfolio Entities to Blackstone-affiliated service providers are not shared with the Company, unless otherwise required by the 1940 Act. These conflicts related to Blackstone-affiliated service providers will not necessarily be resolved in favor of the Company, and investors may not be entitled to receive notice or disclosure of the occurrence of these conflicts.

By acquiring an interest in the Company, each investor will be deemed to have acknowledged and consented to the existence or resolution of any such conflicts related to Blackstone affiliate service providers and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest to the fullest extent permitted by law; provided that such consent waiver shall not be construed as a waiver of the shareholder’s rights under federal securities laws or a consent to a violation of federal securities laws.

Other Blackstone Clients; Allocation of Investment Opportunities

Certain inherent conflicts of interest arise from the fact that the Adviser and Blackstone provide investment management, advisory and sub-advisory services to the Company and other Blackstone clients.

Through the BREDS vehicles (including BXMT, the BREDS liquid funds, drawdown funds and investment funds or accounts managed or controlled by the Adviser for Blackstone and its subsidiaries), BREIT, Blackstone European Property Income Fund, the Blackstone Real Estate Partners funds (the “BREP Funds”), Blackstone Insurance accounts, managed accounts and other Blackstone clients, Blackstone invests third-party capital (and its own capital) in a wide variety of mortgage loans and real estate related debt investment opportunities on a global basis. Not every opportunity suitable for the Company will be allocated to it in whole or in part. Co-investors will participate alongside the Company in certain of the Company’s investments as more fully described in this Registration Statement. In addition, investment opportunities that fall within the Company’s investment objectives or strategy may be allocated in whole or in part to Blackstone itself or other Blackstone clients, such as strategic investments made by Blackstone itself (whether in financial institutions or otherwise) and investments by other Blackstone clients that have investment objectives or guidelines similar to or overlapping, in whole or in part, with the Company to some extent, or pursue similar returns as the Company but have a different investment strategy or objective. Moreover, Portfolio Entities of other Blackstone clients may pursue follow-on investments (using, in whole or in part, such Portfolio Entity’s own balance sheet capital or with additional capital from such other Blackstone client) that fall within the Company’s investment objectives or strategy. Therefore, there may be instances where investments that are consistent with the Company’s investment objectives may be allocated to such other Blackstone client’s Portfolio Entity as a follow-on investment. Therefore, there will be numerous circumstances where investments that are consistent with the Company’s investment objectives may be required or permitted to be offered to, shared with or made by one or more other Blackstone clients (and so, offered to, shared with or made thereby). Further, with respect to any investment opportunities falling within the Company’s investment objectives or strategy involving interests in portfolio companies of other funds (including other Blackstone clients) that are the subject of a fund restructuring or similar transaction, investors in such funds can, subject to applicable law and the conditions of the Company’s co-investment exemptive relief, be expected to have priority rights to roll over their existing interests or otherwise reinvest in such portfolio companies (e.g., through a newly formed “continuation fund”) in connection therewith, such that the Company is not allocated all or any part of any such investment opportunity. It is expected that some activities of Blackstone, the other Blackstone clients and their Portfolio Entities will compete with the Company and its Portfolio Entities for one or more investment opportunities that are consistent with the Company’s investment objectives, and as a result such investment opportunities may only be available on a limited basis, or not at all, to the Company. To the extent permitted by applicable law and the conditions of the Company’s co-investment exemptive relief, other Blackstone Clients may receive priority allocations of investment opportunities falling within their primary investment focus. For example, the BREP Funds generally have priority with respect to control-oriented “opportunistic” investments (whether in debt or in equity) in real estate assets or real estate companies. The Adviser has conflicting loyalties in determining whether an investment opportunity should be allocated to the Company, Blackstone or another Blackstone client. Blackstone has adopted guidelines and policies, which it can be expected to update from time to time, regarding the allocation of investment opportunities.

Additionally, investment opportunities sourced by Blackstone affiliates for other Blackstone clients will be allocated in accordance with Blackstone’s and the Adviser’s respective allocation policies, which may provide that investment opportunities, including those sourced with respect to such other Blackstone clients, will be allocated in whole or in part to other business units of Blackstone (including business units within BREDS and the credit focused business of Blackstone) on a basis that Blackstone and the Adviser believe in good faith to be fair and reasonable, based on various factors, including the involvement of the respective teams from Blackstone or the Adviser and such other business units, as set forth below. It should also be noted that investment opportunities sourced by other business units of Blackstone (outside of those managed by the Adviser) will, subject to applicable law and the terms of the Company’s co-investment exemptive relief, be allocated in accordance with such business units’ allocation policies, which will, subject to applicable law and the conditions of the Company’s co-investment exemptive relief, result in such investment opportunities being allocated, in whole or in part, away from the Company to other Blackstone clients.

Investment Alongside Regulated Funds: In addition, Blackstone Real Estate has received an exemptive order from the SEC that permits certain existing and future other Blackstone Real Estate clients that are regulated funds, including the Company, among other things, to co-invest with certain other persons, including certain affiliates of Blackstone Real Estate, and certain funds managed and controlled by Blackstone Real Estate and its affiliates, including the Company and other Blackstone Real Estate clients, subject to certain terms and conditions. For so long as any privately negotiated investment opportunity falls within certain established investment criteria of one or more regulated funds, such investment opportunity shall also be offered to such regulated fund(s). If the aggregate targeted investment sizes of the Company, such other Blackstone Real Estate clients and such regulated fund(s) that are allocated an investment opportunity exceed the amount of such investment opportunity, then the allocation of such investment opportunity to each of the Company, such other Blackstone Real Estate clients and regulated fund(s) will be reduced proportionately based on their respective “available capital” as defined in the co-investment exemptive order, which may result in allocation to the Company in an amount less than what it would otherwise have been if such other Blackstone Real Estate clients and regulated fund(s) did not participate in such investment opportunity.

The co-investment exemptive order also restricts the ability of the Company (or any other Blackstone Real Estate client) from investing in any privately negotiated investment opportunity alongside another Blackstone client except at the same time and on same terms, as described in the exemptive order. As a result, the Company risks being unable to make investments in different parts of the capital structure of the same issuer in which another Blackstone client has invested or seeks to invest. Likewise, regulated funds and other Blackstone clients that are not regulated funds risk being unable to make investments in different parts of the capital structure of the same issuer in which the Company has invested or seeks to invest.

Further, the Company may be unable to participate in or effect certain transactions, or take certain actions in respect of certain investments, on account of applicable restrictions under the 1940 Act, related guidance from the SEC and/or the Company’s exemptive order. For example, the Company may be restricted from participating in certain transactions or taking certain actions in respect of portfolio companies in which certain funds managed and controlled by Blackstone Real Estate and its affiliates and/or a regulated fund has also invested, which may include, but are not limited to:

•	declining to vote;

•	participating in a potential co-investment opportunity (as such participation may not comply with the conditions of the co-investment exemptive order);

•	exercising rights with respect to any such investment; or

•	declining to participate in follow-on investments.

The Company may also be required to sell an investment to avoid potential violations of the 1940 Act and/or related rules thereunder or for other reasons. Any such determination will be made by Blackstone Real Estate in its discretion and there can be no assurance that any such determination will be resolved in favor of the Company’s interests. In such cases, the Company’s interests in an investment may be adversely affected, including by resulting in the dilution of or decrease in the value of the Company’s investment or in the Company being put in a disadvantageous position with respect to the investment as compared to other Blackstone Real Estate clients, including other regulated funds. Whether the Company participates or declines to participate in any such action or transaction will be made by the Adviser in its sole discretion, subject to the Adviser’s fiduciary duties and applicable law, including the 1940 Act and/or the exemptive order. There is no assurance that any such determination will be resolved in favor of the Company’s interests. The rules promulgated by the SEC under the 1940 Act, as well as any related guidance from the SEC and/or the terms of the exemptive order itself, are subject to change. Additionally, Blackstone Real Estate could undertake to amend the exemptive order (subject to SEC approval), obtain additional exemptive relief, or otherwise be subject to other requirements in respect of co-investments involving the Company, any other Blackstone Real Estate client and any regulated funds, any of which could impact the amount of any allocation made available to regulated funds and thereby affect (and potentially decrease) the allocation made available to the Company. It is also possible Blackstone Real Estate could, in the future, become subject to a new exemptive order (or new provisions of the existing exemptive order), which could include restrictions, limitations and requirements affecting investment allocations that differ from or extend beyond those described above and could result in increased costs to the Company, any other Blackstone Real Estate client and any regulated funds. To the extent such future exemptive orders afford Blackstone Real Estate greater discretion in allocating transactions among the Company, any other Blackstone Real Estate client and any regulated funds, Blackstone Real Estate will retain sole discretion in making such determination in accordance with such exemptive orders, notwithstanding any associated conflicts. Additionally, the other terms and conditions of any such new or revised exemptive orders may be more or less restrictive than the existing exemptive order.

Overlapping Objectives and Strategies: In circumstances in which any other Blackstone clients have investment objectives or guidelines that overlap with those of the Company, in whole or in part, Blackstone (and the particular investment professionals overseeing allocations with respect to the Company and such other Blackstone clients) generally determines the relative allocation of investment opportunities among such vehicles and/or other Blackstone clients on a “fair and reasonable” basis in good faith according to guidelines and factors determined by it. However, the application of those guidelines has in limited circumstances, resulted and factors can be expected to result in the Company not participating, or not participating to the same extent, in investment opportunities in which it would have otherwise participated, or participated to a greater extent, had the related allocations been determined without regard to such guidelines. The Adviser could also determine not to pursue opportunities as discussed below in “Certain Investments Inside the Company’s Mandate that are not Pursued by the Company”, or, alternatively, could later determine an opportunity is appropriate for the Company after initially reviewing such opportunity for or on behalf of another Blackstone clients. The Company could invest in the securities of publicly traded companies in which other Blackstone clients hold existing investments. In addition, as part of the BREDS program, the Company regularly invests in real estate related debt investments alongside certain other Blackstone clients that are part of the BREDS program and other vehicles focusing on real estate related debt investments (e.g., BREDS liquid funds and other Blackstone clients). Among the factors that the Adviser (and the particular investment professionals overseeing allocations with respect to the Company and such other Blackstone clients) considers in making investment allocations among the Company and other Blackstone clients are the following: (i) any applicable investment objectives, focus, parameters, guidelines, investor preferences, limitations and other contractual provisions and terms relating to the Company and such other Blackstone clients, (ii) available capital of the Company and such other Blackstone clients, as determined by the Adviser in good faith (which may take into account relative portfolio composition, anticipated co-investment and other considerations in addition to buying power), and the duration of the investment period, (iii) legal, tax, accounting, regulatory and other considerations deemed relevant by the Adviser, including, without limitation, (iv) ability to employ leverage and expected or underwritten leverage on the investment, (v) primary and permitted investment strategies, focuses, guidelines, liquidity positions and requirements, and objectives of the Company and the other Blackstone clients, including, without limitation, with respect to other Blackstone clients that expect to invest in or alongside other funds or across asset classes based on expected return with similar investment strategies and objectives, (vi) sourcing of the investment (including by a particular Blackstone business unit), (vii) the sector and geography/location of the investment, (viii) the specific nature (including size, type, amount, liquidity, holding period, remaining investment periods, loan pledgeability, anticipated maturity and minimum investment criteria) of the investment, (ix) expected investment return, (x) risk/return profile of the investment, (xi) structure of leverage, (xii) expected cash characteristics (such as cash-on-cash yield, distribution rates or volatility of cash flows), (xiii) capital expenditure required as part of the investment, (xiv) loan to value ratio or debt service coverage ratio of the investment (xv) portfolio diversification, construction and concentration concerns (including, but not limited to, (A) allocations necessary for the Company or other Blackstone clients to maintain a particular concentration in a certain type of investment (e.g., if another Blackstone client follows a liquid strategy pursuant to which it sells a type of investment more or less frequently than the Company and the Company or such other Blackstone client needs a non pro rata additional allocation to maintain a particular concentration in that type of investment) and (B) whether a particular fund already has its desired exposure to the investment, sector, industry, geographic region or markets in question), (xvi) relation to existing investments in a fund, if applicable (e.g., “follow on” to existing investment, joint venture or other partner to existing investment, or same security as existing investment), (xvii) avoiding allocation that could result in de minimis or odd lot investments (for example, the Adviser currently expects to allocate no less than $1 million of any investment opportunity over a certain size to each BREDS liquid fund participating in such opportunity, which, in the aggregate, could meaningfully reduce the portion of such opportunities that would otherwise be allocated to the Company), (xviii) redemption or withdrawal requests from a client, fund or vehicle and anticipated future contributions into an account, (xix) the ability of a client, fund or vehicle to employ leverage, hedging, derivatives, or other similar strategies in connection with acquiring, holding or disposing of the particular investment opportunity, and any requirements or other terms of any existing leverage facilities, (xx) the credit and default profile of an investment or borrower, (xxi) the extent of involvement of the respective teams of the investment professionals dedicated to the Company and other Blackstone clients and sourcing of the investment, (xxii) the likelihood/immediacy of foreclosure or conversion to an equity or control opportunity, (xxiii) with respect to investments that are made available to Blackstone by counterparties pursuant to negotiated trading platforms (e.g., ISDA contracts), the absence of such relationships which may not be available for all clients, (xxiv) contractual obligations, (xxv) co-investment arrangements, (xxvi) potential path to ownership, (xxvii) the relative stage of the Company’s and such other Blackstone client’s investment periods (e.g., early in a vehicle’s investment period, the Adviser may over-allocate investments to such vehicle), (xxviii) how governance will be shared between the Company and such other Blackstone client(s), and (xxix) other considerations deemed relevant by the Adviser in good faith. Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, the Adviser will determine the “available capital” of the Company, managed accounts and other Blackstone clients in its discretion (and may from time to time utilize a “fixed” amount of available capital with respect one or more such investment vehicles for a period of time), taking into account a variety of considerations, which may include, without limitation, net asset value plus unused capital commitments, the amount of available unused capital commitments, expected future fundraising and uses of capital, applicable investment guidelines, excuse rights and investor preferences, any or all reserves, vehicle sizes, targeted amounts of securities as determined by the Adviser, remaining length of investment periods, geographic limitations and actual or anticipated capital needs or other factors determined by the Adviser in its sole discretion. The manner in which the available capital of the Company is determined by the Adviser with respect to the Company may differ from the determination thereof or may subsequently change with respect to other Blackstone clients. Any differences or adjustments with respect to the manner in which available capital is determined with respect to the Company or other Blackstone clients may adversely impact the Company’s allocation of particular investment opportunities.

As described elsewhere herein, the Company has a broad investment mandate, and various other Blackstone clients (now existing or that may be formed in the future) have similar or overlapping investment objectives, or have “sleeves” of capital, or a portion of their investment objective, that is substantially similar to the Company’s investment objective.

The Adviser may in the future establish programmatic allocation frameworks with respect to the Company, on the one hand, and other Blackstone clients, on the other hand, and such frameworks will be subject to change from time to time, which may result in the Company participating in certain investment opportunities to a greater or lesser extent than would have otherwise been the case.

In connection with the foregoing, Blackstone expects to raise and manage additional real estate investment funds or vehicles for the benefit of one or more specific investors (or related group of investors) with investment strategies that overlap with those of the Company (including investment funds formed to invest in specific geographical areas or in a specific type of investment or investments (e.g., senior loan origination, liquid securities or “mezzanine” debt)), and that may invest alongside the Company in some investments. For example, such vehicles may, subject to applicable law and the conditions of the Company’s co-investment exemptive relief, receive priority allocations of investment opportunities falling within their primary investment focus and/or the Adviser may allocate investment opportunities (in whole or in part) to such other vehicles in lieu of the Company, including in connection with launching and “ramping up” such vehicles, or otherwise, subject to the determination by the Adviser that such allocations are “fair and reasonable” and otherwise consistent with the Adviser’s allocation policies and procedures, as more fully described above.

Investments Outside of the Company’s Mandate: Investment opportunities (including, for the avoidance of doubt, follow-on investment opportunities) that the Adviser makes a good faith determination are inappropriate for the Company given considerations described in the Registration Statement or as otherwise determined by the Adviser, will generally not be allocated to the Company.

Certain Investments Inside the Company’s Mandate that are not Pursued by the Company: Under certain circumstances, Blackstone can be expected to determine not to pursue some or all of an investment opportunity (including, for the avoidance of doubt, follow-on investment opportunities) within the Company’s mandate, including without limitation, as a result of business, reputational or other reasons applicable to the Company, other Blackstone clients, their respective Portfolio Entities or Blackstone. In addition, the Adviser will, in certain circumstances, determine that the Company should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because (i) the

Company has insufficient available capital (as determined by the Adviser in its good faith discretion taking into account not only capital that is actually available but considerations such as portfolio composition, anticipated co-investment and other factors) to pursue the investment opportunity, (ii) the Company has already invested sufficient capital in the investment, sector, industry, geographic region or markets in question, as determined by the Adviser in its good faith discretion, or (iii) the investment opportunity is not appropriate for the Company for other reasons as determined by the Adviser in its good faith reasonable sole discretion (which may include, for example, as a result of another Blackstone client having an existing interest in a portfolio entity, or where another Blackstone client is currently considering or pursing acquiring such an interest). In any such case Blackstone could, thereafter, offer such opportunity, in whole or in part, to other parties, including other Blackstone clients or Portfolio Entities or shareholders of the Company or other Blackstone clients, joint venture partners, related parties or third parties. Such other Blackstone clients or one more Portfolio Entities thereof, will from time to time (i) to the extent consistent with applicable law and the conditions of the Company’s co-investment exemptive relief, make or receive priority allocations of certain investments that are appropriate for the Company and (ii) participate in investments alongside the Company, provided, that any such allocation may be subsequently adjusted at Blackstone’s discretion. Any such other Blackstone clients may be advised by a different Blackstone business group with a different investment committee, which could determine an investment opportunity to be more attractive than the Adviser believes to be the case. In any event, there can be no assurance that the Adviser’s assessment will prove correct or that the performance of any investments actually pursued by the Company will be comparable to any investment opportunities that are not pursued by the Company. Blackstone, including its personnel, will, in certain circumstances, receive compensation from any such party that makes the investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by the Company to the Adviser. In some cases, Blackstone earns greater fees when other Blackstone clients participate alongside or instead of the Company in an investment.

Financial Compensation to Allocate Investment Opportunities to other Blackstone clients: When the Adviser determines not to pursue some or all of an investment opportunity for the Company that would otherwise be within the Company’s objectives and strategies, and Blackstone provides the opportunity or offers the opportunity to other Blackstone clients, Blackstone, including its personnel (including real estate personnel), can be expected to receive compensation from the other Blackstone clients, whether or not in respect of a particular investment, including an allocation of carried interest, referral fees or revenue share, and any such compensation could be greater than amounts paid by the Company to the Adviser. As a result, the Adviser (including real estate personnel who receive such compensation) could be incentivized to allocate investment opportunities away from the Company to or source investment opportunities for other Blackstone clients, which could result in fewer opportunities (or reduced allocations) being made available to the Company or to the investors as co-investors. In addition, in some cases Blackstone can be expected to earn greater fees when other Blackstone clients participate alongside or instead of the Company in an investment.

Basis for Investment Allocation Determinations: The Adviser makes good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate. Information unavailable to the Adviser, or circumstances not foreseen by the Adviser at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that the Adviser determines to be consistent with the return objectives of a fund rather than the Company may not match the Adviser’s expectations and underwriting and generate an actual return that would have been appropriate for the Company. Conversely, an investment that the Adviser expects to be consistent with the Company’s return objectives will, in certain circumstances, fail to achieve them.

Reallocation of Investments: The Adviser could determine at any point prior to the closing of an investment opportunity that any such investment opportunity that was initially allocated to the Company based on information available to the Adviser at the time the allocation decision is made should subsequently be reallocated in whole or in part to one or more other Blackstone clients (and vice versa) based on subsequent information received by the Adviser in respect of such investment opportunity (e.g., an investment opportunity that the Adviser initially determines to be more consistent with the return objectives of the Company could subsequently be determined to be consistent with the return objectives of one or more other Blackstone clients). In such circumstance, the Adviser could determine to reallocate all or any portion of any such investment opportunity from the Company to such other Blackstone client (or vice versa) (such fund (including the Company) from which an investment opportunity is being reallocated, a “Reallocating Fund”), including in circumstances where such Reallocating Fund has entered into an exclusivity arrangement or other binding agreement with one or more third parties (any such reallocated investment opportunity, a “Reallocated Investment”). In such cases, if the non-Reallocating Fund acquires the investment, previously incurred costs (including due diligence costs and other fees and expenses), will be reallocated accordingly. If the non-Reallocating Fund chooses not to make the Reallocated Investment, then any such deferred costs incurred by the Reallocating Fund will continue to be borne by such Reallocating Fund, provided that the non-Reallocating Fund will be responsible for any additional due diligence or other costs incurred in the process of evaluating the investment for its own account. Reallocated Investments as described above are generally expected to be reallocated without obtaining the consent of the investors. By acquiring an interest in the Company, each investor will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts of interest related to the reallocation of Reallocated Investments and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest to the fullest extent permitted by law; provided that such consent waiver shall not be construed as a waiver of the shareholder’s rights under federal securities laws or a consent to a violation of federal securities laws.

Investment alongside other Blackstone clients: To the extent permitted by applicable law and the conditions of the Company’s co-investment exemptive relief, the Company will invest alongside other Blackstone clients (including other vehicles in which Blackstone or its personnel invest) in investments that are suitable for one or more of the Company and such other Blackstone clients. To the extent the Company jointly holds securities with any other Blackstone client that has a different expected duration or liquidity terms, conflicts of interest will arise between the Company and such other Blackstone client with respect to the timing and manner of disposition of opportunities. In order to mitigate any such conflicts of interest, the Company may recuse itself from participating in any decisions relating or with respect to the investment by the Company or the other Blackstone client. If the other Blackstone client maintains voting rights with respect to the securities it holds, or if the Company does not recuse itself, Blackstone may be required to take action where it will have conflicting loyalties between its duties to the Company and such other Blackstone clients, which may adversely impact the Company. (See also “—Other Blackstone Clients; Allocation of Investment Opportunities” herein). Even if the Company and such other Blackstone clients and/or co-investment or other vehicles invest in the same investments, conflicts of interest may still arise. For example, it is possible that as a result of legal, tax, regulatory, accounting or other consideration, the terms of such investment (including with respect to price and timing) for the Company and/or such other Blackstone clients and vehicles may not be the same. Additionally, the Company and/or such other Blackstone clients and/or vehicles will generally have different expiration dates and/or investment objectives (including return profiles) and Blackstone, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities and such differences may also impact the allocation of investment opportunities. As such, the Company and/or such other Blackstone clients (including the BREDS liquid funds) may acquire an interest in the same investment at different times and/or dispose of any such shared investment (or choose whether to invest in related investments (such as follow-on investments)) at different times and on different terms.

Simultaneous Transactions

Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, there may be instances where Blackstone negotiates transactions with counterparties that involve the Company, another Blackstone client and/or Blackstone in different capacities, such as with respect to separate tranches of debt. For example, the Company may sell or purchase an interest in a Portfolio Entity to or from a counterparty (such as another sponsor’s fund), while the same counterparty acquires or sells an interest in a Portfolio Entity of another

Blackstone client or Blackstone. While these transactions may be separate or non-contingent, due to the simultaneous or closely related timing of these transactions, there may be actual or perceived conflicts of interest in connection with such transactions due to Blackstone’s duties to the Company on one hand, and such other Blackstone client or Blackstone participating in the related transaction on the other, for example with respect to ensuring each transaction is separately in the best interests of the applicable other Blackstone client and the Company and that the valuations are fair and reasonable to each respective fund, among other things. To mitigate such conflicts, Blackstone could, for example, negotiate each such transaction independently and ensure there is not a cross-conditioned closing of the two transactions, to ensure that the terms of each such transaction stand on their own.

Co-Investment

To the extent permitted by applicable law and the conditions of the Company’s co-investment exemptive relief, the Company may co-invest with investors, limited partners of other Blackstone clients, Blackstone and other parties with whom Blackstone has a material relationship. Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, the allocation of co-investment opportunities is entirely and solely in the discretion of the Adviser, and it is expected that many investors who will, in certain circumstances, have expressed an interest in co-investment opportunities will not be allocated any co-investment opportunities (notwithstanding any agreement by the Adviser to consider an investor for co-investment opportunities) or may receive a smaller amount of co-investment opportunities than the amount requested or expected. For example, if supplemental capital vehicles are established, Blackstone intends to prioritize any supplemental capital vehicles in the allocation of co-investment opportunities. Furthermore, co-investments offered by Blackstone will be on such terms and conditions (including with respect to management fees, performance-based compensation and related arrangements and/or other fees applicable to co-investors) as Blackstone determines to be appropriate in its sole discretion on a case-by-case basis, which can be expected to differ amongst co-investors with respect to the same co-investment, and Blackstone will determine in its sole discretion whether to offer co-investment opportunities (based on, among other factors, whether there has been sufficient allocation of an investment to the Company and whether a potential co-investor would offer a strategic benefit to the investment, including, but not limited, to the consummation, operation or monitoring thereof). Furthermore, the Company and co-investors will often have different investment objectives and limitations, such as return objectives, leverage limitations and maximum hold period. Blackstone, as a result of the foregoing, will have conflicting incentives in making decisions with respect to such opportunities. Even if the Company and any such parties invest in the same securities on similar terms, conflicts of interest will still arise as a result of differing investment profiles of the investors, among other items.

General Co-Investment Considerations: There are expected to be circumstances where an amount that would have otherwise been invested by the Company is instead allocated to co-investors (who may or may not be investors or limited partners of other Blackstone clients) or supplemental capital vehicles, and there is no guarantee that any investor will be offered any particular co-investment opportunity. The Adviser will take into account various facts and circumstances deemed relevant by the Adviser in allocating co-investment opportunities, including, among others, whether a potential co-investor has a history of participating in co-investment opportunities with Blackstone, the potential co-investor’s history of investments with Blackstone, whether a potential co-investor has expressed an interest in evaluating co-investment opportunities, the Adviser’s assessment of a potential co-investor’s ability to invest an amount of capital that fits the needs of the investment (taking into account the amount of capital needed as well as the maximum number of investors that can realistically participate in the transaction) and the Adviser’s assessment of a potential co-investor’s ability to commit to a co-investment opportunity within the required timeframe of the particular transaction. Additional considerations can be expected to also include, among others and without limitation, the size of a potential co-investor’s commitments to the Company, other Blackstone clients and strategic third-party investors; whether a potential co-investor has committed to another Blackstone client; the size of the potential co-investor’s interest to be held in the underlying portfolio entity as a result of the Company’s investment (which is likely to be based on the size of the potential co-investor’s capital commitment or investment in the Company); whether the potential co-investor has demonstrated a long-

term or continuing commitment to the potential success of Blackstone, the Company or other Blackstone clients (including whether a potential co-investor will help establish, recognize, strengthen or cultivate relationships that may provide indirectly longer-term benefits to the Company or other Blackstone clients and their Portfolio Entities, or whether the co-investor has significant capital under management by Blackstone or intends to increase such amount); whether the potential co-investor has an overall strategic relationship with Blackstone that provides it with more favorable rights with respect to co-investment opportunities; whether the co-investor is considered “strategic” to the investment because it is able to offer the Company certain benefits, including, but not limited to, the ability to help consummate the investment, the ability to aid in operating or monitoring the portfolio entity or the possession of certain expertise; the transparency, speed and predictability of the potential co-investor’s investment process; whether Blackstone has previously expressed a general intention to seek to offer co-investment opportunities to such potential co-investor; whether a potential co-investor has the financial and operational resources and other relevant wherewithal to evaluate and participate in a co-investment opportunity; the familiarity Blackstone has with the personnel and professionals of the investor in working together in investment contexts (which can be expected to include such potential co-investor’s history of investment in the Company or other Blackstone clients); whether the co-investment opportunity is being provided in connection with a potential investment in or acquisition of interests through a secondary transfer of the Company or another Blackstone client (i.e., a stapled co-investment opportunity); the extent to which a potential co-investor has been provided a greater amount of co-investment opportunities relative to others; the ability of a potential co-investor to invest in potential follow-on or add-on-acquisitions for the Portfolio Entity or participate in defensive investments; the likelihood that the potential co-investor would require governance rights that would complicate or jeopardize the transaction (or, alternatively, whether the investor would be willing to defer to Blackstone and assume a more passive role in governing the portfolio entity); any interests a potential co-investor may have in any competitors of the underlying portfolio entity; the tax profile of the potential co-investor and the tax characteristics of the investment (including whether or not the potential co-investor would require particular structuring implementation or covenants that would not otherwise be required but for its participation or whether such co-investor’s participation is beneficial to the overall structuring of the investment); whether a potential co-investor’s participation in the transaction would subject the Company and/or any of its Portfolio Entities to additional regulatory requirements, review and/or scrutiny, including any necessary governmental approvals required to consummate the investment; the potential co-investor’s relationship with the potential management team of the portfolio entity; whether the potential co-investor has any existing positions in the portfolio entity (whether in the same security in which the Company is investing or otherwise); whether there is any evidence to suggest that there is a heightened risk with respect to the potential co-investor maintaining confidentiality; whether the potential co-investor has any known investment policies and restrictions, guideline limitations or investment objectives that are relevant to the transaction, including the need for distributions; the ability of the investor to hold investments for longer periods of time and whether the expected holding period and risk-return profile of the investment is consistent with the stated goals of the investor and the expected underwriting of the investment; and such other factors that Blackstone may in good faith deem relevant and appropriate to consider in the circumstances. Blackstone can be expected to establish more co-investment vehicles for one or more investors (including third-party investors and investors in the Company) in order to co-invest alongside the Company in one or more future investments. The existence of these vehicles could reduce the opportunity for other investors to receive allocations of co-investments. Also, subject to applicable law, Blackstone will, in certain circumstances, agree with investors (Blackstone strategic relationships (including Strategic Relationships (defined herein)) and third-party investors) to more favorable rights or pre-negotiated terms with respect to co-investment opportunities, including with respect to discounts or rebates of performance-based compensation or management fees. To the extent any such arrangements are entered into, they can be expected to result in fewer co-investment opportunities being made available to the investors. In addition, the allocation of investments to other Blackstone clients, including as described under “—Other Blackstone Clients; Allocation of Investment Opportunities” herein, can be expected to result in fewer co-investment opportunities (or reduced allocations) being made available to investors. There may be circumstances, including in the case where there is a seller who is seeking to dispose of a pool or combination of assets, properties, securities or instruments, where the Company and other Blackstone clients participate in a single or related transactions with a particular seller where certain of such assets, properties, securities or instruments are specifically allocated (in whole or in part) to any of the Company and such other Blackstone clients. The allocation of such specific items generally would be based on the Adviser’s determination of, among other things, the expected returns for such items (e.g., specific items with higher expected returns may be allocated to the Company whereas those with lower relative expected returns may be allocated to another Blackstone client), and in any such case the combined purchase price paid to a seller would be allocated among the multiple assets, properties, securities or instruments based on a determination by the seller, by a third-party valuation firm and/or by the Adviser and its affiliates.

Additional Potential Conflicts of Interest with respect to Co-Investment; Strategic Relationships Involving Co-Investment: The Adviser and its affiliates will in certain circumstances be incentivized to offer certain potential co-investors (including, by way of example, as a part of an overall strategic relationship (including Strategic Relationships) with Blackstone) opportunities to co-invest in priority or on more favorable terms than other potential co-investors due to the amount of performance-based compensation or management fees paid by the co-investor receiving the priority allocation or better terms (as well as any additional discounts or rebates avoided by allocating co-investments to such co-investor) or other aspects of such co-investor’s relationship with Blackstone. The fees received by Blackstone from and the amount of expenses charged to the Company can be expected to be less or more than such amounts paid by or charged to co-investment vehicles pursuant to the terms of such vehicles’ partnership agreements and other agreements with co-investors, and such variation in the amount of fees and expenses can be expected to create an economic incentive for Blackstone to allocate a greater or lesser percentage of an investment opportunity to the Company or such co-investment vehicles or co-investors, as the case may be. In addition, other terms of existing and future co-investment vehicles may differ materially, and in some instances will be more favorable to Blackstone, than the terms of the Company, and such different terms can be expected to create an incentive for Blackstone to allocate a greater or lesser percentage of an investment opportunity to the Company or such co-investment vehicles, as the case may be. Such incentives will give rise to conflicts of interest, and there can be no assurance that any investment opportunities that would have otherwise been offered to the Company or investors through co-investment will be made available. Additionally, it can be expected that Blackstone has entered, and it can be expected that Blackstone in the future will enter, into arrangements or strategic relationships with third parties, including other asset managers, financial firms or other businesses or companies, which, among other things, provide for referral, sourcing or sharing of investment opportunities. Blackstone will, in certain circumstances, pay management fees and performance-based compensation in connection with such arrangements. Blackstone will, in certain circumstances, also provide for or receive reimbursement of certain expenses incurred or received in connection with these arrangements, including diligence expenses and general overhead, administrative, deal sourcing and related corporate expenses. The amount of these rebates can be expected to relate to allocations of co-investment opportunities and increase if certain co-investment allocations are not made. While it is possible that the Company will, along with Blackstone itself, benefit from the existence of those arrangements and relationships, it is also possible that investment opportunities that would otherwise be presented to or made by the Company would instead be referred (in whole or in part) to such third-party.

Investments in Which other Blackstone clients Have a Different Principal Investment Generally

Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, the Company will likely hold an interest in a Portfolio Entity that is different (including with respect to relative seniority) than the interests held by other Blackstone clients or Blackstone. In these situations, conflicts of interest will arise as Blackstone receives fees and other benefits, directly or indirectly, from, or otherwise has interests in, both parties to the transaction, including different financial incentives Blackstone may have with respect to the parties to the transaction. In order to mitigate any such conflicts of interest, the Company in certain circumstances will likely recuse itself from participating in any decisions relating or with respect to such investment by the Company or the applicable investments by the other Blackstone clients, or by establishing groups separated by information barriers (which can be expected to be temporary and limited purpose in nature) within Blackstone to act on behalf of each of the clients. Despite these, and any of the other actions described below that Blackstone may take to mitigate the conflict, Blackstone will, in certain circumstances, be required to take action when it will have conflicting loyalties between its duties to the Company and such other Blackstone clients, or Blackstone, which will, in certain circumstances, adversely impact the Company. In that regard, actions may be taken for the other Blackstone clients that are adverse to the Company (and vice versa). If the Company recuses itself from decision making, it will generally rely upon a third-party to make the decisions, and the third-party could have conflicts or otherwise make decisions that Blackstone would not have made. These transactions involve conflicts of interest, as Blackstone will receive fees and other benefits, directly or indirectly, from, or otherwise have interests in, both parties to the transaction, including different financial incentives Blackstone may have with respect to the parties to the transaction. The investors will in no way receive any benefit from fees paid to the Adviser or its affiliates from a Portfolio Entity in which any other Blackstone client or Blackstone also has an interest (including, for greater certainty, any fees the Adviser or its affiliates received as a result of the provision of services by such affiliates). These transactions involve conflicts of interest, as Blackstone will receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction, including different financial incentives Blackstone may have with respect to the parties to the transaction.

The Company and the other Blackstone clients will likely make and hold investments at different levels of a Portfolio Entity’s capital structure. To the extent permitted by applicable law, other Blackstone Clients may also provide financing and make debt investments in the Company’s special purpose vehicles and other subsidiaries which hold one or more of the Company’s assets. Other Blackstone Clients may also participate in a separate tranche of a financing with respect to a Portfolio Entity in which the Company has an interest or otherwise in different classes of such Portfolio Entity’s securities. Such investments inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities– for example, the Company may represent the controlling class in respect of a financing and as such, may be required to make decisions for all investors, including other Blackstone clients in the capital structure (and vice versa). In addition, in connection with any shared investments in which the Company participates alongside any such other Blackstone clients, the Adviser will likely grant absolutely to or share with such other Blackstone clients certain rights relating to such shared investments for legal, tax, regulatory or other reasons, including certain control- and/or foreclosure-related rights with respect to such shared investments or otherwise agree to implement certain procedures to mitigate conflicts of interest which may include and often involves, without limitation, maintaining a non-controlling interest in any such investment and a forbearance of rights, including certain non-economic rights (or retaining a third-party loan servicer, administrative agent or other agent for the relevant investment held by the Company to make decisions on its behalf), relating to the Company (e.g., following the vote of other third-party lenders generally or otherwise recusing itself with respect to decisions, including with respect to both normal course ongoing matters (such as consent rights with respect to loan modifications in intercreditor agreements) and also defaults, foreclosures, workouts, restructurings and/or exit opportunities), subject to certain limitations. Such investments and transactions will give rise to potential or actual conflicts of interest. There can be no assurance that any conflict will be resolved in favor of the Company. There can be no assurance that the return on the Company’s investment will be equivalent to or better than the returns obtained by the other Blackstone clients participating in the transaction. In addition, it is possible that in a bankruptcy proceeding the Company’s interest will be subordinated or otherwise adversely affected by virtue of such other Blackstone clients’ involvement and actions relating to its investment. For example, there may be more senior debt instruments issued by a Portfolio Entity in which the Company holds or makes an investment and in such circumstances the holders of more senior classes of debt issued by such Portfolio Entity (which may include other Blackstone clients) may take actions for their benefit (particularly in circumstances where such Portfolio Entity faces financial difficulties or distress) that further subordinate or adversely impact the value of the Company’s investment in such Portfolio Entity.

In addition, under certain circumstances, the Company may be prohibited (or refrain) from decision-making or exercising other rights it would otherwise have with respect to an investment as a result of the Company’s affiliation with or other relationship, other Blackstone clients or Blackstone that own different interests in such investment. While the Adviser will seek, where applicable, to have a third-party exercise rights on behalf of the Company for purposes of exercising voting rights and/or managing any conflicts of interest related to such investments (which may include third-party co-investors or independent representatives), in certain instances such investments may be made without any such third-party participation (for example, because the Company owns or acquires the entirety of the relevant instrument or tranche) or with minority third-party participation, and in such circumstances the absence or size of any such third-party could adversely affect the Company or its interest in the investment (or the applicable other Blackstone client(s)) or its ability to effectively mitigate such conflicts of interest.

Because of the affiliation with Blackstone, the Adviser may have a greater incentive to invest in Blackstone-sponsored financings (as compared to real estate related financings sponsored by other real estate firms or financial sponsors). Except to the extent of fees paid to the Adviser specifically relating to the Company’s commitment or investment of capital, the investors will in no way receive any benefit from fees paid to any affiliate of the Adviser from a Portfolio Entity in which any other Blackstone client also has an interest (including, for greater certainty, any fees Blackstone received as a result of the provision of services by such affiliates). To the extent the Company holds an interest in a loan or security that is different (including with respect to its relative seniority) than those held by such other Blackstone clients (and vice versa), the Company will forego some or all of its ability to participate in the decision-making with respect to the rights and actions available to the holders of the same or similar class of loan or security held by the Company.

To the extent the Company makes or has an investment in, or, through the purchase of debt obligations becomes a lender to, a company in which another Blackstone client has a debt or equity investment (including through investments in CMBS where the underlying properties are owned by other Blackstone clients), or if another Blackstone client participates in a separate tranche of a financing with respect to a portfolio entity, Blackstone will generally have conflicting loyalties between its duties to the Company and to such other Blackstone clients. In that regard, actions may be taken for the other Blackstone clients that are adverse to the Company (and vice versa). Moreover, the Company will generally “follow the vote” of other similarly situated third-party creditors (if any) in voting and governance matters where conflicts of interest exist and will have a limited ability to separately protect its investment and will be dependent upon such third parties’ actions (which may not be as capable as the Adviser and may have other conflicts arising from their other relationships, both with Blackstone and other third parties that could impact their decisions). The foregoing will similarly apply where one or more tenants of a property in which the Company has made a related investment is related to the Adviser (e.g., another Blackstone client, investors or investors in other Blackstone clients, other Blackstone affiliates, Blackstone personnel or service providers of the Company, the Adviser or one or more of their affiliates). For example, the Company may forego or waive certain consent rights as a lender vis-à-vis tenants, in which case such rights may be waived entirely, or exercised by other lenders, the borrower or a servicer, depending on the circumstances. In addition, conflicts can also be expected to arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. Such debt investments will generally include the Company obtaining a collateral interest in the property or company in which another Blackstone client holds an interest, and under certain circumstances (e.g., a foreclosure), such other Blackstone client’s interests in such property or company may be acquired by the Company (and the same may be the case where another Blackstone client holds a collateral interest in one or more of the Company’s assets), and such transactions will not require the consent of any investor of any Independent Client Representative.

In addition, the Adviser or its affiliates may lend funds to the Company, subject to applicable law. Notwithstanding such limitations, potential or actual conflicts may arise in connection with any such lending including, without limitation, in determining comparable terms.

Loan Refinancings; Investments in Portfolio Entities

Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, the Company is likely to seek to participate in investments relating to (i) the refinancing or modifications of loan investments or portfolios held or proposed to be acquired by certain other Blackstone clients (including predecessor funds of the other BREDS vehicles), and other Blackstone clients (including successor funds of the other BREDS vehicles) may refinance a loan currently held by the Company and/or (ii) Portfolio Entities of one or more other Blackstone clients, including primary or secondary issuances of loans or other interests by such Portfolio Entities. Such transactions will give rise to potential or actual conflicts of interest, in addition to the risks inherent to such transactions generally. For example, if the Company, in accordance with applicable law and the conditions of the Company’s co-investment exemptive relief, refinances a loan held by another Blackstone client (or vice versa) and thereafter the asset yields a different return than expected, the refinancing party (and/or the original party to the loan) may ultimately benefit from (or be harmed by) the refinancing. Additionally, in the event another Blackstone client has committed to refinance a loan held by the Company but ultimately fails to consummate the transaction, it may be difficult for the Company to find another party to refinance the loan and the Company may need to hold the loan for a longer period than originally contemplated.

Syndication; Warehousing

Blackstone, other Blackstone clients that are not affiliated persons of the Company, managed accounts, other Blackstone clients, joint venture partners, or affiliates or related parties of the foregoing could, subject to the limitations in the 1940 Act, commit to or initially acquire an investment as principal and subsequently sell some or all of it to the Company, other Blackstone clients or other third parties in an affiliate or related party transaction. Similarly, subject to the limitations in the 1940 Act, the Company may commit to or initially acquire an investment and subsequently syndicate, or sell some or all of it, to Blackstone, other Blackstone clients that are not affiliated persons of the Company, managed accounts, the Adviser, other Blackstone clients, co-investors, joint venture partners, or affiliates or related parties of the foregoing or other third parties (which may result from a determination by the Adviser that such person has the ability to add value to an investment in light of its relationships, experience, geographic location, market or industry knowledge, or other relevant attributes as determined by the Adviser), notwithstanding the availability of capital from the investors and other investors thereof or applicable credit facilities. If any such intended syndication is not ultimately consummated, Blackstone, the Company or the other party that initially acquires such portion will be expected to retain it, leading the Company or such other party having more of the investment initially intended to be syndicated than it would otherwise have had if such syndication had not initially been contemplated. For the avoidance of doubt, certain other Blackstone clients participating in such investment will likely not take part in any such syndication in the same manner or to the same extent (if at all), or may participate in a syndication alongside the Company but at a different interest rate, due to legal, regulatory, accounting, administrative or other considerations.

The Adviser may cause these transfers to be made at cost, or cost plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer, notwithstanding that the fair market value of any such investments may have declined below or increased above cost from the date of acquisition to the time of such transfer. The Adviser may also determine another methodology for pricing these transfers, including fair market value at the time of transfer. Also, the Adviser will, in certain circumstances, charge fees on these transfers to either or both of the parties to them. In respect of the Company, the Adviser or its affiliates will from time to time be permitted to retain any portion of an investment initially acquired by them with a view to syndication to co-investors or other potential purchasers to the extent such portion has not been syndicated after reasonable efforts to do so. Conflicts of interest are expected to arise in connection with these affiliate transactions, including with respect to timing, structuring, pricing and other terms. For example, the Adviser will have a conflict of interest when the Adviser receives fees, including carried interest, from another Blackstone client acquiring from or transferring to the Company all or a portion of an investment.

Furthermore, the Adviser and its affiliates have the right to commit to or initially acquire a portion of an investment alongside the Company if it intends to syndicate such amounts to other Blackstone clients or third parties (which may include one or more investors in other Blackstone clients), and to retain such amounts not ultimately syndicated after having used reasonable efforts to syndicate. The equity committed/used in any such underwriting by the Adviser and its affiliates may come from Blackstone’s own balance sheet and/or from one or more third parties that enter into arrangements with Blackstone with respect thereto, and may come from another Blackstone client. In such circumstances, subject to applicable law and the conditions of the Company’s co-investment exemptive relief, Blackstone will have the right to earn underwriting and/or syndication fees from the Company, the Portfolio Entity, or the purchasers of such equity, and the Company and the investors will not be entitled to share in or receive the benefit of any such underwriting and/or syndication fees. As a result, the Adviser may be incentivized to underwrite and/or syndicate amounts of equity in investments due to the right to earn fees not subject to offset in favor of the investors, even if the capital used to underwrite such amounts do not come entirely from the Blackstone’s own balance sheet as described above, and Blackstone may share such fees with one or more third parties that commit to such equity investments and may charge purchasers of the equity fees and carried interest with respect thereto. (See also “—Securities and Lending Activities” herein).

The Board of Trustees, in its sole discretion, will, as applicable, approve any transactions, subject to the limitations of the 1940 Act, in which a Blackstone broker-dealer acts as an underwriter or as broker for the Company only where the Board of Trustees believes in good faith that such transactions are appropriate for the Company and, by purchasing common shares in the Company, a shareholder consents to all such transactions, along with the other transactions involving conflicts of interest described herein, to the fullest extent permitted by law.

Allocation of Portfolios

Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, Blackstone will, in certain circumstances, have an opportunity to acquire a portfolio or pool of assets, securities and instruments that it determines should be divided and allocated among the Company and other Blackstone clients. Such allocations generally would be based on Blackstone’s assessment of the expected returns and risk profile of each of the assets. For example, some of the assets in a pool may have an opportunistic return profile, while others may have a lower return profile. Also, a pool may contain both debt and equity instruments that Blackstone determines should be allocated to different funds. There will likely be circumstances subject to applicable law and the conditions of the Company’s co-investment exemptive relief in which the Company, managed accounts and other Blackstone clients will sell assets in a single or related transactions to a buyer. In some cases that regard, the contractual purchase price paid to a seller or received from a buyer would be allocated among the multiple assets, securities and instruments in the pool, and therefore among the Company and other Blackstone clients acquiring or selling any of the assets, securities and instruments, in accordance with the allocation of value in respect of the transaction (e.g., accounting, tax or different manner), although Blackstone could, in certain circumstances, allocate value to the Company and such other Blackstone clients on a different basis. For example, a counterparty could utilize an allocation of value in the purchase or sale contract, though Blackstone could determine such allocation of value is not appropriate and should not be relied upon. Blackstone will generally rely upon internal analysis to determine the ultimate allocation of value, though it could also obtain third-party valuation reports. Regardless of the methodology for allocating value, Blackstone will have conflicting duties to the Company and other Blackstone clients when they buy or sell assets together in a portfolio, including as a result of different financial incentives Blackstone has with respect to different vehicles, most clearly when the fees and compensation, including performance-based compensation, earned from the different vehicles differ. There can be no assurance that an investment of the Company will not be valued or allocated a purchase price that is higher or lower than it might otherwise have been allocated if such investment were acquired or sold independently rather than as a component of a portfolio shared with other Blackstone clients. By acquiring an interest in the Company, each investor will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflicts related to allocation of portfolios and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest to the fullest extent permitted by law; provided that such consent waiver shall not be construed as a waiver of the shareholder’s rights under federal securities laws or a consent to a violation of federal securities laws.

Advisors, Consultants and Partners

The Adviser, its affiliates and their personnel and related parties engage and retain strategic advisors, consultants, senior advisors, industry experts, joint venture and other partners, professionals and market participants, any of whom might be current or former executives or other personnel of the Adviser, its affiliates or Portfolio Entities of the Company or other Blackstone clients (collectively, “Consultants”), to provide a variety of services. Similarly, the Company, other Blackstone clients and their Portfolio Entities retain and pay compensation to Consultants to provide services, or to undertake a build-up strategy to originate, acquire and develop assets and businesses in a particular sector or involving a particular strategy. Any amounts paid by the Company or a Portfolio Entity to Consultants in connection with the above services, including cash fees, profits or equity interests in a Portfolio Entity, discretionary bonus awards, performance-based compensation (e.g., promote), retainers and expense reimbursements, will be treated as Company Expenses or expenses of the Portfolio Entity, as the case may be, and will not, even if they have the effect of reducing any retainers or minimum amounts otherwise payable by the Adviser, be chargeable to the Adviser or deemed paid to or received by the Adviser. Amounts charged by unaffiliated Consultants will not necessarily be confirmed as being comparable to market rates for such services. In certain cases, Consultants will receive intangible and other benefits resulting from their activities on behalf of the Company, including access to privileged information regarding the client’s Portfolio Entities and possible future deal origination to the extent applicable with clients or other Blackstone clients. For example, in the same way that executives from portfolio entities of other Blackstone clients may provide insight and/or deal origination for the benefit of the Company, the work performed by the executives of the Company’s Portfolio Entities may benefit Consultants and/or other Blackstone clients. Consultants may attend events and/or meetings sponsored by the Company’s Portfolio Entities and/or other Blackstone clients or other members of the Blackstone network, and similarly, members of the Blackstone network may attend annual meetings of the Company and may be involved in fundraising activities on behalf of Blackstone. Also, subject to applicable law and the conditions of the Company’s co-investment exemptive relief, Consultants (including for this purpose strategic investors described in “—Syndication; Warehousing”) often co-invest alongside the Company in Portfolio Entities and investments, participate in long-term incentive plans of a Portfolio Entity, and invest directly in the Company or in vehicles controlled by the Company, with carried interest (where permitted by applicable law), including after the termination of their engagement by or other status with Blackstone, and such co-investment or participation (which generally will result in the Company being allocated a smaller share of an investment than would otherwise be the case in the absence of such side-by-side co-investment rights and less co-investment opportunities being available to investors) may or may not be considered part of Blackstone’s side-by-side co-investment rights, as determined by the Adviser in its sole discretion. Consultants’ benefits described in this paragraph will, in certain circumstances continue after termination of status as a Consultant. In certain cases, these Consultants will receive intangible and other benefits resulting from their activities on behalf of the Company. Moreover, in negotiating and structuring transactions with counterparties (such as investment banks, financial intermediaries and other service providers) of the Company or Portfolio Entities, the Adviser will generally not seek to maximize terms as if such transaction was taking place in isolation—it will be free to consider relationship, reputational and market considerations holistically, which can in some circumstances result in a cost to the Company (or otherwise make the terms of the transaction less favorable for the Company).

The time, dedication, nature of the relationship and scope of work of a Consultant varies considerably. In some cases, a Consultant advises the Adviser on transactions, provides the Adviser with industry-specific insights and feedback on investment themes, assists in transaction due diligence, and makes introductions to, and provides reference checks on, management teams. In other cases, Consultants take on more extensive roles, including serving as executives or directors on the boards of Portfolio Entities and contributing to the identification and origination of new investment opportunities. The Company may rely on these Consultants to recommend the Adviser and Company as a preferred investment partner and carry out its investment program, but there is no assurance that any Consultant will continue to be involved with the Company for any length of time. The Adviser and Company can be expected to have formal or informal arrangements with Consultants that may or may not have termination options and may include compensation, no compensation, or deferred compensation until occurrence of a future event, such as commencement of a formal engagement. In certain cases, Consultants have certain attributes of Blackstone “employees” (e.g., they can be expected to have dedicated offices (and, potentially, have dedicated office space) at Blackstone, receive administrative support from Blackstone personnel, participate in general meetings and events for Blackstone personnel or work on Blackstone matters as their primary or sole business activity, have Blackstone-related e-mail addresses or business cards and participate in certain benefit arrangements typically reserved for Blackstone employees), even though they are not Blackstone employees, affiliates or personnel for purposes of the 1940 Act and the Investment Advisory Agreement, and their salary and related expenses are paid by the Company as Company Expenses or by Portfolio Entities without any reduction or offset to other expenses of the Company. Some Consultants work only for the Company and its Portfolio Entities, while other Consultants may have other clients, including other Blackstone clients as described below. In particular, in some cases, Consultants, including those with a “Senior Advisor” title, have been and will be engaged with the responsibility to source, diligence and recommend transactions to the Adviser potentially on a full time and/or exclusive basis and, notwithstanding any overlap with the responsibilities of the Adviser under the 1940 Act, the compensation to such Consultants may be borne fully by the Company and/or Portfolio Entities (with no reduction or offset to other expenses of the Company) and not the Adviser. Consultants could have conflicts of interest between their work for the Company and its Portfolio Entities, on the one hand, and themselves or other Blackstone clients, on the other hand, and the Adviser is limited in its ability to monitor and mitigate these conflicts. Additionally, Consultants could provide services on behalf of both the Company and other Blackstone clients, and any work performed by Consultants retained on behalf of the Company could benefit such other Blackstone clients (and alternatively, work performed by Consultants on behalf of other Blackstone clients could benefit the Company), and the Adviser shall have no obligation to allocate any portion of the costs to be borne by the Company in respect of such Consultant’s work on behalf of the Company to such other Blackstone client.

In addition, the Company will, in certain circumstances, enter into an arrangement from time to time with one or more individuals (who may be former personnel of Blackstone or current or former personnel of Portfolio Entities of the Company or other Blackstone clients, may have experience or capability in sourcing or managing investments, and may form a management team) to undertake a new business line or a build-up strategy to acquire and develop assets and businesses in a particular sector or involving a particular strategy. The services provided by such individuals or relevant Portfolio Entity, as the case may be, could include origination or sourcing, due diligence, evaluation, negotiation, servicing, development, management (including turnaround) and disposition. The unaffiliated individuals or relevant portfolio company could be compensated with a salary and equity incentive plan, including a portion of profits derived from the Company or a portfolio company or asset of the Company (which, to the extent permitted by applicable law and/or any applicable SEC granted exemptive or no action relief, can take the form of a management fee and/or profits allocation (whether paid directly to such unaffiliated individuals or to an entity controlled by such individuals)), or other long-term incentive plans. Compensation could be based on assets under management and/or a waterfall similar to a carried interest or other similar metrics. The professionals at such platform company, which in certain circumstances can be expected to include former employees of or current or former senior advisors or consultants to Blackstone, the Adviser, its affiliates and/or Portfolio Entities of other Blackstone clients, can be expected to undertake analysis and evaluation of potential investment and acquisition opportunities for such platform company. Although the Adviser is generally responsible under the Investment Advisory Agreement and 1940 Act for certain overhead expenses and investment analysis associated with sourcing and managing investments, as well as compensation costs of the Adviser’s investment professionals, the Company would, in such circumstances, invest capital to fund some or all of the costs of such platform companies, including costs related to the cost of overhead (including rent, utilities, benefits, salary or retainers for the individuals and/or their affiliated entities) and the sourcing, due diligence and analysis of investments, as well as the compensation for the individuals and/or entity undertaking the build-up strategy. The activities performed by investment professionals at platform companies will in certain cases be similar to the investment management activities performed by the Adviser’s investment professionals in respect of the Company. In such cases, the Company will indirectly bear the compensation expenses for the platform companies’ investment professionals. The Adviser could have an incentive to cause the Company to invest in platform companies in circumstances where such investments have the effect of reducing

(or avoiding a need to increase) the number of investment professionals that the Adviser needs to employ in respect of the Company. Such expenses could be borne directly by the Company as Company Expenses (or broken deal expenses, if applicable) or indirectly through expenditures by a Portfolio Entity.

In addition, the Adviser could engage third parties as senior advisors (or another similar capacity) in order to advise it with respect to existing investments, specific investment opportunities, and economic and industry trends. Such senior advisors from time to time are permitted to receive reimbursement of reasonable related expenses by Portfolio Entities or the Company and could have the opportunity to invest in a portion of the assets available to the Company for investment which could be taken by the Adviser and its affiliates. If such senior advisors generate investment opportunities on the Company’s behalf, such senior advisors could receive special additional fees or allocations comparable to those received by a third-party in an arm’s length transaction and such additional fees or allocations would be borne fully by the Company and/or Portfolio Entities (with no reduction or offset to other expenses of the Company) and not the Adviser.

Minority Investments in Asset Management Firms

Blackstone and other Blackstone clients, including BSCH and its related parties, regularly make minority investments in alternative asset management firms that are not affiliated with Blackstone, the Company, other Blackstone clients and their respective Portfolio Entities, and which may from time to time engage in similar investment transactions, including with respect to purchase and sale of investments, with these asset management firms and their sponsored funds and Portfolio Entities. Typically, the Blackstone related party with an interest in the asset management firm would be entitled to receive a share of carried interest/performance based incentive compensation and net fee income or revenue share generated by the various products, vehicles, funds and accounts managed by that third-party asset management firm that are included in the transaction or activities of the third-party asset management firm, or a subset of such activities such as transactions with a Blackstone related party. In addition, while such minority investments are generally structured so that Blackstone does not “control” such third-party asset management firms, Blackstone may nonetheless be afforded certain governance rights in relation to such investments (typically in the nature of “protective” rights, negative control rights or anti-dilution arrangements, as well as certain reporting and consultation rights) that afford Blackstone the ability to influence the firm. Although Blackstone and other Blackstone clients, including BSCH, do not intend to control such third-party asset management firms, there can be no assurance that all third parties will similarly conclude that such investments are non-control investments or that, due to the provisions of the governing documents of such third-party asset management firms or the interpretation of applicable law or regulations, investments by Blackstone and other Blackstone clients, including BSCH, will not be deemed to have control elements for certain contractual, regulatory or other purposes. Blackstone may, under certain circumstances, be in a position to influence the management and operations of such asset managers and the existence of its economic/revenue sharing interest therein may give rise to conflicts of interest. Participation rights in a third-party asset management firm (or other similar business), negotiated governance arrangements and/or the interpretation of applicable law or regulations could expose the investments of the Company to claims by third parties in connection with such investments (as indirect owners of such asset management firms or similar businesses) that may have an adverse financial or reputational impact on the performance of the Company. Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, the Company, its affiliates and their respective Portfolio Entities may from time to time engage in transactions with, and buy and sell investments from, any such third-party asset managers and their sponsored funds and transactions and other commercial arrangements between such third-party asset managers. There can be no assurance that the terms of these transactions between parties related to Blackstone, on the one hand, and the Company and its Portfolio Entities, on the other hand, will be at arm’s length or that Blackstone will not receive a benefit from such transactions, which can be expected to incentivize Blackstone to cause these transactions to occur. The Board of Trustees, in its sole discretion, will, as applicable, approve any transactions, subject to the limitations of the 1940 Act, in which a Blackstone broker-dealer acts as an underwriter or as broker for the Company only where the Board of Trustees believes in good faith that such transactions are appropriate for the Company and, by purchasing common shares in the Company, a shareholder consents to all such transactions, along with the other transactions involving conflicts of interest described herein, to the fullest extent permitted by law; provided that such consent waiver shall not be construed as a waiver of the shareholder’s rights under federal securities laws or a consent to a violation of federal securities laws.

Blackstone Strategic Relationships

Blackstone has entered, and it can be expected that Blackstone in the future will enter, into strategic relationships with investors (and/or one or more of their affiliates) that involve an overall relationship with Blackstone (which will afford such investor special rights and benefits) that could incorporate one or more strategies (including, but not limited to, a different sector and/or geographical focus) in addition to the Company’s strategy (“Strategic Relationships”). A Strategic Relationship often involves an investor agreeing to make a capital commitment to two or more Blackstone funds, one of which may be the Company. To the fullest extent permitted by law, investors will not receive a copy of any agreement memorializing a Strategic Relationship program (even if in the form of a side letter) and will be unable to elect in the “most-favored nations” election process any such rights or benefits afforded through a Strategic Relationship (for the avoidance of doubt, no further disclosure or reporting information will be shared with the investors about any Strategic Relationship). Specific examples of such additional rights and benefits in other Blackstone clients have included and can be expected to include, among others, specialized reporting, secondment arrangements discounts on, reductions to and/or reimbursement or rebates of management fees or carried interest, secondment of personnel from the investor to Blackstone (or vice versa), targeted amounts for co-investments alongside Blackstone vehicles (including, without limitation, preferential or favorable allocation of co-investment opportunity, and preferential terms and conditions related to co-investment or other participation in Blackstone vehicles (including any carried interest and/or management fees to be charged with respect thereto, as well as any additional discounts, reductions, reimbursements or rebates thereof or other penalties that may result if certain target co-investment allocations or other conditions under such arrangements are not achieved)). For the avoidance of doubt, such examples are not exhaustive. The co-investment that is part of a Strategic Relationship may include co-investment in investments made by the Company. Blackstone, including its personnel (including real estate personnel), may, reserve the right to receive compensation from Strategic Relationships and be incentivized to allocate investment opportunities away from the Company to or source investment opportunities for Strategic Relationships. Strategic Relationships will in certain circumstances, result in fewer co-investment opportunities (or reduced or no allocations) being made available to shareholders, subject to the 1940 Act. See also “—Additional Potential Conflicts of Interest with respect to Co-Investment; Strategic Relationships Involving Co-Investment” herein.

Related Financing Counterparties

The Adviser requests in the ordinary course proposals from lenders and other sources to provide financing to the Company and its Portfolio Entities. The Adviser takes into account various facts and circumstances it deems relevant in selecting financing sources, including whether a potential lender has expressed an interest in evaluating debt financing opportunities, whether a potential lender has a history of participating in debt financing opportunities generally and with Blackstone in particular, the size of the potential lender’s loan amount, the timing of the relevant cash requirement, the availability of other sources of financing, the creditworthiness of the lender, whether the potential lender has demonstrated a long-term or continuing commitment to the success of Blackstone and its funds, and such other factors that Blackstone deems relevant under the circumstances. The cost of debt alone is not determinative.

Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, debt financing to the Company and its Portfolio Entities is expected to be provided, from time to time, by third parties, affiliates of investors, other Blackstone clients (such as Blackstone Credit and Insurance Clients and the Blackstone Credit and Insurance funds) and investors therein, their Portfolio Entities and other parties with material relationships with Blackstone, such as shareholders of and lenders to Blackstone and lenders to other Blackstone clients and their Portfolio Entities, as well as by Blackstone itself in accordance with the terms of the

1940 Act. Blackstone could have incentives to cause the Company and its Portfolio Entities to accept less favorable financing terms from an investor, other Blackstone clients, their Portfolio Entities and investors, Blackstone and other parties with material relationships with Blackstone than it would from a third-party. The same concerns apply when any of these other parties invest in a more senior position in the capital structure of a Portfolio Entity than the Company, even if the form of the transaction is not a financing. In the case of a related party financing between the Company or its Portfolio Entities, on the one hand, and Blackstone, other Blackstone clients or their Portfolio Entities, on the other hand, the Adviser could, but is not obligated to, rely on a third-party agent to confirm the terms offered by the counterparty are consistent with market terms, or the Adviser could instead rely on its own internal analysis, which the Adviser believes is often superior to third-party analysis given Blackstone’s scale in the market. If, however, any of Blackstone, the Company, another Blackstone client or any of their Portfolio Entities delegates to a third-party, such as another member of a financing syndicate or a joint venture partner, the negotiation of the terms of the financing, the transaction will be assumed to be conducted on an arms-length basis, even though the participation of the Blackstone related vehicle impacts the market terms and Blackstone may have influence on such third parties. For example, in the case of a loan extended to the Company or a Portfolio Entity by a financing syndicate in which another Blackstone client has agreed to participate on terms negotiated by a third-party participant in the syndicate, it may have been necessary to offer better terms to the financing provider to fully subscribe the syndicate if the other Blackstone client had not participated. Although Blackstone could rely on third parties to verify market terms, Blackstone may nonetheless have influence on such third parties. No assurance can be given that negotiating with a third-party, or verification of market terms by a third-party, will ensure that the Company and its Portfolio Entities receive market terms. It is also possible that the frequent participation of other Blackstone clients in such syndicates could dampen interest among other potential financing providers, thereby lowering demand to participate in the syndicate and increasing the financing costs to the Company. The Adviser does not believe these effects are significant, but no assurance can be given to investors that these effects will not be significant in any circumstance.

Blackstone could cause actions adverse to the Company to be taken for the benefit of other Blackstone clients that have made an investment more senior in the capital structure of a Portfolio Entity than the Company (e.g., provide financing to a Portfolio Entity, the equity of which is owned by the Company) and, vice versa, actions will, in certain circumstances, be taken for the benefit of the Company and its Portfolio Entities that are adverse to other Blackstone clients. Blackstone typically seeks to implement procedures to mitigate conflicts of interest in these situations such as (i) a forbearance of rights, including some or all non-economic rights, by the Company or relevant other Blackstone client (or their respective Portfolio Entities, as the case may be) by, for example, agreeing to follow the vote of a third-party in the same tranche of the capital structure, or otherwise deciding to recuse itself with respect to decisions on defaults, foreclosures, workouts, restructurings and other similar matters, (ii) causing the Company or relevant other Blackstone client (or their respective Portfolio Entities, as the case may be) to hold only a non-controlling interest in any such Portfolio Entity, (iii) retaining a third-party loan servicer, administrative agent or other agent to make decisions on behalf of the Company or relevant other Blackstone client (or their respective Portfolio Entities, as the case may be), or (iv) create groups of personnel within Blackstone separated by information barriers (which can be expected to be temporary and limited purpose in nature), each of which would advise one of the other Blackstone clients that has a conflicting position with other Blackstone clients. As an example, to the extent another Blackstone client holds an interest in a loan or security that is different (including with respect to relative seniority) than those held by the Company or its Portfolio Entities, Blackstone may decline to exercise, or delegate to a third-party, certain control, foreclosure and other similar governance rights of the other Blackstone client. In these cases, Blackstone would generally act on behalf of one of its clients, though the other client would generally retain certain control rights, such as the right to consent to certain actions taken by the trustee or administrative or other agent of the investment, including a release, waiver, forgiveness or reduction of any claim for principal or interest; extension of maturity date or due date of any payment of any principal or interest; release or substitution of any material collateral; release, waiver, termination or modification of any material provision of any guaranty or indemnity; subordination of any lien; and release, waiver or permission with respect to any covenants.

Where the Company has obtained such debt financing, it is anticipated that in a bankruptcy proceeding the Company’s interests will likely be subordinated or otherwise adverse to the interests of other Blackstone clients with ownership positions that are more senior to those of the Company. For example, another Blackstone client that has provided debt financing to an investment of the Company may take actions for its benefit, particularly if the Company’s investment is in financial distress, which adversely impacts the value of the Company’s subordinated interests.

Although subject to applicable law other Blackstone clients can be expected to provide financing to the Company and/or its Portfolio Entities, there can be no assurance that any other Blackstone client will indeed provide any such financing with respect to any particular investment. Participation by other Blackstone clients in some but not all financings of the Company and its Portfolio Entities may adversely impact the ability of the Company and its Portfolio Entities to obtain financing from third parties when other Blackstone clients do not participate, as it may serve as a negative signal to market participants.

By purchasing shares with respect to the Company, each shareholder acknowledges these conflicts related to financing counterparties, acknowledges that these conflicts will not necessarily be resolved in favor of the Company, agrees that shareholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts, consents to all such transactions and arrangements to the fullest extent permitted by law, and waives any claim against the Adviser or its affiliates and releases each of them from any liability arising from the existence of any such conflict of interest; provided that such consent waiver shall not be construed as a waiver of the shareholder’s rights under federal securities laws or a consent to a violation of federal securities laws.

Relationships with Portfolio Entities

Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, the Company’s Portfolio Entities are or will be counterparties or participants in agreements, transactions or other arrangements with Portfolio Entities of other Blackstone clients or Blackstone for the arranging, underwriting, syndication or refinancing of an investment or other services provided by such Portfolio Entities or other Blackstone clients or Blackstone (including without limitation, loan modification or restructuring services, loan servicing, administrative services, loan/asset management fees, fees for monitoring and oversight of loans, advisory services, property/asset management services, and title insurance services) described above under “Other Blackstone Business Activities”, that, although Blackstone determines to be consistent with the requirements of such funds’ governing agreements, would not have otherwise been entered into but for the affiliation with Blackstone, and which involve fees and/or servicing payments to Blackstone-affiliated entities. In connection with such relationships, Blackstone may also make referrals and/or introductions to the Company or certain borrowers and/or issuers (which may result in financial incentives (including additional equity ownership) and/or milestones benefitting Blackstone that are tied or related to participation by such borrowers and/or issuers). The Company and the investors will not share in any fees or economics accruing to Blackstone as a result of these relationships and/or participation by such borrowers and/or issuers.

In addition, it is possible that certain Portfolio Entities of the other Blackstone clients have an interest will compete with the Company for one or more investment opportunities.

With respect to transactions or agreements with Portfolio Entities, if unrelated officers of a Portfolio Entities have not yet been appointed, Blackstone may be negotiating and executing agreements between Blackstone or the Company on the one hand, and the Portfolio Entities, on the other hand, which could entail a conflict of interest in relation to efforts to enter into terms that are arm’s length. Among the measures Blackstone may use to mitigate such conflicts is involving outside counsel to review and advise on such agreements and provide insights into commercially reasonable terms.

Transactions with Clients of Blackstone Insurance

Blackstone Insurance is the business segment of the credit and insurance asset management business unit of Blackstone (“BXCI”) that provides investment advisory services to insurers, including, among others,

(i) Fidelity & Guaranty Life Insurance Company and certain of its affiliates (“FGL”), (ii) Everlake Life Insurance Company and certain of its affiliates (“Everlake”), (iii) certain subsidiaries of Corebridge Financial, Inc. (“Corebridge”) and (iv) certain subsidiaries of Resolution Life Group Holdings Ltd. (“Resolution Life”). Certain of the insurers for which Blackstone Insurance provides services have been, are, or may be in the future, owned, directly or indirectly, by Blackstone, the Company, or other Blackstone clients, in whole or in part.

Actual or potential conflicts of interest will likely arise in relation to the funds, vehicles or accounts Blackstone Insurance advises or sub-advises, including accounts where an insurer including, without limitation, each of FGL, Everlake, Corebridge and Resolution Life participates in investments directly and there is no separate vehicle controlled by Blackstone (collectively, “Blackstone Credit and Insurance Clients”). Blackstone Credit and Insurance Clients have invested and are expected to continue investing in other Blackstone clients. For greater certainty, any references herein to Blackstone Credit or Blackstone Credit and Insurance funds do not include Blackstone Insurance or Blackstone Credit and Insurance Clients. Certain Blackstone Credit and Insurance Clients have investment objectives that overlap with those of the Company (and the Adviser has entered into sub-management agreements with Blackstone Insurance to manage (for a fee, which such fees may be shared with Blackstone Insurance) the assets of certain such Blackstone Credit and Insurance Clients with respect to real estate-related debt investments) or its Portfolio Entities (and for regulatory reasons certain Blackstone Credit and Insurance Clients are required to own whole loans when making debt investments), and such Blackstone Credit and Insurance Clients may invest alongside (or in lieu of) the Company or such Portfolio Entities in certain investments, which will reduce the investment opportunities otherwise available to the Company or such Portfolio Entities. Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, Blackstone Credit and Insurance Clients will also engage in a variety of activities, including participating in transactions related to the Company and/or its Portfolio Entities (e.g., as originators, co-originators, counterparties or otherwise). Other transactions in which Blackstone Credit and Insurance Clients will participate include, without limitation, investments in debt or other securities issued by Portfolio Entities or other forms of financing to Portfolio Entities (including special purpose vehicles established by the Company or such Portfolio Entities) (see “—Investments in Which other Blackstone clients have a Different Principal Investment Generally” herein). When investing alongside the Company or its Portfolio Entities or in other transactions related to the Company or its Portfolio Entities, Blackstone Credit and Insurance Clients may not invest or divest at the same time or on the same terms as the Company or the applicable Portfolio Entities. In order to seek to mitigate any potential conflicts of interest with respect to such transactions (or other transactions involving Blackstone Credit and Insurance Clients), Blackstone may, in its discretion, involve independent members of the board of a Portfolio Entity or a third-party stakeholder in the transaction to negotiate price and terms on behalf of the Blackstone Credit and Insurance Clients or otherwise cause the Blackstone Credit and Insurance Clients to “follow the vote” thereof, and/or cause an independent client representative or other third-party to approve the investment or otherwise represent the interests of one or more of the parties to the transaction. In addition, Blackstone or the Adviser may limit the percentage interest of the Blackstone Credit and Insurance Clients participating in such transaction, or obtain appropriate price quotes or other benchmarks, or, alternatively, a third-party price opinion or other document to support the reasonableness of the price and terms of the transaction. Blackstone Insurance will also from time to time require the applicable Blackstone Credit and Insurance Clients participating in a transaction to consent thereto. There can be no assurance that any such measures or other measures that may be implemented by Blackstone will be effective at mitigating any actual or potential conflicts of interest.

Transactions with Portfolio Entities

Blackstone and Portfolio Entities of the Company and other Blackstone clients operate in multiple industries, including the real estate related information technology industry, and provide products and services to or otherwise contract with the Company and its Portfolio Entities, among others. In connection with any such operations, Blackstone and other Blackstone clients and their respective Portfolio Entities and personnel and related parties of the foregoing can be expected to make referrals or introductions to the Company or its Portfolio Entities in an effort, in part, to increase the customer base of such companies or businesses or because such referrals or introductions will, in certain circumstances, result in financial benefits, such as cash payments, additional equity ownership, participation in revenue share, accruing to the party making the introduction. Furthermore, such introductions or referrals may involve the transfer of certain personnel or employees among Blackstone and Portfolio Entities of the Company and other Blackstone clients which may result in a termination fee or similar payments being due and payable from one such entity to another. In the alternative, Blackstone may form a joint venture (or other business relationship) with such a Portfolio Entity to implement such arrangements, pursuant to which the joint venture or business provides services (including, without limitation, corporate support services, loan management services, management services, operational services, ongoing account services (e.g., interacting and coordinating with banks generally and with regard to their know-your-client requirements), risk management services, data services, consulting services, brokerage services, sustainability and claim energy consulting services, insurance procurement, placement, brokerage and consulting services, and other services) to such Portfolio Entities that are referred to the joint venture or business by Blackstone). Such referrals may be made by Blackstone in an effort, in part, to increase the customer base of such companies or businesses (and therefore the value of the investment held by the Company or other Blackstone clients) or because such referrals or introductions will, in certain circumstances, result in financial benefits, such as cash payments, additional equity ownership, or participation in revenue share and/or milestones benefitting the referring or introducing party that are tied or related to participation by the Portfolio Entities of the Company and/or of other Blackstone clients, accruing to the party making the introduction (e.g., personnel of Blackstone, including the Adviser’s investment professionals). Such joint venture or business could use data obtained from such Portfolio Entities (see “—Data” and “—Data Services” herein). The Company and the investors typically will not share in any fees, economics, equity or other benefits accruing to Blackstone, other Blackstone clients and their Portfolio Entities as a result of the introduction of the Company and its Portfolio Entities. There may, however, be instances in which the applicable arrangements provide that the Company or its Portfolio Entities share in some or all of any resulting financial incentives (including, in some cases, cash payments, additional equity ownership, participation in revenue share and/or milestones) based on structures and allocation methodologies determined in the sole discretion of Blackstone. Conversely, subject to applicable law where the Company or one of its Portfolio Entities is the referring or introducing party, rather than receiving all of the financial incentives (including, in some cases, cash payments, additional equity ownership, participation in revenue share and/or milestones) for similar types of referrals and/or introductions, such financial incentives (including, in some cases, cash payments, additional equity ownership, participation in revenue share and/or milestones) may be similarly shared with the participating other Blackstone clients or their respective Portfolio Entities.

Blackstone has also entered into certain investment management arrangements whereby it provides investment management services for compensation to insurance companies including (i) FGL and certain of its affiliates, (ii) Everlake and certain of its affiliates and (iii) certain subsidiaries of Corebridge and (iv) certain subsidiaries of Resolution Life. As of the date of the date hereof, Blackstone owns a 9.9% equity interest in the parent company of Everlake and Blackstone Clients own the remaining equity interests in the parent company of Everlake, and Blackstone owns a 9.9% equity interest in Corebridge. The foregoing insurance company investment management arrangements will involve investments by such insurance company clients across a variety of asset classes (including investments that would otherwise be appropriate for the Company). As a result, in addition to the compensation Blackstone receives for providing investment management services to insurance companies in which Blackstone or another client owns an interest, in certain instances Blackstone receives additional compensation in its capacity as an indirect owner of such insurance companies and/or other Blackstone clients. In the future Blackstone will likely enter into similar arrangements with other Portfolio Entities of the Company, other Blackstone clients or other insurance companies. Such arrangements have the potential to reduce the allocations of investments to the Company, and Blackstone could be incentivized to allocate investments away from the Company to such insurance company client under such investment management arrangements or other vehicles/accounts to the extent the economic arrangements related thereto are more favorable to Blackstone relative to the terms of the Company.

By acquiring an interest in the Company, each investor will be deemed to have acknowledged and consented to the existence or resolution of any such actual, apparent or potential conflict of interest related to Portfolio

Entity transactions and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest to the fullest extent permitted by law; provided that such consent waiver shall not be construed as a waiver of the shareholder’s rights under federal securities laws or a consent to a violation of federal securities laws.

Restrictive Covenants; Restrictions on Company Activities

Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, Blackstone, the Company, other Blackstone clients, joint venture partners and/or their respective portfolio entities and affiliates can be expected to enter into covenants that restrict or otherwise limit the ability of Blackstone, the Company, other Blackstone clients, joint venture partners and/or their respective Portfolio Entities and affiliates to make investments in, or otherwise engage in, certain businesses or activities. For example, other Blackstone clients could have granted exclusivity to a joint venture partner that limits the Company and other Blackstone clients from owning assets within a certain distance of any of the joint venture’s assets. Blackstone, the Company, another Blackstone client, a joint venture partner and/or their respective Portfolio Entities and affiliates could have entered into a non-compete agreement or other undertaking in connection with a purchase, sale or other transaction, including, without limitation, that Blackstone, the Company, other Blackstone clients, joint venture partners and/or their respective Portfolio Entities and affiliates will not make investments or otherwise engage in any business or activity if such investment, business or activity could adversely affect or materially delay obtaining regulatory or other approvals in connection with any such purchase, sale or other transaction. These types of restrictions may negatively impact the ability of the Company to implement its investment program.

Diverse Investor Group

The combined investors have conflicting investment, tax and other interests with respect to their investments in the Company and with respect to the interests of investors in other investment vehicles managed or advised by Blackstone that participate in the same investments as the Company. The conflicting interests of the Company and other investors relate to, among other things, the nature, structuring, financing, tax profile and timing of disposition of investments. The Adviser will, in certain circumstances, as a result have conflicts in making these decisions, which can be expected to be more beneficial for one or more (but not all) investors than for other investors. In addition, the Company can be expected to make investments that will, in certain circumstances, have a negative impact on related investments made by the investors in separate transactions. In selecting and structuring investments appropriate for the Company, the Adviser will consider the investment and tax objectives of the Company and its investors as a whole (and those of investors in other Blackstone clients that participate in the same investments as the Company), and not the investment, tax or other objectives of any investor individually. As a result of disparate tax considerations applicable to certain investors in the Company and other Blackstone clients, but not other investors therein, not all such investors will participate in investments through the same investment structures and vehicles, and the securities indirectly held by such investors (or consideration ultimately distributed to such investors) may differ as a result of the foregoing, and there can be no assurance that the foregoing considerations will not impact (positively or negatively) the returns achieved by any investor, as compared to other investors.

Investors can be expected to also include affiliates of Blackstone, such as other Blackstone clients, affiliates of Portfolio Entities of the Company or other Blackstone clients, charities or foundations associated with Blackstone personnel, founders, entrepreneurs, executives and current or former Blackstone personnel, Blackstone’s senior advisors and operating partners, and any such affiliates, funds or persons can be expected to also invest in the Company. Some of the foregoing Blackstone related parties are sponsors of feeder vehicles that could invest in the Company as investors. The Blackstone related sponsors of feeder vehicles generally charge their investors additional fees, including performance-based fees, which could provide Blackstone current income and increase the value of its ownership position in them. Blackstone will therefore have incentives to refer potential investors to these feeder vehicles. All of these Blackstone related investors will have equivalent rights to vote and withhold consents as nonrelated investors, unless otherwise provided by the terms of the 1940 Act. Nonetheless, Blackstone may have the ability to influence, directly or indirectly, these Blackstone related investors.

It is also possible that the Company or the Company’s Portfolio Entities will, in certain circumstances, be counterparties (such counterparties dealt with on an arm’s length basis) or participants in agreements, transactions or other arrangements with an investor or its affiliates (which may occur in connection with such investor or its affiliates making a capital commitment to the Company or other Blackstone clients), including with respect to one or more investments (or types of investments). Such arrangements may take the form of direct transactions with an investor or its affiliates and/or may include indirect transactions and arrangement with other counterparties in which such investor or its affiliates hold an interest (whether minority or controlling). Such transactions, to the extent permitted by applicable law, may include agreements to pay performance fees to an unaffiliated management team and other related persons in connection with the Company’s investment therein, which will reduce the Company’s returns and will not necessarily be subordinated to the return of the investors’ investment. Such investors described in the previous sentences can be expected to therefore have different information about Blackstone than investors not similarly positioned. In addition, conflicts of interest will, in certain circumstances, arise in dealing with any such investors (or the counterparties in which any such investors hold an interest), and the Adviser and its affiliates may be motivated to enter into agreements, transactions or arrangements with investors or their affiliates in order to secure capital from investors for the Company or other Blackstone clients and may otherwise be motivated by factors other than the interests of the Company. (See also “—Other Blackstone Business Activities” herein.) In addition, investment banks or other financial institutions, as well as Blackstone personnel, may also be investors. These institutions and personnel are a potential source of information and ideas that could benefit the Company, and can be expected to receive information about the Company and its Portfolio Entities in their capacity as a service provider or vendor to the Company and its Portfolio Entities.

Further, investors with different domiciles or tax categorizations could receive different investment returns or amounts of tax basis and/or pay different levels of expenses, e.g., based on tax savings or ownership of alternative investment vehicle, “blocker” or other structures used to facilitate their investments in, through or below the Company.

Affiliated Investors

By virtue of their affiliation with the Adviser, certain investors will have more information about the Company and investments than other investors and will have access to information (including, but not limited to, valuation reports) in advance of communication to other investors. Additionally, in case of an investor that is an Other Blackstone Client with its own underlying investors, such underlying investors may have received preferential or different terms in connection with their investment in such Other Blackstone Client (including, but not limited to, liquidity rights) as compared to the other investors. While such affiliated investors and/or the Company will seek to adopt policies and procedures to address such conflicts of interest, there can be no assurance that the conflicts of interest described above will be resolved in favor of the Company or other investors.

Investors’ Outside Activities

An investor shall be entitled to and can be expected to have business interests and engage in activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company and its Portfolio Entities, and may engage in transactions with, and provide services to, the Company or its Portfolio Entities (which will, in certain circumstances, include providing leverage or other financing to the Company or its Portfolio Entities as determined by the Adviser in its sole discretion). None of the Company, any investor or any other person shall have any rights in any business ventures of any investor. The investor, and in certain cases the Adviser, will have conflicting loyalties in these situations.

Insurance

Subject to applicable law and the conditions of the Company’s co-investment exemptive relief, the Company will purchase or bear premiums, fees, costs and expenses (including any expenses or fees of insurance brokers) to insure the Company, Portfolio Entities, the Adviser, Blackstone and their respective directors, officers, employees, agents, Independent Client Representative (if any) and representatives, and members of the other indemnified parties (and in certain circumstances, such person’s agents and representatives), against liability in connection with the activities of the Company. This includes a portion of any premiums, fees, costs and expenses for one or more “umbrella”, group or other insurance policies maintained by Blackstone that cover one or more of the Company and other Blackstone clients, the Adviser and/or Blackstone (including their respective directors, officers, employees, agents and representatives, will make judgments about the allocation of premiums, fees, costs and expenses for such “umbrella,” group or other insurance policies among one or more of the Company and other Blackstone clients, the Adviser and/or Blackstone on a fair and reasonable basis, in its sole discretion, and may make corrective allocations should it determine subsequently that such corrections are necessary or advisable.

Similarly, subject to applicable law, the Company and its portfolio entities may enter into arrangements with other Blackstone clients and their respective portfolio entities whereby insurance is procured as a group where the insurance provider may charge lower premiums to the group than it would on an individual basis. In such event, the obligation to pay the premiums on such group policies may be allocated in accordance with the relative values of the respective entities that are insured by such policies (or other factors that Blackstone may reasonably determine).

In respect of such insurance arrangements, Blackstone may make corrective allocations from time to time should it determine subsequently that such adjustments are necessary or advisable. There can be no assurance that different allocations or arrangements than those implemented by Blackstone as provided above would not result in the Company and its Portfolio Entities bearing less (or more) premiums, deductibles, fees, costs and expenses for insurance policies.

Additional Potential Conflicts of Interest

The officers, directors, members, managers and personnel of the Adviser can be expected to trade in securities and make personal investments for their own accounts, subject to restrictions and reporting requirements as required by law and Blackstone policies or as otherwise determined by the Adviser. Such personal securities transactions and investments will, in certain circumstances, result in conflicts of interest, including to the extent they relate to (i) a company in which the Company holds or acquires an interest (either directly through a privately negotiated investment or indirectly through the purchase of securities or other traded instruments related thereto) and (ii) entities that have interests which are adverse to those of the Company or pursue similar investment opportunities as the Company. In addition, as a consequence of Blackstone’s status as a public company, the officers, directors, members, managers and personnel of the Adviser can be expected to take into account certain considerations and other factors in connection with the management of the business and affairs of the Company and its affiliates that would not necessarily be taken into account if Blackstone were not a public company. The directors of Blackstone have fiduciary duties to Blackstone Inc. that have the potential to conflict with their duties to the Company. Finally, although Blackstone believes its positive reputation in the marketplace provides benefit to the Company and other Blackstone clients, the Adviser could decline to undertake investment activity or transact with a counterparty on behalf of the Company for reputational reasons, and this decision could result in the Company foregoing a profit or suffering a loss. See also “—Outside Activities of Principals and Other Personnel and their Related Parties” above.

ITEM 8.	LEGAL PROCEEDINGS

We are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common shares will be offered and sold in private offerings exempt from registration under the 1933 Act under Section 4(a)(2), Regulation D and Regulation S. There is no public market for our common shares currently, nor can we give any assurance that one will develop.

Any common shares acquired by investors in one or more transactions “not involving a public offering,” are “restricted securities” and may be required to be held indefinitely. Shareholders may not sell, assign, transfer or otherwise dispose of (a “Transfer”) any common shares unless (i) the Adviser, in its sole discretion, gives its consent and, if required by the Company’s lending arrangements, the Company’s lenders give consent and (ii) the Transfer is made in accordance with the Declaration of Trust and applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. Each transferee will be required to execute an instrument in a form acceptable to the Company agreeing to be bound by these restrictions and all other obligations as a shareholder.

Distribution Policy

We generally intend to distribute substantially all of our available earnings annually by paying distributions of net investment income on a monthly basis and distributions of net capital gains, if any, annually, as determined by the Board of Trustees in its discretion, and in any case will distribute sufficient amounts to qualify for tax treatment as a RIC under the Code.

Reports to Shareholders

The Company will furnish to shareholders as soon as commercially practicable after the end of each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.

Annual and quarterly reports, including audited financial statements filed with the SEC, will be made available to investors. Information about the Company will also be available on the SEC’s website at www.sec.gov.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

On April 1, 2025, our Adviser purchased $2,500 of common shares of the Company at a price of $25 per common share as our initial capital. These common shares were issued and sold in reliance upon Section 4(a)(2) of the 1933 Act, which provides an exemption from the registration requirements of the 1933 Act.

On May 1, 2025, our Adviser forfeited its common shares of the Company.

On or about May 1, 2025, the Company sold 2,000,000 common shares to an investor. The sale of common shares was made pursuant to a subscription agreement entered into by the Company and the investor. The issuance of the common shares is exempt from the registration requirements of the 1933 Act pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the investor in the subscription agreements that such investor was an accredited investor as defined in Regulation D under the 1933 Act. The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuance.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following description is based on relevant portions of the Delaware Statutory Trust Act (“DSTA”) and on our Declaration of Trust and bylaws. This summary is not necessarily complete, and we refer investors to the DSTA and our Declaration of Trust and bylaws for a more detailed description of the provisions summarized below.

Description of Our Common Shares

General

The terms of the Declaration of Trust authorize an unlimited number of common shares, which may include preferred shares, none of which are outstanding as of the date of this Registration Statement. There is currently no market for the common shares, and there can be no assurance that a market for the common shares will develop in the future.

Common Shares

Under the terms of the Declaration of Trust, we retain the right to issue our common shares during any private offering, and payment for such common shares may be made over time as the Board of Trustees determines. In addition, shareholders are entitled to one vote for each common share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, subject to the rights of any outstanding preferred shares, holders of a majority of the common shares entitled to vote in any election of trustees may elect all of the trustees standing for election. Shareholders are entitled to receive proportionately any distributions declared by the Board of Trustees, subject to any preferential dividend rights of outstanding preferred shares. Upon our liquidation, dissolution or winding up, the shareholders will be entitled to receive ratably our net assets available after the payment of all debts and other liabilities and will be subject to the prior rights of any outstanding preferred shares. shareholders have no redemption or preemptive rights. The rights, preferences and privileges of shareholders are subject to the rights of the holders of any series of preferred shares that we may designate and issue in the future.

Preferred Shares

Under the terms of the Declaration of Trust, our Board of Trustees is authorized to issue preferred shares in one or more series without shareholder approval. Prior to the issuance of common shares or preferred shares, our Board of Trustees is required by the Declaration of Trust to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each series. The 1940 Act limits our flexibility as certain rights and preferences of the preferred shares require, among other things: (i) immediately after issuance and before any distribution is made with respect to shares, we must meet a coverage ratio of total assets to total senior securities, which include all of our borrowings and preferred shares, of at least 150%; and (ii) the holders of preferred shares, if any are issued, must be entitled as a class to elect two trustees at all times and to elect a majority of the trustees if and for so long as distributions on the preferred shares are unpaid in an amount equal to two full years of distributions on the preferred shares.

Transfer and Resale Restrictions

Shareholders may not Transfer any common shares unless (i) the Adviser, in its sole discretion, gives its consent and, if required by the Company’s lending arrangements, the Company’s lenders give consent and (ii) the Transfer is made in accordance with the Declaration of Trust and applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on our books. Each transferee will be required to execute an instrument in a form acceptable to the Company agreeing to be bound by these restrictions and all other obligations as a shareholder.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We are organized as a Delaware statutory trust and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, the purpose of the Company is to conduct, operate and carry on the business of a business development company within the meaning of the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Company to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a business development company regulated under the 1940 Act and which may be engaged in or carried on by a statutory trust organized under the DSTA, and in connection therewith the Company shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

Number of Trustees; Vacancies; Removal

Our Declaration of Trust provides that the number of trustees will be set by our Board of Trustees. Our Declaration of Trust provides that the number of trustees generally may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board of Trustees in setting the terms of any class or series of preferred shares, pursuant to an election under our Declaration of Trust, any and all vacancies on our Board of Trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent trustees will nominate replacements for any vacancies among the independent trustees’ positions.

Our Declaration of Trust provides that a trustee may be removed from office (i) at any meeting of shareholders by a vote of not less than two-thirds of the outstanding voting shares or (ii) with or without cause at any time by written instrument signed by at least two-thirds of the number of trustees prior to such removal, specifying the date when such removal shall become effective.

We have a total of five members of our Board of Trustees, three of whom are independent trustees. The 1940 Act provides that a majority of our Board of Trustees must be independent trustees except for a period of up to 60 days after the death, removal or resignation of an independent trustee pending the election of his or her successor. Each trustee will hold office until his or her successor is duly elected and qualified.

Agreement to be Bound by the Declaration of Trust

By subscribing for the common shares, investors will be deemed to have agreed to be bound by the terms of the Declaration of Trust.

Action by Shareholders

The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Company is not required to hold annual meetings and does not intend to do so. Special meetings called by the trustees will be limited to the purposes for any such special meeting set forth in the notice thereof.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting, as required by the 1940 Act.

Amendment of the Declaration of Trust; No Approval by Shareholders

The trustees may, without shareholder vote, amend or otherwise supplement the Declaration of Trust. With respect to amendments or supplements to the Declaration of Trust, shareholders shall only have the right to vote: (i) on any amendment to the amendment provision of the Declaration of Trust, (ii) on any amendment that would limit shareholder voting rights granted in the Declaration of Trust, (iii) on any amendment submitted to them by the trustees, and (iv) as required by the 1940 Act. In addition, notwithstanding anything to the contrary in the Declaration of Trust, the trustees may, without the approval or vote of the shareholders, amend or supplement the Declaration of Trust in any manner, including, without limitation to classify the Board of Trustees, to permit annual meetings of shareholders, to impose advance notice provisions for the bringing of shareholder nominations or proposals, to impose super-majority approval for certain types of transactions and to otherwise add provisions that may be deemed adverse to shareholders. A proposed amendment to the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees for adoption or, without a meeting, written consent to the amendment by a majority of the Board of Trustees.

Merger, Conversion, Sale or Other Disposition of Assets

The Board of Trustees may, subject to the requirements of the 1940 Act, without the approval of holders of our outstanding common shares, cause us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approve on our behalf the sale, exchange or other disposition of all or substantially all of our assets. The Board of Trustees also may, without the approval of holders of our outstanding common shares, cause and approve a merger, conversion or other reorganization of the Company. Our Board of Trustees determines that there has been a significant adverse change in the regulatory or tax treatment of the Company or its shareholders that in its judgment makes it inadvisable for the Company to continue in its present form, then our Board of Trustees will endeavor to restructure or change the form of the Company to preserve (insofar as possible) the overall benefits previously enjoyed by shareholders as a whole or, if our Board of Trustees determines it appropriate (and subject to any necessary shareholder approvals and applicable requirements of the 1940 Act), (i) cause the Company to change its form and/or jurisdiction of organization or (ii) wind down and/or liquidate and dissolve the Company. Furthermore, if the Board of Trustees determines that a different form of entity is in the best interests of shareholders, it is able to cause the Company to reorganize as a Maryland or Delaware corporation. The Board of Trustees may also cause the sale of all or substantially all of our assets under a foreclosure or other realization without shareholder approval. Shareholders are not entitled to dissenters’ rights of appraisal under the Declaration of Trust or the DSTA in the event of a merger, conversion or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event. Notwithstanding the foregoing, shareholders will be given an opportunity to vote on such a transaction if required by the 1940 Act or if such a transaction is otherwise reasonably anticipated to result in a material dilution of the NAV per share of the Company.

Derivative Actions

No person, other than a trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Company. No shareholder may maintain a derivative action on behalf of the Company unless holders of a certain percentage of the outstanding common shares, as disclosed in our Declaration of Trust, join in the bringing of such action.

In addition to the requirements set forth in Section 3816 of the DSTA, a shareholder may bring a derivative action on behalf of the Company only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the

Board of Trustees to bring such an action is not likely to succeed; and a demand on the Board of Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of trustees who have a personal financial interest in the transaction at issue, and a trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that such trustee receives remuneration for their service on the Board of Trustees of the Company or on the boards of one or more funds that are under common management with or otherwise affiliated with the Company; and (ii) unless a demand is not required under clause (i) above, the Board of Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board of Trustees shall be entitled to retain counsel and other advisers in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Company for the expense of any such counsel and Advisers in the event that the Board of Trustees determines not to bring such action. The conditions on a shareholder’s ability to bring a derivative action do not apply to claims arising under the federal securities laws. For purposes of this paragraph, the Board of Trustees may designate a committee of one or more trustees to consider a shareholder demand.

In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each shareholder agrees that any claim that affects all shareholders of the Company or any series or class equally, that is, proportionately based on their number of common shares of the Company or in such series of class, must be brought as a derivative claim subject to the derivative actions section of the Declaration of Trust. Notwithstanding the foregoing, however, no provision shall apply to any claims asserted under the U.S. federal securities laws, including, without limitation, the 1940 Act, to the extent such provision violates the U.S. federal securities laws.

Exclusive Delaware Jurisdiction

Each trustee, each officer and, except as otherwise agreed in writing by the Company, the Adviser and/or affiliates of the Adviser, each person legally or beneficially owning a common share or an interest in a common share of the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the DSTA, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Company, the DSTA, our Declaration of Trust or bylaws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of our Declaration of Trust or bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Company to the shareholders or the Board of Trustees, or of officers or the Board of Trustees to the Company, to the shareholders or each other, or (C) the rights or powers of, or restrictions on, the Company, the officers, the Board of Trustees or the shareholders, or (D) any provision of the DSTA or other laws of the State of Delaware pertaining to trusts made applicable to the Company pursuant to Section 3809 of the DSTA, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the DSTA, our Declaration of Trust or our bylaws relating in any way to the Company (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices under the Declaration of Trust, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. However, these exclusive forum provisions do not apply to claims arising under the federal securities laws.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with GAAP.

ITEM 12.	INDEMNIFICATION OF TRUSTEES AND OFFICERS

The Declaration of Trust provides that, to the fullest extent permitted by applicable law, none of the Company’s officers, trustees or employees (each, an “Indemnified Person”) will be liable to the Company or to any shareholder for any act or omission performed or omitted by any such Indemnified Person (including any acts or omissions of or by another Indemnified Person), in the absence of willful misfeasance, gross negligence, bad faith, reckless disregard of the duties involved in the conduct of such Indemnified Person’s respective position on its part (“Indemnified Person Disabling Conduct”).

The Company will indemnify each Indemnified Person for any loss or damage incurred by it in connection with any matter arising out of, or in connection with, the Company, including the operations of the Company and the offering of common shares, except for losses incurred by an Indemnified Person arising solely from the Indemnified Person’s own Indemnified Person Disabling Conduct.

Under the indemnification provision of the Declaration of Trust, expenses (including attorneys’ fees) incurred by each Indemnified Person in defending any action, suit or proceeding for which they may be entitled to indemnification shall be paid in advance of the final disposition of the action, suit or proceeding. However, any such indemnification or payment or reimbursement of expenses will be subject to the applicable requirements of the 1940 Act.

So long as the Company is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith or gross negligence. In addition, the Company has obtained liability insurance for its officers and trustees.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statements attached to this Registration Statement.

*	Filed herewith

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

Exhibit Index

3.1	Second Amended and Restated Declaration of Trust, dated as of April 30, 2025**

3.2	Amended and Restated Bylaws, dated as of April 30, 2025**

3.3	Certificate of Trust, as filed with the Secretary of State of the State of Delaware on October 14, 2024*

3.4	Certificate of Amendment to Certificate of Trust, as filed with the Secretary of State of the State of Delaware on April 8, 2025*

4.1	Form of Subscription Agreement*

10.1	Amended and Restated Investment Advisory Agreement between the Company and the Adviser, dated as of April 30, 2025**

10.2	Amended and Restated Administration Agreement between the Company and the Administrator, dated as of April 30, 2025**

10.3	Amended and Restated Expense Support and Conditional Reimbursement Agreement between the Company and the Adviser, dated as of April 30, 2025**

10.4	Form of Custody Agreement (U.S. Bank National Association)*

10.5	Form of Custody Agreement (The Bank of New York Mellon)*

14.1	Company Code of Ethics**

(*)	Incorporated by reference to the Company’s registration statement on Form 10 (File No. 000-56726), filed on April 14, 2025.
(**)	Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Blackstone Private Real Estate Credit and Income Fund

By:	/s/ Brian Kim
Name: Brian Kim
Title: Chief Executive Officer and Trustee

Date: May 2, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholder and the Board of Trustees of Blackstone Private Real Estate Credit Fund

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Blackstone Private Real Estate Credit Fund (the “Company”) as of April 1, 2025 and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of April 1, 2025 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 14, 2025, except for Note 8, as to which the date is May 2, 2025

We have served as the Company’s auditor since 2025.

Blackstone Private Real Estate Credit Fund

Statement of Assets and Liabilities

As of April 1, 2025
Assets
Cash and cash equivalents	$2,500

Total assets	$2,500
Commitments and contingencies (Note 6)
Net Assets
Common shares, $0.01 par value; unlimited shares authorized; 100 shares issued and outstanding	$1
Additional paid-in capital	2,499

Total net assets	$2,500
Net asset value per share	$25.00

See accompanying notes to this financial statement.

Blackstone Private Real Estate Credit Fund

Statement of Assets and Liabilities

Note 1: Organization and Basis of Presentation

Organization

Blackstone Private Real Estate Credit Fund (“BREC” or the “Company”), is a Delaware statutory trust formed on October 14, 2024. The Company was formed to originate, acquire, finance and manage a portfolio consisting of a broad range of real estate-related investments in or relating to private and public debt, equity or other interests on a global basis, with a primary focus in the U.S. The Company may invest in, or originate, real estate-related debt and equity securities, including subordinated debt, mortgage-backed securities (“MBS”), B-Notes, and collateralized loan obligations (“CLOs”). The Company is an externally managed, non-diversified, closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company is externally managed by Blackstone Real Estate Special Situations Advisors L.L.C. (the “Adviser”) and intends to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As of April 1, 2025, the Company had not commenced its investing activities.

On April 1, 2025, the Adviser purchased 100 shares of the Company’s common shares of beneficial interest at $25.00 per share.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company is considered an investment company under GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification Topic 946. The Company’s first fiscal period will end on December 31, 2025.

Use of Estimates

The preparation of the financial statement in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statement. Actual results may ultimately differ materially from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent cash held in banks and liquid investments with original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value. The Company’s cash and cash equivalents are held with financial institutions.

Organization and Offering Expenses

Organization and offering costs will only be borne by the Company if the Company breaks escrow for its initial offering, at which time costs associated with the organization of the Company will be expensed as incurred. Costs associated with the offering of common shares of the Company will be capitalized as deferred offering expenses and included as a component of prepaid expenses and other assets on the Statement of Assets and Liabilities, and amortized over a twelve-month period from the date of incurrence. Refer to “Note 6. Commitments and Contingencies” for additional details.

Blackstone Private Real Estate Credit Fund

Statement of Assets and Liabilities

Income Taxes

The Company intends to elect to be regulated as a BDC under the 1940 Act. The Company also intends to elect to be treated as a RIC under the Code. So long as the Company maintains its tax status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (determined without regard to the deduction for dividends paid), which is generally its net ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income, if any.

In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (iii) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

Note 3. Agreements and Related Party Transactions

Management Fee

Beginning on July 1, 2028 (as such date may be extended, from time to time, with the agreement of the Company’s Board of Trustees (the “Board”) and the Adviser, the “Fee Commencement Date”), the management fee is payable monthly and is settled and paid quarterly in arrears in an amount equal to 1/12 of 1.25% of the Company’s net asset value as of the last day of the applicable month before giving effect to any accruals for the Management Fee, the Administration Fee and the Incentive Fee (the “Management Fee”).

Incentive Fee

The incentive fee consists of two components (collectively, the “Incentive Fee”) that are determined independently of each other, with the result that one component may be payable even if the other is not. One component of the Incentive Fee is based on a percentage of the Company’s income and the other component is based on a percentage of the Company’s capital gains, each as described below.

Blackstone Private Real Estate Credit Fund

Statement of Assets and Liabilities

Income Incentive Fee

The first part of the Incentive Fee (the “Income Incentive Fee”) is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from investments) accrued during the calendar quarter, minus operating expenses accrued for the quarter (including the Management Fee, the Administration Fee, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee and any shareholder servicing and/or distribution fees). Shareholders may be charged a fee on an income amount that is higher than the income shareholders may ultimately receive.

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments purchased at a discount or premium, debt instruments with payment-in-kind (“PIK”) interest and zero-coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments is also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

Beginning on the Fee Commencement Date, the Company will pay the Adviser the Income Incentive Fee quarterly in arrears with respect to its Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•

No Incentive Fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);

•

100% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). The Company refers to this portion of the Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 12.5% of its Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and

•

12.5% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

Capital Gains Incentive Fee

The second part of the Incentive Fee (the “Capital Gains Incentive Fee”) is determined and payable in arrears at the end of each calendar year, beginning in the calendar year in which the Fee Commencement Date occurs. The amount payable equals 12.5% of cumulative realized capital gains from inception computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Incentive Fee on capital gains as calculated in accordance with GAAP.

Blackstone Private Real Estate Credit Fund

Statement of Assets and Liabilities

Investment Advisory Agreement

The Company has entered into an Investment Advisory Agreement (the “Investment Advisory Agreement”) with the Adviser, pursuant to which the Adviser will manage the Company on a day-to-day basis. The Advisor is responsible for determining the composition of the Company’s portfolio, identifying and performing due diligence on potential investments, making investment decisions for the Company, monitoring the Company’s investments on an ongoing basis, and determining and executing the Company’s financing and hedging strategies.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to the Company are not impaired.

Administration Agreement

The Company has entered into an Administration Agreement (the “Administration Agreement”) with Blackstone Real Estate Special Situations Advisors L.L.C. (the “Administrator”). Under the terms of the Administration Agreement, the Administrator will provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of other service providers), preparing reports to shareholders and reports filed with the Securities and Exchange Commission (the “SEC”), preparing materials and coordinating meetings of the Board, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services.

In consideration for the administrative services provided pursuant to the Administration Agreement, the Administrator will be entitled to receive an administration fee (the “Administration Fee”) payable, settled and paid monthly by the Company in an amount equal to the greater of (i) $41,666.67 and (ii) 1/12 of 0.1% of the Company’s NAV as of the last day of the applicable month before giving effect to any accruals for the Management Fee, the Administration Fee, and the Incentive Fee. From time to time, the Administrator on behalf of the Fund will engage other parties, to perform certain administrative duties it is obligated to provide. The fees, costs and expenses of any such service providers, will be separate and distinct from the Administration Fees payable to the Administrator, and the Administrator will bear any amounts in excess of the Administration Fee. Expenses for services not covered by the Administration Agreement, including administrative expenses incurred in connection with investments, will be borne by the Fund over and above the expenses of the Administration Fee.

Certain Terms of the Investment Advisory Agreement and Administration Agreement

Each of the Investment Advisory Agreement and the Administration Agreement have been approved by the Board. Unless earlier terminated as described below, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first became effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Investment Advisory Agreement or the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment.

Blackstone Private Real Estate Credit Fund

Statement of Assets and Liabilities

Expense Support and Conditional Reimbursement Agreement

The Company has entered into an Expense Support and Conditional Reimbursement Agreement with the Adviser (the “Expense Agreement”). The Adviser may elect to pay certain of the Company’s expenses on its behalf, provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Company.

The Company shall be obligated to make reimbursement payments to the Advisor, subject to certain limitations described in the Expense Agreement for a period of three years from month in which the Company commences its investing activities.

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

Note 4. Borrowings

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. On April 1, 2025, the Company’s sole shareholder approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act. As of April 1, 2025, the Company had no borrowings outstanding.

Note 5. Share Repurchase Program

If, during any quarter, any shareholder requests the repurchase of any of its common shares and if the Board deems doing so to be in the best interest of the Company and its shareholders, in the following quarter, the Company will conduct a tender offer to purchase common shares in an amount determined by the Board to be appropriate in light of written requests received from shareholders, which amount is expected to be 5% of aggregate NAV as of the most recently completed quarter. All shareholders will be eligible to participate in any tender offer. The Company intends to conduct tender offers in accordance with the requirements of Rule 13e-4 promulgated under the 1934 Act and the 1940 Act.

Note 6. Commitments and Contingencies

The Adviser has agreed to bear all of the Company’s expenses until the Company completes its first sale of shares in its private offering. The Company will not be obligated to reimburse the Adviser for such expenses until it has completed its first sale of shares in its private offering. The total organization, offering and other costs incurred through April 1, 2025 were $2,227,331.

Note 7. Net Assets

In connection with its formation, the Company has the authority to issue an unlimited number of common shares of beneficial interest at $0.01 per share par value. On April 1, 2025, an affiliate of the Adviser purchased 100 shares of the Company’s common shares of beneficial interest at $25.00 per share.

The Company retains the right to issue common shares during any private offering, and payment for such common shares may be made over time as determined by the Board. In addition, shareholders are entitled to one vote for each common share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Until the release of proceeds from escrow, the per share purchase price for common shares in the primary offering will be $25.00 per share. Thereafter, the purchase price per share for each class of common shares will equal the net asset value (“NAV”) per share, as of the effective date of the monthly share purchase date.

Blackstone Private Real Estate Credit Fund

Statement of Assets and Liabilities

Note 8. Subsequent Events

The Company has evaluated subsequent events through the date of issuance of the financial statement. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the financial statement as of May 2, 2025, except as discussed below.

On April 8, 2025, the Company filed a Certificate of Amendment to Certificate of Trust in Delaware to change its name from the Blackstone Private Real Estate Credit Fund to Blackstone Private Real Estate Credit and Income Fund, effective immediately.

On April 15, 2025, the Company elected to be regulated as a BDC under the 1940 Act.

On April 30, 2025, the Company executed an amended Investment Advisory Agreement, pursuant to which the Adviser will not charge any management or incentive fees to the Company.

On May 1, 2025, the Company received $50 million of proceeds for the issuance of common shares of beneficial interest and commenced its operations.

On May 1, 2025, the Adviser forfeited 100 shares of the Company’s common shares of beneficial interest for no proceeds.